================================================================================

   As filed with the Securities and Exchange Commission on September 24, 1999

                                                                Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            LUCENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)




           DELAWARE                                     3661                                    22-3408857
(State or other jurisdiction of             (Primary Standard Industrial                     (I.R.S. Employer
incorporation or organization)              Classification Code Number)                     Identification No.)


                             ----------------------

                              600 MOUNTAIN AVENUE
                         MURRAY HILL, NEW JERSEY  07974
                                 (908) 582-8500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                PAMELA F. CRAVEN
                       VICE PRESIDENT - LAW AND SECRETARY
                            LUCENT TECHNOLOGIES INC.
                              600 MOUNTAIN AVENUE
                         MURRAY HILL, NEW JERSEY  07974
                                 (908) 582-8500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                             ----------------------
                                   Copies to:




      MICHAEL J. HOLLIDAY                                     PAUL P. BROUNTAS
   LUCENT TECHNOLOGIES INC.                                   JAMES R. BURKE
     600 MOUNTAIN AVENUE                                    HALE AND DORR LLP
MURRAY HILL, NEW JERSEY 07974                                60 STATE STREET
        (908) 582-8500                                       BOSTON, MA 02109
                                                              (617) 526-6000


      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the merger referred to herein.

         If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                         Proposed Maximum                Proposed Maximum
 Title of each class of securities     Amount to be     Offering Price Per              Aggregate Offering             Amount of
 to be registered                     Registered(1)          Share                            Price(2)             Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 par value per  3,928,471 shares      Not Applicable                     $767,765                  $214.00
 share, and related preferred
 stock purchase rights (3)
===================================================================================================================================

(1) Based on the maximum number of shares to be issued in connection with the merger, calculated as the product of (a) (i) the 4,607,356 shares of Xedia common stock, par value $0.005 per share, outstanding on September 21, 1999 (other than shares owned by Xylophone Acquisition Inc., a wholly owned subsidiary of the registrant, or the registrant or any of its subsidiaries), (ii) 57,600 shares of Xedia Series A convertible preferred stock, 165,000 shares of Series B convertible preferred stock, 240,000 shares of Series C convertible preferred stock, 2,127,867 shares of Series D convertible preferred stock and 3,414,288 shares of Series E convertible preferred stock, par value $0.01 per share, outstanding on September 21, 1999 (other than shares owned by Xylophone Acquisition Inc., or the registrant or any of its subsidiaries), (iii) 4,634,452 shares of Xedia common stock issuable pursuant to outstanding options and warrants prior to the date the merger is expected to be consummated, and (iv) 51,432 shares of Xedia Series E convertible preferred stock issuable pursuant to outstanding warrants prior to the date the merger is expected to be consummated, and (b) an exchange ratio of 0.216997 shares of the registrant's common stock for each share of Xedia common stock, 0.433994 shares of the registrant's common stock for each share of Xedia Series A convertible preferred stock, 0.433994 shares of the registrant's common stock for each share of Xedia Series B convertible preferred stock,
     0.647694 shares of the registrant's common stock for each share of Xedia Series C convertible preferred stock, 0.433994 shares of the registrant's common stock for each share of Xedia Series D convertible preferred stock, and 0.216997 shares of the registrant's common stock for each share of Xedia Series E convertible preferred stock, respectively.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f)(2) under the Securities Act, the proposed maximum aggregate offering price of the registrant's common stock was calculated in accordance with Rule 457(f)(2) under the Securities Act as: $767,765, the book value of the shares of Xedia stock computed as of the latest practicable date prior to the date of filing this registration statement.

(3) No separate consideration will be received for the rights, which initially will trade together with the common stock.

                            -----------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                               XEDIA CORPORATION
                                 50 NAGOG PARK
                                ACTON, MA 01720

                                                                OCTOBER   , 1999

Dear Stockholder:

      You are cordially invited to attend our special meeting of stockholders
on   ,    1999, at    a.m., local time, at the offices of Hale and Dorr LLP, 60
State Street, Boston, Massachusetts.

      At the special meeting, we will ask you to vote on:

      -     the merger of Xedia and Lucent Technologies Inc.

      - an amendment to the certificate of incorporation of Xedia to provide that a consolidation or merger of Xedia with or into another corporation or entity in a transaction involving the disposition of more than 50% of the voting power of Xedia, or a sale of all or substantially all the assets of Xedia, shall not be deemed to be a liquidation, dissolution or winding up of Xedia, and

      -     an amendment to Xedia's 1993 stock option plan.

      In the merger, you will receive:

      - 0.216997 of a share of Lucent common stock for each share of Xedia common stock that you own

      - 0.433994 of a share of Lucent common stock for each share of Xedia Series A convertible preferred stock that you own

      - 0.433994 of a share of Lucent common stock for each share of Xedia Series B convertible preferred stock that you own

      - 0.647694 of a share of Lucent common stock for each share of Xedia Series C convertible preferred stock that you own

      - 0.433994 of a share of Lucent common stock for each share of Xedia Series D convertible preferred stock that you own, and

      - 0.216997 of a share of Lucent common stock for each share of Xedia Series E convertible preferred stock that you own.

Approximately 10% of the Lucent common stock that you would otherwise be entitled to receive will be deposited in an escrow account and may be used to compensate Lucent in the event that it is entitled to indemnification under the merger agreement. To the extent that some or all of the escrowed shares are not required to indemnify or potentially indemnify Lucent, the escrowed shares will be distributed as soon as practicable following the first anniversary of the consummation of the merger. Lucent common stock is listed on the New York Stock
Exchange under the trading symbol "LU" and on   , 1999, Lucent common stock
closed at $   per share. You will receive cash for any fractional share of
Lucent common stock which you would otherwise receive in the merger.

      We cannot complete the merger unless:

      -     the merger agreement is approved by

            (1) holders of a majority of the outstanding shares of Xedia common stock and convertible preferred stock voting together as a single class

            (2) holders of a majority of the outstanding shares of each of the Series C convertible preferred stock, Series D convertible preferred stock and Series E convertible preferred stock, each voting as a separate class, and

            (3) at least two of the following three holders of Series D convertible preferred stock: Greylock Equity Limited Partnership, J.P.M. International and D.R.L. Jones.

      - the amendment to Xedia's certificate of incorporation is approved by

            (1) holders of a majority of the outstanding shares of Xedia common stock and convertible preferred stock voting together as a single class

            (2) holders of a majority of the outstanding shares of Xedia convertible preferred stock, voting together as a single class, and

            (3) holders of a majority of the outstanding shares of each of the Series C convertible preferred stock, Series D convertible preferred stock and Series E convertible preferred stock, each voting as a separate class.

Holders of Xedia stock who properly preserve their rights are entitled to an appraisal under Delaware law if the merger is completed.

      On August 12, 1999, each of D.R.L. Jones, Greylock Equity Limited Partnership, Greylock IX Limited Partnership, J.P.M. International, Robert Polychron, Norwest Venture Partners VI, L.P. and Nortel Networks NA Inc. entered into a voting agreement with Lucent, Xylophone Acquisition Inc. and Xedia, pursuant to which they have agreed to vote the Xedia stock they own "for" approval of the merger agreement. Each of these persons or entities has also granted an irrevocable proxy and a power of attorney to Lucent representatives to vote its shares of Xedia stock "for" approval of the merger agreement and "for" approval of the amendment to the certificate of incorporation. On the record date, these stockholders aggregately owned and were entitled to vote (1) 75.1% of the outstanding shares of Xedia common stock and convertible preferred stock, voting together as a single class and (2) 100 % of the Series C convertible preferred stock, 97.1% of the Series D convertible preferred stock and 75.3% of the Series E convertible preferred stock, each voting as a separate class.

      You are also being asked to approve an amendment to Xedia's 1993 stock option plan, increasing the number of shares of Xedia common stock authorized for issuance under the plan from 4,700,000 to 5,950,000 shares. The amendment requires the approval of the holders of a majority of the shares of Xedia common stock and preferred stock, voting together as a single class, present or represented by proxy at the special meeting and voting to approve the amendment. No additional stock options will be issued in connection with the amendment to Xedia's 1993 stock option plan, except for the grant of stock options to acquire up to 100,000 shares of Xedia common stock which may be granted to Xedia employees hired after August 12, 1999 in accordance with the merger agreement. Approval of the amendment to Xedia's 1993 stock option plan is not a condition to the merger.

      Only stockholders who hold shares of Xedia stock at the close of business
on   , 1999 will be entitled to vote at the special meeting.

      YOU SHOULD CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" COMMENCING ON PAGE 17 OF THE ENCLOSED PROXY STATEMENT/PROSPECTUS BEFORE VOTING. PLEASE REVIEW CAREFULLY THE ENTIRE PROXY STATEMENT/PROSPECTUS.

      AFTER CAREFUL CONSIDERATION, XEDIA'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO YOU AND IN YOUR BEST INTERESTS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT. THE BOARD OF DIRECTORS ALSO UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF XEDIA TO PROVIDE THAT A CONSOLIDATION OR MERGER OF XEDIA WITH OR INTO ANOTHER CORPORATION OR ENTITY IN A TRANSACTION INVOLVING THE DISPOSITION OF MORE THAN 50% OF THE VOTING POWER OF XEDIA, OR A SALE OF ALL OR SUBSTANTIALLY ALL THE ASSETS OF XEDIA, SHALL NOT BE DEEMED TO BE A LIQUIDATION, DISSOLUTION OR WINDING UP OF XEDIA. THE BOARD OF DIRECTORS ALSO UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE AN AMENDMENT TO XEDIA'S 1993 STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES OF XEDIA COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 4,700,000 TO 5,950,000.


Thank you for your cooperation.

      Sincerely,

      -------------------------------------------
      President

                            YOUR VOTE IS IMPORTANT.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE MERGER DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS OR THE LUCENT COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER, OR DETERMINED IF THE PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           THE PROXY STATEMENT/PROSPECTUS IS DATED OCTOBER   , 1999,
    AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT OCTOBER   , 1999.

                      REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Lucent from documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from Lucent at the following address and telephone number:

                            Lucent Technologies Inc.
                            c/o The Bank of New York
                             Church Street Station
                                 P.O. Box 1100
                         New York, New York 10286-1009
                            Telephone: 1-888-LUCENT6

      If you would like to request documents, please do so by   , 1999 in order
to receive them before the Xedia special meeting.

              See "Where You Can Find More Information" (page 94).

                               XEDIA CORPORATION

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON   , 1999

To the Stockholders of Xedia Corporation:

      We will hold a special meeting of the stockholders of Xedia Corporation
on   , 1999, at    a.m., local time, at the offices of Hale and Dorr LLP, 60
State Street, Boston, Massachusetts.

(1) To consider and vote upon a proposal to approve the merger agreement among Lucent Technologies Inc., Xylophone Acquisition Inc., a wholly-owned subsidiary of Lucent, and Xedia. Under the merger agreement, each outstanding share of Xedia stock will be converted into the right to receive (1) in the case of each share of common stock, 0.216997, (2) in the case of each share of Series A convertible preferred stock, 0.433994, (3) in the case of each share of Series B convertible preferred stock, 0.433994, (4) in the case of each share of Series C convertible preferred stock, 0.647694, (5) in the case of each share of Series D convertible preferred stock, 0.433994, and (6) in the case of each share of Series E convertible preferred stock, 0.216997, of a share of Lucent common stock.

(2) To consider and vote upon a proposal to approve an amendment to the certificate of incorporation of Xedia to provide that a consolidation or merger of Xedia with or into another corporation or entity in a transaction involving the disposition of more than 50% of the voting power of Xedia, or a sale of all or substantially all the assets of Xedia, shall not be deemed to be a liquidation, dissolution or winding up of Xedia.

(3) To consider and vote upon a proposal to approve an amendment to Xedia's 1993 stock option plan increasing the number of shares of Xedia common stock authorized for issuance from 4,700,000 to 5,950,000.


      We will transact no other business at the special meeting.

      Only holders of record of shares of Xedia stock at the close of business
on   , 1999, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of it.

      We cannot complete the merger unless:

      -     the merger agreement is approved by

            (1) holders of a majority of the outstanding shares of Xedia common stock and convertible preferred stock voting together as a single class

            (2) holders of a majority of the outstanding shares of each of the Series C convertible preferred stock, Series D convertible preferred stock and Series E convertible preferred stock, each voting as a separate class, and

            (3) at least two of the following three holders of Series D convertible preferred stock: Greylock Equity Limited Partnership, J.P.M. International and D.R.L. Jones

      - the amendment to Xedia's certificate of incorporation is approved by

            (1) holders of a majority of the outstanding shares of Xedia common stock and convertible preferred stock voting together as a single class

            (2) holders of a majority of the outstanding shares of Xedia convertible preferred stock, voting together as a single class, and

            (3) holders of a majority of the outstanding shares of each of the Series C convertible preferred stock, Series D convertible preferred stock and Series E convertible preferred stock, each voting as a separate class.

Holders of Xedia stock who properly preserve their rights to an appraisal are entitled to an appraisal of their shares under Delaware law.

      You are also being asked to approve an amendment to Xedia's 1993 stock option plan, increasing the number of shares of Xedia common stock authorized for issuance under the plan from 4,700,000 to 5,950,000 shares. The amendment requires the approval of the holders of a majority of the shares of Xedia common stock and preferred stock, voting together as a single class, present or represented by proxy at the special meeting and voting to approve the amendment. No additional stock options will be issued in connection with the amendment to Xedia's 1993 stock option plan, except for the grant of stock options to acquire up to 100,000 shares of Xedia common stock which may be granted to Xedia employees hired after August 12, 1999 in accordance with the merger agreement. Approval of the amendment to Xedia's 1993 stock option plan is not a condition to the merger.

      FOR MORE INFORMATION ABOUT THE MERGER AND THE AMENDMENT TO XEDIA'S CERTIFICATE OF INCORPORATION AND THE AMENDMENT TO XEDIA'S 1993 STOCK OPTION PLAN, PLEASE REVIEW THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, THE MERGER AGREEMENT ATTACHED AS ANNEX A AND THE PROPOSED AMENDMENT TO XEDIA'S CERTIFICATE OF INCORPORATION ATTACHED AS ANNEX B.

      Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. You may vote in person at the special meeting, even if you have returned a proxy. If you do not vote by proxy or in person at the special meeting, it will count as a vote against the merger agreement.

      Please do not send any stock certificates at this time.

                                        By Order of the Board of Directors,


                                        -----------------------------------
                                        Chairman
-------------------------------

ACTON, MASSACHUSETTS
       , 1999

                               TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                      ----
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     The Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     The Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Selected Historical Financial Data -- Lucent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Selected Historical Financial Data -- Xedia  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Risk Factors Relating to the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Risk Factors Relating To Xedia . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

THE COMPANIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     Xedia  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     Lucent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     Material Contracts between Lucent and Xedia  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

THE SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     Date, Time and Place . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     Purpose of Special Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     Record Date; Stock Entitled to Vote; Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     Votes Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     Voting Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Voting of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Revocability of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Solicitation of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Dissenters' Rights to Appraisal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Background to the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Reasons for the Merger and Board of Directors Recommendation . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     Opinion of Morgan Stanley & Co. Incorporated . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     Interests of Xedia Directors and Management in the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     Form of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     Conversion of Shares and Warrants; Procedures for Exchange of Certificates and
     Warrants; Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

     Effective Time of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     Stock Exchange Listing of Lucent Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     United States Federal Income Tax Consequences of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     Rights of Stockholders to Appraisals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     Appraisal Rights Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     Effect on Awards Outstanding Under Xedia Stock Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     Resale of Lucent Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

THE MERGER AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     Conditions to the Completion of the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     No Other Negotiations Involving Xedia    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     Termination    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     Conduct of Business Pending the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     Amendment; Extension and Waiver    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     Additional Agreements    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     Indemnification and Insurance    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     Amendments to Xedia's Certificate of Incorporation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     Amendments to the Xedia By-Laws    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     Working Capital Financing    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
     Indemnification and Escrow Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

AMENDMENT TO XEDIA'S CERTIFICATE OF INCORPORATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
     Proposed Amendment to Xedia's Certificate of Incorporation   . . . . . . . . . . . . . . . . . . . . . . . . . .  64
     Purpose and Effect of the Proposed Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

AMENDMENT TO XEDIA'S 1993 STOCK OPTION PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
     Summary of the Plan    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
     Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

STOCK PRICES AND DIVIDENDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

DESCRIPTION OF LUCENT CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS
OF LUCENT AND STOCKHOLDERS OF XEDIA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
     Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
     Number, Election, Vacancy and Removal of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
     Amendments to Certificate of Incorporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
     Amendments to By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
     Stockholder Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
     Notice of Certain Stockholder Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

     Special Stockholder Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     Limitation of Personal Liability of Directors and Indemnification  . . . . . . . . . . . . . . . . . . . . . . .  76
     Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
     Liquidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
     Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
     Appraisal or Dissenters' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
     Rights Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

CERTAIN INFORMATION CONCERNING XEDIA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
      Management's Discussion and Analysis of Financial Condition and
      Results of Operations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
      Security Ownership of Directors, Executive Officers and
      Principal Stockholders of Xedia   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94

WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96

INDEX TO XEDIA CORPORATION FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  F-1


Annexes

      Annex A     Agreement and Plan of Merger

      Annex B Proposed Amendment to the Certificate of Incorporation of Xedia

      Annex C     Section 262 of the Delaware General Corporation Law

      Annex D     Opinion of Morgan Stanley & Co. Incorporated

      Annex E     Form of Voting Agreement

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Q:    WHY IS XEDIA MERGING?

A: This is a unique opportunity for Xedia to join and become part of Lucent, one of the world's leading designers, developers and manufacturers of communications systems, software and products, and for Xedia stockholders to become Lucent stockholders.

Q:    WHY IS XEDIA'S CERTIFICATE OF INCORPORATION BEING AMENDED?

A: It is a condition to the merger that the certificate of incorporation of Xedia be amended to provide that a consolidation or merger of Xedia with or into another corporation or entity in a transaction involving the disposition of more than 50% of the voting power of Xedia, or a sale of all or substantially all the assets of Xedia, shall not be deemed to be a liquidation, dissolution or winding up of Xedia.

Q:    WHY IS XEDIA'S 1993 STOCK OPTION PLAN BEING AMENDED?

A. The plan is being amended to increase the number of shares of Xedia common stock authorized for issuance under the plan from 4,700,000 to 5,950,000. The Xedia board of directors approved the amendment to the plan subject to stockholder approval and subsequently authorized stock option grants for the purchase in excess of the previously reserved 4,700,000 shares under the plan. Xedia's board of directors adopted the plan amendment to provide additional equity to satisfy Xedia's incentive compensation needs, as it believes that grants of stock options have been an important element in attracting and retaining key employees who are expected to contribute to Xedia's growth and success.

      No additional stock options will be issued in connection with the amendment to Xedia's 1993 stock option plan, except for the grant of stock options to acquire up to 100,000 shares of Xedia common stock which may be granted to Xedia employees hired after August 12, 1999 in accordance with the merger agreement.

Q:    WHAT WILL I RECEIVE IN THE MERGER?

A:    If the merger is completed, you will receive:

      - 0.216997 of a share of Lucent common stock for each share of Xedia common stock that you own

      - 0.433994 of a share of Lucent common stock for each share of Xedia Series A convertible preferred stock that you own

      - 0.433994 of a share of Lucent common stock for each share of Xedia Series B convertible preferred stock that you own

      - 0.647694 of a share of Lucent common stock for each share of Xedia Series C convertible preferred stock that you own

      - 0.433994 of a share of Lucent common stock for each share of Xedia Series D convertible preferred stock that you own, and

      - 0.216997 of a share of Lucent common stock for each share of Xedia Series E convertible preferred stock that you own.

      Approximately 10% of the shares of Lucent common stock that you would otherwise be entitled to receive will be deposited in an escrow account and may be used to compensate Lucent in the event that it is entitled to indemnification under the merger agreement.

Q:    WHAT IS THE ESCROW FUND AND HOW DOES IT WORK?

A: If the merger is completed, Lucent will deposit 291,620 shares of Lucent common stock into an escrow account. The escrowed shares will be available to compensate Lucent in the event that it is entitled to indemnification from the Xedia stockholders under the merger agreement. To the extent that some or all the escrowed shares are not required to indemnify or potentially indemnify Lucent, the escrowed shares will be distributed to Xedia stockholders as soon as practicable following the first anniversary of the consummation of the merger.

Q: WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE FOR THE MERGER AGREEMENT AND THE AMENDMENT TO XEDIA'S CERTIFICATE OF INCORPORATION?

A: After considering the support for the merger from its independent directors and the other reasons set forth on pages 31-41, including the opinion of its financial advisor, Morgan Stanley & Co. Incorporated, your board of directors unanimously believes that the terms of the merger agreement are fair to and in the best interests of Xedia and its stockholders. Your board of directors also unanimously recommends that you vote to approve the amendment to Xedia's certificate of incorporation so that the merger can be consummated.

Q:    WHAT IF THE MERGER IS NOT COMPLETED?

A: It is possible the merger will not be completed. That might happen if, for example, Xedia stockholders do not approve the merger agreement. Should that occur, none of Lucent, Xedia or any third party is under any obligation to make or consider any alternative proposals regarding the purchase of your shares of Xedia common stock.

Q:    WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement/prospectus, please complete and sign your proxy and return it in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote in favor of approval of the merger agreement, in favor of the amendment to Xedia's certificate of incorporation and in favor of the amendment to Xedia's 1993 stock option plan. IF YOU ABSTAIN FROM VOTING OR DO NOT VOTE ON APPROVAL

      OF THE MERGER AGREEMENT OR THE AMENDMENT TO XEDIA'S CERTIFICATE OF INCORPORATION, YOUR ABSTENTION OR FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPLICABLE PROPOSAL. IF YOU ABSTAIN FROM VOTING OR DO NOT VOTE ON THE AMENDMENT TO XEDIA'S 1993 STOCK OPTION PLAN, IT WILL HAVE NO EFFECT ON THE VOTE.

      The special meeting will take place on   ,   , 1999. You may attend the
      special meeting and vote your shares in person, rather than signing and mailing your proxy.

Q:    WHO MAY VOTE AT THE SPECIAL MEETING?

A:    All stockholders of record as of the close of business on   , 1999 may
      vote. You are entitled to one vote per share of Xedia common stock that you own on the record date, and the number of votes equal to the number of whole shares of Xedia common stock into which each share of preferred stock that you own is convertible on the record date. On the record date, each share of Xedia Series A, Series B, Series C, Series D and Series E convertible preferred stock was convertible into 2.0000, 2.0000, 2.9848,
      2.0000 and 1.0000 shares of Xedia common stock, respectively.

Q:    CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A: Yes. If you hold your shares in your own name, you can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the Secretary of Xedia at the address set forth in the answer to the last question below. Third, you can attend the special meeting and vote in person.

Q:    SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, you will receive written instructions for exchanging your stock certificates. Please do not send in your stock certificates with your proxy.

Q:    WHEN AND WHERE IS THE SPECIAL MEETING?

A:    The special meeting will be held at    a.m., local time, on    1999 at
      the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts.

Q:    WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger as quickly as possible. We expect to complete the merger during the fourth calendar quarter of 1999.

Q:    WHAT ELSE WILL HAPPEN AT THE MEETING?

A: We know of no other matters which are expected to come before the special meeting.

Q:    WHAT RIGHTS DO I HAVE IF I OPPOSE THE MERGER?

A: You may dissent from the merger and seek appraisal of the fair value of your shares by complying with all the Delaware law procedures explained on pages 27 to 28 and in Annex C.

Q:    WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or if you need additional copies of this proxy statement/prospectus or the enclosed proxy, you should contact:

            Xedia Corporation
            Attention:  President
            50 Nagog Park
            Acton, Massachusetts 01720
            Telephone: (978) 263-0060

A: If you have any questions about the merger or if you need additional copies of this proxy statement/prospectus or the enclosed proxy, you should contact:

            Xedia Corporation
            Attention:  President
            50 Nagog Park
            Acton, Massachusetts 01720
            Telephone: (978) 263-0060

                                    SUMMARY

      This summary highlights selected information from this proxy statement/prospectus and does not contain all the information that is important to you. For a more complete understanding of the merger, you should carefully read this entire proxy statement/prospectus and the other documents to which we refer you. In particular, you should read the documents attached to this proxy statement/prospectus, including the merger agreement which is attached as Annex A, the proposed amendment to Xedia's certificate of incorporation, which is attached as Annex B, your appraisal rights under Delaware law, which are attached as Annex C and the opinion of Morgan Stanley & Co. Incorporated which is attached as Annex D. Also, see "Where You Can Find More Information" on page 94. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

                                    GENERAL

WHAT YOU WILL RECEIVE IN THE MERGER (PAGE 44)

      In the merger, you will receive:

      - 0.216997 of a share of Lucent common stock for each share of Xedia common stock that you own

      - 0.433994 of a share of Lucent common stock for each share of Xedia Series A convertible preferred stock that you own

      - 0.433994 of a share of Lucent common stock for each share of Xedia Series B convertible preferred stock that you own

      - 0.647694 of a share of Lucent common stock for each share of Xedia Series C convertible preferred stock that you own

      - 0.433994 of a share of Lucent common stock for each share of Xedia Series D convertible preferred stock that you own, and

      - 0.216997 of a share of Lucent common stock for each share of Xedia Series E convertible preferred stock that you own.

      Approximately 10% of the shares of Lucent common stock you would otherwise be entitled to receive will be deposited in an escrow account and may be used to compensate Lucent in the event that it is entitled to indemnification under the merger agreement. To the extent that some or all of the escrowed shares are not required to indemnify or potentially indemnify Lucent, the escrowed shares will be distributed as soon as practicable following the first anniversary of the consummation of the merger.

OWNERSHIP OF LUCENT FOLLOWING THE MERGER

      Based on the number of currently outstanding shares of Xedia stock, outstanding warrants to purchase Xedia common stock and Series E convertible preferred stock, we anticipate that Xedia stockholders will receive approximately 2,924,669 shares of Lucent common stock in the merger. Based on that number and on the number of currently outstanding shares of Lucent common stock, following the merger former Xedia stockholders will own less than 1% of the outstanding shares of Lucent common stock.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 46)

      The merger is intended to qualify as a reorganization within the meaning of the Internal Revenue Code of 1986. It is a condition to the completion of the merger that Xedia receive an opinion from its counsel, Hale and Dorr LLP, stating that the merger will qualify for United States federal income tax purposes as a reorganization within the meaning of the Internal Revenue Code. If the merger qualifies as a reorganization within the meaning of the Internal Revenue Code, unless you are subject to special tax treatment under the Internal Revenue Code, you will not recognize gain or loss for United States federal income tax purposes as a result of the exchange of your Xedia stock for Lucent common stock in the merger, except for any cash received in lieu of a fractional share of Lucent common stock.

      TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

RECOMMENDATIONS OF THE XEDIA BOARD OF DIRECTORS TO STOCKHOLDERS (PAGE 34)

      The Xedia board of directors believes that the terms of the merger and the merger agreement are fair to and in the best interests of Xedia and its stockholders and unanimously recommends that stockholders vote "for" approval of the merger agreement. The board of directors also unanimously recommends that stockholders vote "for" approval of an amendment to Xedia's certificate of incorporation to provide that a consolidation or merger of Xedia with or into another corporation or entity in a transaction involving the disposition of more than 50% of the voting power of Xedia, or a sale of all or substantially all the assets of Xedia, shall not be deemed to be a liquidation, dissolution or winding up of Xedia. The board of directors also unanimously recommends that you vote to approve an amendment to Xedia's 1993 stock option plan increasing the number of shares of Xedia common stock authorized for issuance from 4,700,000 to 5,950,000.

      To review the background and reasons for the merger in greater detail, as well as certain risks related to the merger, see pages 29-36 and 17-22.

FAIRNESS OPINION OF FINANCIAL ADVISOR (PAGE 36)

      In deciding to approve the merger agreement, the Xedia board of directors considered the opinion dated August 12, 1999 of its financial advisor, Morgan Stanley & Co. Incorporated, as to the fairness to Xedia stockholders from a financial point of view of the consideration to be received in the aggregate by the Xedia stockholders pursuant to the merger agreement, based upon and subject to the various considerations in its opinion. This opinion is attached as Annex D to this proxy statement/prospectus. WE ENCOURAGE XEDIA STOCKHOLDERS TO READ THIS OPINION CAREFULLY.

INTERESTS OF XEDIA DIRECTORS AND MANAGEMENT IN THE MERGER (PAGE 41)

      Xedia stockholders should note that a number of directors and officers of Xedia have interests in the merger as directors or officers that are different from, or in addition to, those of a stockholder. If we complete the merger, certain indemnification arrangements for current directors and officers of Xedia will be continued and three current executive officers of Xedia will be retained as employees of Lucent. One of Xedia's executive officers is entitled to a severance payment if his employment by Xedia is terminated by Xedia without cause. In addition, directors and employees with stock options to acquire Xedia common stock will have these options converted to stock options to acquire Lucent common stock on the same terms and conditions as the stock options for Xedia common stock, including the terms of stock options held by certain officers, directors and employees of Xedia that provide for accelerated vesting after a change in control of Xedia.

DISSENTERS' RIGHTS TO APPRAISAL (PAGE 27)

      If you do not wish to accept Lucent common stock in the merger, you have the right under Delaware law to have the fair value of your shares determined by the Delaware chancery court. This right to appraisal is subject to a number of restrictions and technical requirements. Generally, in order to exercise your appraisal rights:

      - you must send a written demand to Xedia for appraisal in compliance with Delaware law before the vote on the merger

      -     you must not vote in favor of the merger

      - you must continuously hold your Xedia stock, from the date you make the demand for appraisal through the closing of the merger

Merely voting against the merger will not protect your rights to an appraisal. Annex C to this proxy statement/prospectus contains a copy of the Delaware statute governing appraisal rights. Failure to follow all the steps required by Delaware law will result in the loss of your rights to appraisal. The Delaware law requirements for exercising appraisal rights are described in further detail on pages 27 to 28.

                            THE COMPANIES (PAGE 23)

XEDIA CORPORATION
50 Nagog Park
Acton, MA 01720
(978) 263-0060

      Xedia designs, manufactures and markets integrated hardware and software high-speed network routers for broadband access to the Internet. Xedia's family of Access Point products are typically employed at the interface between enterprise networks (local area networks) and Internet service providers (wide area networks) to function as a router for accessing the Internet. In addition, its products assist in providing service quality and security by applying quality-of-service (QoS) and encryption techniques to the information flowing between networks.

      Xedia sells its products primarily to Internet service providers which typically bundle them with other services and resell them to their customers. The service providers generally are either independent operators or providers affiliated with large, traditional data communications companies. As of September 1, 1999, Xedia's customers included leading Internet service providers such as MCI Worldcom's UUNET, Concentric, PSINet, Verio and Digex.

      Xedia has approximately 90 full-time and 5 part-time employees, most of whom are located at Xedia's headquarters in Acton, Massachusetts. Xedia was organized as Other Company, Inc. under the laws of Delaware on October 5, 1992 and its executive offices are located at 50 Nagog Park, Acton, Massachusetts.

LUCENT TECHNOLOGIES INC.
600 Mountain Avenue
Murray Hill, NJ 07974
(908) 582-8500

      Lucent designs, builds and delivers a wide range of public and private networks, communications systems and software, data networking systems, business telephone systems and microelectronic components. Lucent is a global leader in the sale of public communications systems, and is a supplier of systems or software to most of the world's largest network operators. Lucent is also a global leader in the sale of business communications systems and in the sale of microelectronic components for communications applications to manufacturers of communications systems and computers. Lucent conducts its research and development activities through Bell Laboratories, one of the world's foremost industrial research and development organizations.

MARKET PRICE AND DIVIDEND INFORMATION (PAGE 70)

      Shares of Lucent common stock are listed on the New York Stock Exchange. On August 12, 1999, the last full trading day prior to the public announcement of the proposed merger, the last reported sale price of one share of Lucent common stock, as reported on the New York

Stock Exchange Composite Transactions Tape was $63 3/4.  On   , 1999, the last
day for which information was available prior to the date of this proxy statement/prospectus, the last reported sale price of one share of Lucent common stock, as reported on the New York Stock Exchange Composite Transactions Tape
was   . Because there is no established trading market for shares of Xedia stock, information with respect to the market prices of the Xedia stock and the equivalent per share market prices of Lucent common stock have been omitted.

      Lucent has historically paid to its stockholders a regular quarterly dividend, currently $0.02 per share. The payment of dividends by Lucent in the future will depend on business conditions, its financial position, earnings and other factors. Xedia has never paid dividends to its stockholders.

                         THE SPECIAL MEETING (PAGE 24)

      The special meeting of Xedia stockholders will be held at the offices of
Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, at    a.m., local
time, on   ,   , 1999. At the special meeting, all stockholders will be asked to approve the merger agreement, the amendment to Xedia's certificate of incorporation and the amendment to Xedia's 1993 stock option plan.

RECORD DATE; VOTING POWER

      Xedia stockholders are entitled to vote at the special meeting if they
owned shares as of the close of business on   , 1999, the record date.

      On the record date, there were            shares of Xedia common stock,
57,600 shares of Xedia Series A convertible preferred stock, 165,000 shares of Xedia Series B convertible preferred stock, 240,000 shares of Xedia Series C convertible preferred stock, 2,127,867 shares of Xedia Series D convertible preferred stock, and 3,414,288 shares of Xedia Series E convertible preferred stock entitled to vote at the special meeting. Stockholders will have one vote at the special meeting for each share of Xedia common stock that they owned on the record date, and will have the number of votes equal to the number of whole shares of Xedia common stock into which each share of preferred stock that they owned on the record date was convertible, whether voting together with the common stock or as a separate vote of each series entitled to vote. On the record date, each share of Xedia Series A, Series B, Series C, Series D and Series E convertible preferred stock was convertible into 2.0000, 2.0000, 2.9848, 2.0000 and 1.0000 whole shares of Xedia common stock, respectively.

VOTE REQUIRED

      The affirmative vote of each of the following is required to approve the merger agreement:

      - a majority of the outstanding shares of Xedia common stock and convertible preferred stock on the record date voting together as a single class

      - a majority of the outstanding shares of each of the Series C convertible preferred stock, Series D convertible preferred stock and Series E convertible preferred stock on the record date, each voting as a separate class, and

      - at least two of the following three holders of Series D convertible preferred stock: Greylock Equity Limited Partnership, J.P.M. International and D.R.L. Jones.

      The affirmative vote of each of the following is required to approve the amendment to Xedia's certificate of incorporation:

      - a majority of the outstanding shares of Xedia common stock and convertible preferred stock on the record date voting together as a single class

      - a majority of the outstanding shares of Xedia convertible preferred stock on the record date voting together as a single class, and

      - a majority of the outstanding shares of each of the Series C convertible preferred stock Series D convertible preferred and Series E convertible preferred stock, each voting as a separate class.

      The affirmative vote of the holders of a majority of the outstanding shares of Xedia common stock and preferred stock on the record date, voting together as single class, present or represented by proxy at the special meeting and voting on the matter is required to approve the amendment to Xedia's 1993 stock option plan.

      WE CANNOT COMPLETE THE MERGER UNLESS BOTH THE MERGER AGREEMENT AND THE AMENDMENT TO XEDIA'S CERTIFICATE OF INCORPORATION ARE APPROVED BY THE REQUISITE VOTES.

      WE CAN COMPLETE THE MERGER WITHOUT APPROVAL OF THE AMENDMENT TO XEDIA'S 1993 STOCK OPTION PLAN.

VOTING AGREEMENTS

      On August 12, 1999, each of D.R.L. Jones, Greylock Equity Limited Partnership, Greylock IX Limited Partnership, J.P.M. International, Robert Polychron, Norwest Venture Partners, VI L.P. and Nortel Networks NA Inc. entered into a voting agreement with Lucent, Xylophone Acquisition Inc. and Xedia, pursuant to which they have agreed to vote the Xedia stock they own "for" approval of the merger agreement. The form of the voting agreement is attached as Annex E. Each of these persons or entities has also granted an irrevocable proxy and a power of attorney to Lucent representatives to vote its shares of Xedia stock "for" approval of the merger agreement and "for" approval of the amendment to the certificate of incorporation.

      On the record date, these stockholders owned and were entitled to vote
(1) 75.1% of the outstanding shares of Xedia common stock and convertible preferred stock, voting together as a single class and (2) 100% of the Series C convertible preferred stock, 97.1% of the Series D convertible preferred stock and 75.3% of the Series E convertible preferred stock.

                              THE MERGER (PAGE 29)

      The merger agreement is attached as Annex A to this proxy statement/prospectus. We encourage you to read the merger agreement. It is the principal document governing the merger.

CONDITIONS TO THE MERGER (PAGE 53)

Lucent and Xedia will complete the merger only if they satisfy or, in some cases, waive several conditions, including the following:

      -     each of the following must vote to approve the merger agreement:
            (1) holders of a majority of the outstanding shares of Xedia common stock and convertible preferred stock voting together as a single class, (2) holders of a majority of the outstanding shares of each of the Series C convertible preferred stock, Series D convertible preferred stock and Series E convertible preferred stock, each voting as a separate class, and (3) at least two of the following three holders of Series D convertible preferred stock: Greylock Equity Limited Partnership, J.P.M. International and D.R.L. Jones

      - each of the following must vote to approve the amendment to Xedia's certificate of incorporation : (1) holders of a majority of the outstanding shares of Xedia common stock and convertible preferred stock voting together as a single class, (2) holders of a majority of the outstanding shares of Xedia convertible preferred stock voting together as a single class, and (3) holders of a majority of the outstanding shares of each of the Series C convertible preferred stock, Series D convertible preferred stock and Series E convertible preferred stock, each voting as a separate class

      - the amendment to Xedia's certificate of incorporation must be in full force and effect

      - no judgment, order, statute, law or regulation entered, enacted, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition may be in effect that (1) would prevent or materially delay the merger or (2) otherwise would materially impair the ability of Lucent or Xedia to perform its obligations under the merger agreement

      - no action or proceeding has been commenced seeking a temporary restraining order, preliminary or permanent injunction or other order from any court of competent jurisdiction or seeking any other legal restraint or prohibition preventing or materially delaying the merger or which would materially impair the ability of Lucent or Xedia to perform its obligations under the merger agreement other than an action or proceeding that has been dismissed with prejudice, and Lucent and Xedia will use their reasonable best efforts to prevent the entry of any temporary restraining order, preliminary or permanent injunction or other order and will appeal promptly any order that may have been entered

      - the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, must have become effective under the Securities Act and must not be the subject of any stop order or proceedings seeking a stop order

      - Lucent common stock to be issued to Xedia stockholders in the merger and issuable upon exercise of the assumed options must be authorized for listing on the New York Stock Exchange, subject to official notice of issuance

      - Lucent must receive a letter satisfactory to it in form and substance dated as of the date on which the merger is to be completed from Arthur Andersen LLP, Xedia's independent public accountants, regarding that firm's concurrence with the conclusion of Xedia's management that no condition exists that would preclude Xedia from being a party to a transaction that would be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16 and applicable SEC rules and regulations if the merger is completed in accordance with the merger agreement

      - Xedia must receive a letter satisfactory to it in form and substance dated as of the date on which the merger is to be completed from PricewaterhouseCoopers LLP, Lucent's independent public accountants, regarding that firm's concurrence with the conclusion of Lucent's management that no condition exists at Lucent that would preclude accounting for the merger as a pooling of interests under Accounting Principles Board Opinion No. 16 and applicable SEC rules and regulations if the merger is completed in accordance with the merger agreement

      - Xedia and Lucent must comply with their respective agreements and conditions in all material respects

      - the respective representations and warranties of Xedia and Lucent contained in the merger agreement must be true and correct, or true and correct in all material respects, in accordance with the applicable standards set forth in the merger agreement

      - no material adverse change in the assets, business, financial condition or operations of either party may occur and no event or events may occur that could reasonably be expected to have a material adverse effect on the other party other than as a result of (1) general economic conditions, (2) business and economic conditions generally affecting the data networking industry, (3) liabilities incurred in connection with the merger agreement or the transactions contemplated by it, or (4) resulting from the announcement of the transactions contemplated by the merger agreement

      - Xedia must receive all necessary consents to the merger and waivers required by the schedules to the merger agreement

      - Lucent and Xylophone Acquisition must receive the favorable written opinions dated the closing date of special counsel to Xedia, in form satisfactory to Lucent and Xylophone Acquisition

      - Xedia must receive the favorable written opinions dated the closing date of special counsel to Lucent and Xylophone Acquisition, and internal counsel to Lucent and Xylophone Acquisition, each in form satisfactory to Xedia, and Xedia must receive a written opinion dated the closing date of special counsel to Xedia, that the merger should be treated, for federal income tax purposes, as a reorganization within the meaning of the Internal Revenue Code

      - Lucent must deliver to each of Ashley Stephenson, Robert A. Steinkrauss and Jeremy Greene letters relating to their employment with Lucent following the merger

NO OTHER NEGOTIATIONS INVOLVING XEDIA (PAGE 56)

      The merger agreement provides that Xedia will not, and will not authorize or permit any of its affiliates over which it exercises control or any officer, director, employee, investment banker, attorney or other advisor, representative of it or any of its affiliates to solicit, initiate or encourage any acquisition proposal, participate in any discussion or negotiation regarding any acquisition proposal or furnish information to any person to facilitate an acquisition proposal. Without limiting this restriction, any violation of the restriction of which Xedia or any of its affiliates had knowledge at the time of the violation, by any officer, director, employee, investment banker, attorney, employee or other advisor or representative of Xedia or any of its affiliates, whether or not such person is purporting to act on behalf of Xedia or any of its affiliates or otherwise, will be deemed to be a breach of the merger agreement by Xedia and it affiliates. Xedia will promptly advise Lucent of any acquisition proposal and inquiries with respect to any acquisition proposal.

INDEMNIFICATION AND ESCROW AGREEMENT (PAGE 63)

      The merger agreement provides that 291,620 shares of Lucent common stock will be deposited in escrow with an escrow agent as soon as practicable after the closing date of the merger. The number of shares of Lucent common stock to be received by each Xedia stockholder will be reduced by approximately 10% of the shares of Lucent common stock stockholders would otherwise be entitled to receive. The escrow account will be the only source available to compensate Lucent for the indemnification obligations of each holder of Xedia stock under the merger agreement, other than for any claim of fraud. The escrow will terminate one year after the date of the merger at which time all shares of Lucent stock that are in the escrow account and are not the subject of any claim by Lucent will be released to Robert Steinkrauss as the Xedia stockholders' representative for distribution to the Xedia stockholders entitled to receive those shares. Any shares of Lucent stock that are the subject of a claim will be retained in escrow account pending resolution of the claim and thereafter any shares not used to satisfy Lucent's claims for indemnification will be released to the Xedia stockholders' representative for distribution to the Xedia stockholders entitled to receive those shares.

TERMINATION OF THE MERGER AGREEMENT (PAGE 57)

      TERMINATION. The merger agreement may be terminated at any time prior to the merger, whether before or after approval of the merger agreement by the stockholders of Xedia:

      -     by mutual agreement of Lucent, Xylophone Acquisition and Xedia

      - by Lucent, Xylophone Acquisition or Xedia, if the merger has not been completed by December 31, 1999

      - by Lucent, Xylophone Acquisition or Xedia, if any court of competent jurisdiction in the United States or other United States governmental authority issues an order, decree, ruling or takes any other action restraining, enjoining or otherwise prohibiting the merger and that order, decree, ruling or other action has become final and nonappealable

      - by Lucent or Xedia, if the other party has materially breached its obligations under the merger agreement, unless the breach is cured within 15 calendar days after notice to the other party

ACCOUNTING TREATMENT (PAGE 44)

      Lucent and Xedia expect the merger to qualify as a pooling of interests, which means that the merger of Lucent and Xedia will be accounted for as if Lucent and Xedia had always been combined for accounting purposes. As a result, the basis of assets and liabilities of Xedia will be reflected in the consolidated financial statements of Lucent at Xedia's historical book values.

EXPENSES (PAGE 60)

      Lucent and Xedia will each pay its own expenses incidental to the preparation of the merger agreement, the carrying out of the provisions of the merger agreement and the consummation of the merger whether or not the merger is consummated.

COMPARATIVE PER SHARE INFORMATION

      We have summarized below the per common share information for Lucent on a historical basis, for Xedia on a historical basis and for Lucent and Xedia on a pro forma combined basis and pro forma equivalent basis. Lucent's historical results were restated to include the results of Kenan Systems Corporation, which merged with Lucent on February 26, 1999, and Ascend Communications Inc., which merged with Lucent on June 24, 1999. The Kenan merger and the Ascend merger were each accounted for as a pooling of interests. All per share data has been restated to account for Lucent's two-for-one stock splits effective on April 1, 1999 and April 1, 1998. Lucent's fiscal year ends on September 30 and Xedia's fiscal year ends on December 31.

      The unaudited "pro forma combined" and the unaudited "pro forma equivalent--Xedia" information assumes that the merger of Xedia and Lucent is accounted for as a pooling of interests and occurred at the beginning of the earliest period presented. The unaudited "pro forma combined" information combines the financial information of Lucent for the six months ended March 31, 1999 and 1998, for each of the two years in the period ended September 30, 1998 and for the nine-month period ended September 30, 1996, with the financial information of Xedia for the six months ended June 30, 1999 and 1998 and for each of the three years in the period ended December 31, 1998. Beginning September 30, 1996, Lucent changed its fiscal year end from December 31 to September 30 and Lucent reported results for the nine-month transition period ended September 30, 1996. Lucent's results for the nine-month period ended June 30, 1999 and the six-month period ended March 31, 1999 and Xedia's results for the six-month period ended June 30, 1999 may not be indicative results for the full year.

      The unaudited "pro forma equivalent--Xedia" information was calculated by multiplying the corresponding pro forma combined data by the common stock exchange ratio of 0.216997. This information shows how each share of Xedia common stock would have participated in net earnings, cash dividends and book value of Lucent if the merger had been completed at the beginning of the earliest period presented. However, these amounts do not necessarily reflect future per share levels of net earnings, cash dividends or book value of Lucent. The following unaudited comparative and unaudited pro forma per share data is calculated from the historical financial statements of Lucent and Xedia.

      STOCKHOLDERS SHOULD READ THE INFORMATION IN THIS SECTION ALONG WITH LUCENT'S AND XEDIA'S HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCLUDED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS DESCRIBED UNDER "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 94, "CERTAIN INFORMATION CONCERNING XEDIA --MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" ON PAGE 82, AND "XEDIA'S FINANCIAL STATEMENTS" ON PAGES F-1 to F-20.




                                            AT OR FOR THE NINE     AT OR FOR THE SIX       AT OR FOR THE TWELVE      AT OR FOR THE
                                               MONTHS ENDED           MONTHS ENDED             MONTHS ENDED       NINE MONTHS ENDED
                                                JUNE 30,               MARCH 31,               SEPTEMBER 30,         SEPTEMBER 30,
                                          -------------------    ---------------------  ------------------------- ------------------

                                             1999       1998        1999       1998          1998        1997               1996
                                             ----       ----        ----       ----          ----        ----               ----
 LUCENT -- HISTORICAL
       Basic earnings per share             $1.26      $0.28       $1.01      $0.33          $0.35       $0.16             $0.14
       Diluted earnings per share            1.22       0.27        0.98       0.32           0.34        0.15              0.14
       Cash dividends declared per share     0.06       0.06        0.04       0.38           0.078       0.056             0.038
       Book value per share                  4.07       2.37        3.76       2.40           2.55        1.51              1.20

                                               AT OR FOR THE SIX      AT OR FOR THE TWELVE
                                                MONTHS ENDED             MONTHS ENDED
                                                  JUNE 30,                DECEMBER 31,
                                             --------------------   ------------------------

                                                1999      1998       1998      1997     1996
                                                ----      ----       ----    ------     ----
 XEDIA -- HISTORICAL
       Basic and diluted loss per share(1)   $(0.65)    $(1.04)   $(1.89)   $(1.38)  $(0.41)
       Cash dividends declared per share         N/A        N/A       N/A       N/A      N/A
       Book value per share                   (4.55)     (3.36)    (4.16)    (2.40)   (1.13)



                                               AT OR FOR THE SIX      AT OR FOR THE TWELVE     AT OR FOR THE NINE
                                                  MONTHS ENDED            MONTHS ENDED            MONTHS ENDED
                                                    MARCH 31,                SEPTEMBER 30,        SEPTEMBER 30,
                                            ----------------------- ------------------------ ---------------------

                                                1999        1998          1998        1997            1996
                                                ----        ----          ----        ----            ----
 PRO FORMA COMBINED
       Basic earnings per share                 $1.01      $0.33         $0.35       $0.15           $0.14
       Diluted earnings per share                0.98       0.32          0.34        0.15            0.14
       Cash dividends declared per share         0.04       0.038         0.078       0.056           0.038
       Book value per share                      3.72       2.36          2.54        1.50            1.20




                                              AT OR FOR THE SIX     AT OR FOR THE TWELVE    AT OR FOR THE NINE
                                                MONTHS ENDED            MONTHS ENDED           MONTHS ENDED
                                                   MARCH 31,            SEPTEMBER 30,          SEPTEMBER 30,
                                          ------------------------  --------------------    -------------------

                                               1999         1998       1998       1997              1996
                                               ----         ----       ----       ----              ----
 PRO FORMA EQUIVALENT -- XEDIA
       Basic earnings per share               $0.22        $0.07      $0.08      $0.03             $0.03
       Diluted earnings per share              0.21         0.07       0.07       0.03              0.03
       Cash dividends declared per share       0.01         0.01       0.02       0.01              0.01
       Book value per share                    0.81         0.51       0.55       0.33              0.26


N/A -- not applicable

(1)  Does not include Xedia's convertible preferred shares

                  SELECTED HISTORICAL FINANCIAL DATA -- LUCENT

      Lucent was spun off from AT&T Corp. in 1996. On February 1, 1996, AT&T began transferring to Lucent the assets and liabilities relating to Lucent's operations. Lucent's historical financial data for periods prior to that date reflect the results of operations and the financial position of the business that was transferred to Lucent from AT&T in the separation as if Lucent had been a stand-alone entity and have been prepared using the historical basis in the assets and liabilities and historical results of operations related to the Lucent business. Lucent's historical financial data for periods prior to that date also include an allocation of certain AT&T corporate headquarters assets, liabilities and expenses related to the Lucent business. The calculation of earnings (loss) per common share on a historical basis includes the retroactive recognition to January 1, 1995 of the 524,624,894 shares on a pre-split basis, or 2,098,499,576 shares on a post-split basis, owned by AT&T on April 10, 1996.

      Beginning September 30, 1996, Lucent changed its fiscal year end from December 31 to September 30 and reported results for the nine-month transition period ended September 30, 1996. All per share data has been restated to account for Lucent's two-for-one stock splits effective on April 1, 1999 and on April 1, 1998. Lucent's results were restated to include the results of Kenan Systems Corporation, which merged with Lucent on February 26, 1999, and Ascend Communications Inc., which merged with Lucent on June 24, 1999. The Kenan merger and the Ascend merger were each accounted for as a pooling of interests.

      Effective October 1, 1998, Lucent changed its method of accounting for pension and post-retirement benefits. As a result, Lucent recorded a one-time, after-tax gain from the cumulative effect of the accounting change of $1,308 million (net of tax of $842 million), or $0.42 per diluted share, for the first fiscal quarter of 1999. Included in net income as a result of the accounting change is $195 million, or $0.06 per diluted share for the nine months ended June 30, 1999 and $130 million, or $0.04 per diluted share for the six months ended March 31, 1999.

      The following selected historical financial data of Lucent at September 30, 1998 and 1997, for each of the two years in the period ended September 30, 1998 and for the nine-month period ended September 30, 1996 is derived from audited historical financial statements incorporated by reference in this proxy statement/prospectus. The selected historical financial data of Lucent at September 30, 1996, December 31, 1995 and 1994, and for each of the two years in the period ended December 31, 1995, is derived from unaudited financial statements not incorporated by reference in this proxy statement/prospectus, and in the opinion of Lucent's management, includes all necessary adjustments for a fair presentation of that data in conformity with generally accepted accounting principles.

      The selected historical financial data of Lucent at and for the nine months ended June 30, 1999 and 1998, at and for the six months ended March 31, 1999 and 1998, and for the twelve months ended September 30, 1996, is derived from unaudited condensed financial statements incorporated by reference in this proxy statement/prospectus and, in the opinion of Lucent's management, includes all necessary adjustments for a fair presentation of that data in conformity with generally accepted accounting principles. Results for the nine-month period ended June 30, 1999 and for the six-month period ended March 31, 1999, may not be indicative of the results for the full year.

      THE INFORMATION IN THIS SECTION SHOULD BE READ ALONG WITH LUCENT'S HISTORICAL FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 94.

                  SELECTED HISTORICAL FINANCIAL DATA -- LUCENT
                                  (CONTINUED)


INCOME             AT OR FOR THE           AT OR FOR THE               AT OR FOR THE TWELVE          AT OR FOR THE
STATEMENT           NINE MONTHS              SIX MONTHS                    MONTHS ENDED            NINE MONTHS ENDED
DATA:              ENDED JUNE 30,         ENDED MARCH 31,                  SEPTEMBER 30,              SEPTEMBER 30,
              ---------------------  -----------------------  ------------------------------------    -------------


                   1999      1998          1999        1998         1998         1997        1996         1996
                   ----      ----          ----        ----         ----         ----        ----         ----
Revenues         $27,728    $23,232       $18,413      $15,590      $31,806       $27,611     $24,215       $16,639

Operating          4,177      1,960         2,900        1,748        2,638         1,599       (656)           734
income (loss)

Income (loss)      2,510        815         1,760          465        1,035           449       (604)           382
before
cumulative
effect of
accounting
change

Net income         3,818        815         3,068          965        1,035           449       (604)           382
(loss)

Base earnings       1.26       0.28          1.01         0.33         0.35          0.16      (0.23)          0.14
per share

Diluted             1.22       0.27          0.98         0.32         0.34          0.15      (0.23)          0.14
earnings
Per Share

Dividends           0.06       0.06          0.04        0.038        0.078         0.056       0.038         0.038
declared per
common share
stock

BALANCE SHEET DATA:

Total assets     $37,156    $26,919       $35,560      $26,124      $29,363       $25,006     $23,572       $23,572

Total debt         6,792      4,322         6,901        3,816        4,640         4,203       3,997         3,997

Shareowners'      12,403      6,296        11,328        6,276        7,709         4,379       3,462         3,462
equity

INCOME         AT OR FOR THE TWELVE
STATEMENT           MONTHS ENDED
DATA:               DECEMBER 31,
              ---------------------

                 1995       1994
                 ----       ----
Revenues         $21,718    $19,867

Operating          (921)        985
income (loss)

Income (loss)      (813)        497
before
cumulative
effect of
accounting
change

Net income         (813)        497
(loss)

Base earnings      0.34)        N/A
per share

Diluted           (0.34)        N/A
earnings
Per Share

Dividends             --        N/A
declared per
common share
stock

BALANCE SHEET DATA:

Total assets     $20,217    $17,475

Total debt         4,018      3,164

Shareowners'       1,917      2,583
equity

N/A--Not applicable
Dollars in millions, except for per share amounts

                  SELECTED HISTORICAL FINANCIAL DATA -- XEDIA

      The following selected historical consolidated financial information of Xedia has been derived from their respective historical consolidated financial statements and include their notes, and should be read in conjunction with these consolidated financial statements and the notes. The historical consolidated financial statements of Xedia for the years ended December 31, 1994, 1995, 1996, 1997 and 1998 can be found in this proxy statement/prospectus in the section entitled "Xedia Corporation Financial Statements" on pages F-1 to F-20, and with the sections of this proxy statement/prospectus entitled "Certain Information Concerning Xedia -- Management's Discussion and Analysis of Financial Condition and Results of Operations." These financial statements should be read in conjunction with these consolidated financial statements and the notes. The Xedia and Lucent historical financial information as of and for the interim periods presented below has been prepared on the same basis as that derived from historical financial statements prepared on an annual basis and, in the opinion of management of the respective companies, includes all adjustments, consisting of normally recurring adjustments, necessary for a fair presentation of the financial position and results of operations of the respective companies as of the dates and for these periods. The results of the interim periods presented are not necessarily indicative of the results to be expected for future periods.

INCOME STATEMENT DATA:

                         AT OR FOR THE SIX MONTHS                     AT OR FOR THE TWELVE MONTHS
                               ENDED JUNE 30,                               ENDED DECEMBER 31,
                        -------------------------  ----------------------------------------------------------



                            1999         1998          1998          1997         1996         1995      1994
                            ----         ----          ----          ----         ----         ----      ----
 Revenues                   $6.9        $1.5          $5.5          $0.6         $4.4         $3.6      $0.5

 Operating loss             (2.9)       (4.6)         (8.3)         (5.7)        (1.5)        (1.5)     (1.7)


 Net loss                   (2.9)       (4.4)         (8.0)         (5.7)        (1.5)        (1.5)     (1.7)


 Net loss per common       (0.65)      (1.04)        (1.89)        (1.38)       (0.41)       (0.45)    (0.74)
 share-basic and diluted

 Dividends declared per      N/A         N/A           N/A           N/A          N/A          N/A       N/A
 common share




 BALANCE SHEET DATA:


 Total assets               $7.9       $10.5          $8.5         $14.3        $1.0          $3.0     $0.6


 Total debt                  1.3         0.5           0.4           0.6         0.5           0.4      0.4

 Total redeemable           20.7        20.7          20.7          20.7         2.4           2.0       --
 convertible preferred
 stock

 Stockholder's             (18.7)      (12.4)        (16.0)        (8.1)        (2.4)         (1.3)    (0.3)
 deficit

 N/A--Not applicable
 Dollars in millions, except per share amounts

                                  RISK FACTORS

      In addition to the other information included and incorporated by reference in this proxy statement/prospectus, Xedia stockholders should consider carefully the matters described below in determining whether to approve the merger agreement.

RISK FACTORS RELATING TO THE MERGER

      - THE EXCHANGE RATIOS FOR LUCENT COMMON STOCK TO BE RECEIVED IN THE MERGER ARE FIXED AND WILL NOT BE ADJUSTED IN THE EVENT OF ANY CHANGE IN STOCK PRICE. Under the merger agreement, each share of Xedia stock will be converted into the right to receive (1) in the case of each share of common stock, 0.216997, (2) in the case of each share of Series A convertible preferred stock, 0.433994, (3) in the case of each share of Series B convertible preferred stock, 0.433994, (4) in the case of each share of Series C convertible preferred stock, 0.647694, (5) in the case of each share of Series D convertible preferred stock, 0.433994, and (6) in the case of each share of Series E convertible preferred stock, 0.216997, of a share of Lucent common stock. These exchange ratios are fixed numbers and will not be adjusted in the event of any increase or decrease in the price of Lucent common stock. The price of Lucent common stock at the closing of the merger may vary from its price on the date of this proxy statement/prospectus and on the date of the special meeting. The price may vary because of changes in the business, operations or prospects of Lucent, the timing of the completion of the merger, the prospects of post-merger operations, general market and economic conditions and other factors. Because the date that the merger is completed may be later than the date of the special meeting, the price of Lucent common stock on the date of the special meeting may not be indicative of its price on the date the merger is completed. We urge Xedia stockholders to obtain current market quotations for Lucent common stock.

      - THE PRICE OF LUCENT COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE VALUE OF XEDIA STOCK. Upon completion of the merger, holders of Xedia stock will become holders of Lucent common stock. Lucent's business differs from that of Xedia, and Lucent's results of operations, as well as the price of Lucent common stock, may be affected by factors different from those affecting Xedia's results of operations and the value of Xedia stock. For a discussion of Lucent's business and certain factors to consider in connection with this business, see Lucent's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, as amended, which is incorporated by reference in this proxy statement/prospectus.

      - A PORTION OF THE LUCENT COMMON STOCK TO BE RECEIVED BY XEDIA STOCKHOLDERS WILL BE PLACED IN ESCROW TO SATISFY INDEMNITY CLAIMS MADE BY LUCENT UNDER THE MERGER AGREEMENT. The merger agreement provides that Xedia stockholders will remain liable and will indemnify Lucent and certain other persons after the merger for any inaccuracy in a representation or warranty and for any breach or default by Xedia of any covenants or agreements made by Xedia in the merger agreement.

            After the date of the merger, Lucent will cause 291,620 shares of Lucent common stock issued in connection with the merger to be deposited into an escrow account, which will be available to it to satisfy the indemnification obligations of the Xedia stockholders. There can be no assurance that the Xedia stockholders will receive any of the shares in the escrow account should they be required to indemnify Lucent under the terms of the merger agreement. See "The Merger Agreement -- Indemnification and Escrow Arrangement" on page 63 and "The Merger -- Merger Consideration" on page 53.

RISK FACTORS RELATING TO XEDIA

      As a stand-alone company, Xedia's business is subject to numerous risks and uncertainties, including those described below. Xedia stockholders should understand that these and other risks will continue to apply to Xedia's business if the merger is not consummated.

      - XEDIA HAS A HISTORY OF LOSSES AND EXPECTS TO INCUR FUTURE LOSSES. Since its inception, Xedia has not achieved profitability.
            Although its revenue has grown in 1998 and 1999, Xedia cannot assure you that its revenue will continue to grow or that it will realize sufficient revenue to achieve profitability. Xedia has incurred cumulative net losses of $6.7 million from inception through December 31, 1996, and losses of approximately $5.7 million for fiscal year 1997, $8.0 million for fiscal year 1998 and $2.9 million for the six months ended June 30, 1999. As of December 31, 1998, Xedia had an accumulated deficit of $20.4 million.

            If the merger with Lucent is not consummated, Xedia would expect to increase its operating expenses to expand its sales and marketing activities, develop new distribution channels, fund increased levels of research and development and build its operational infrastructure. If Xedia's future revenue does not increase substantially, these increased expenditures would have a materially adverse effect on Xedia's future business, results of operations and financial condition.

      - XEDIA WILL NEED ADDITIONAL FINANCING. If the merger with Lucent is not consummated and Xedia continues as a stand-alone company, Xedia would not have sufficient capital to continue its business operations as they are now being conducted. The merger agreement provides that Lucent will loan Xedia, at its request, up to $5,000,000 for working capital during the period prior to the closing on commercially reasonable terms and conditions. If the merger is not consummated, Xedia will be obligated to repay the Lucent loan, which will require Xedia to obtain significant additional debt and/or equity funds both to repay the Lucent loan and to provide working capital for Xedia's continuing operations as a stand-alone company. While Xedia believes that it will be able to raise the funds required to finance its operations as a stand-alone company, it cannot assure you that the required funds will be available when needed or that they can be obtained on terms favorable to Xedia. If the required funds cannot be obtained, Xedia could be forced to revise its business plans, including possible curtailment of its future business operations, reduction of its planned future growth or a combination with another company on terms less favorable than the terms governing the merger with Lucent.

      - XEDIA ENCOUNTERS INTENSE COMPETITION FOR IP ACCESS ROUTING AND VPN PRODUCTS. The market for Internet protocol (commonly referred to as IP) access routers is intensely competitive. This market is dominated by Cisco Systems. Several other major companies have entered or are expected to enter this market, including Nortel Networks, Nokia, Alcatel, FORE Systems, Siemens and Lucent. Many of Xedia's current and potential competitors have substantially greater financial, technical, sales, marketing and other resources than Xedia, as well as greater name recognition and larger installed customer bases. As a result, these competitors are able to devote greater resources to the development, promotion, sale and support of their products than Xedia can as a stand-alone company. In addition, Cisco Systems' position as a leader in providing networking solutions to businesses could adversely affect Xedia's efforts to sell its new virtual private network, or VPN, solutions to businesses and Internet service providers.

      - A SMALL NUMBER OF XEDIA'S CUSTOMERS ARE LIKELY TO ACCOUNT FOR A SUBSTANTIAL PERCENTAGE OF ITS REVENUE. During the fiscal year ended December 31, 1998, Xedia had two customers, PSINet and UUNET, that accounted for approximately 61% and 13%, respectively, of Xedia's total revenue for the period. Xedia expects that a small number of customers, including resellers and original equipment manufacturers, with large orders will continue to account for a majority of its quarterly revenue. If Xedia's large customers alter their purchasing habits, choose to buy competitors' products or reevaluate their needs for its products, Xedia's business, results of operations and financial condition would be materially adversely affected. Although its largest customers may vary from period to period, Xedia anticipates that its operating results for any given period will continue to depend to a significant extent on large orders from a small number of customers, particularly in light of the high sales price per unit of its products and the length of its sales cycles.

            Nortel Networks accounted for approximately $1.4 million of Xedia's revenue during the first half of 1999, or approximately 21% of Xedia's revenue during that period. Because Nortel Networks and certain other Xedia customers are competitors of Lucent, they are likely to be disinclined to buy Xedia's products after its merger with Lucent. Xedia previously expected that Nortel would contribute approximately 20% of Xedia's revenue for the second half of 1999. Therefore, the loss of Nortel's business and the business of certain other existing customers of Xedia could have a significant adverse impact on Xedia's expected future revenue as a stand-alone company.

      - XEDIA MUST DEVELOP AND EXPAND ITS DISTRIBUTION CHANNELS. Xedia relies on its 20-person field sales organization, as well as resellers and original equipment manufacturers, for the distribution of its products. To expand its sales and support fulfillment of its orders, Xedia must expand its distribution channels, primarily by adding large resellers and original equipment manufacturers or strategic partners. If Xedia fails to develop relationships with significant resellers or strategic partners, or if these resellers and partners are not successful in their sales efforts, sales of Xedia's products, particularly outside the United States, may decrease and its operating results would be materially adversely affected.

      - XEDIA IS DEPENDENT ON SALES OF ITS XEDIA ACCESS POINT PRODUCT FAMILY. Xedia currently derives almost all of its revenue from sales of its Xedia Access Point product family and expects that revenue from Access Point will continue to account for a substantial portion of its revenue for the foreseeable future. Accordingly, continued market acceptance of this product family is critical to Xedia's future success. Factors that may negatively impact the market acceptance of Xedia's products include the performance, price and total cost of ownership of Xedia's Access Point products and the availability and price of competing products and technologies. Many of these factors are beyond Xedia's control. Xedia's future performance will also depend on the successful development, introduction and market acceptance of new and enhanced products that address customer requirements in a cost-effective manner. Failure of Xedia's existing or future products to maintain and achieve widespread levels of market acceptance would significantly impair Xedia's revenue growth.

      - XEDIA'S MARKET IS SUBJECT TO RAPID TECHNOLOGICAL CHANGE. The data networking market is characterized by rapid technological change, frequent new product introductions, changes in customer requirements and evolving industry standards. To remain competitive, Xedia must regularly enhance the functionality of its existing products and introduce new products while simultaneously reducing its production costs. Even if Xedia is successful at introducing new product functionality and reducing costs, alternative technologies may develop which, if they achieve widespread market acceptance, could supplant Xedia's technology and make Xedia's products obsolete. Xedia's failure to respond to any of these market pressures would adversely affect its business, results of operations and financial condition.

      - XEDIA IS DEPENDENT ON THE WIDESPREAD ADOPTION OF INTERNET VPN SERVICES. Sales of Xedia's products depend on the increased use and widespread adoption of VPN services and the ability of Xedia's customers to market and sell VPN services. Xedia's business, results of operations and financial condition would be materially adversely affected if the use of VPN services does not increase as anticipated or if its customers' VPN services are not received well by the marketplace. Critical issues concerning the use of VPN services remain unresolved and could affect the use of VPNs. These issues include:

      -     reliability

      -     bandwidth

      -     cost

      -     ease of access

      -     quality of service

      Even if these issues are resolved, the market for products that provide VPNs over the Internet and to corporate networks may fail to develop, or develop at a slower pace than anticipated, and Xedia's business, results of operations and financial condition would be materially adversely affected.

      - XEDIA MAY BE UNABLE TO PROTECT ITS PROPRIETARY TECHNOLOGY. Xedia relies on a combination of copyright, trademark, patent and trade secret laws and restrictions on disclosure to protect its intellectual property rights. Although Xedia attempts to protect its intellectual property rights, it may be unable to prevent the misappropriation of its intellectual property, particularly in foreign countries where the laws may not protect Xedia's proprietary rights as fully as in the United States.

            Others may allege that Xedia's products infringe upon their proprietary rights. Any parties asserting that Xedia's products infringe upon their proprietary rights would force Xedia to defend itself or its customers, manufacturers or suppliers against alleged infringement of intellectual property rights. Xedia could incur substantial costs to prosecute or defend this litigation. In the event of a successful claim of infringement against Xedia and Xedia's failure or inability to develop non-infringing technology or license the infringed technology on acceptable terms and on a timely basis, Xedia could be forced to cease selling, incorporating or using products or services that incorporate the infringed technology and its business, results of operations and financial condition would be materially adversely affected. Xedia may be subject to such claims in the future.

      - XEDIA PURCHASES SEVERAL KEY PRODUCT COMPONENTS FROM SINGLE OR LIMITED SOURCES OF SUPPLY. Xedia currently purchases several key components used in the manufacture of its products from single or limited sources of supply. Sole source components include processors, system controller chips, network interface chips and selected passive components such as inductors and connectors, while limited source components include flash memories, random access memory components and printed circuit boards. Xedia has no guaranteed supply arrangement with the suppliers of these components, and Xedia or its manufacturers may fail to obtain these components in a timely manner in the future. Financial or other difficulties faced by these suppliers or significant changes in demand for these components could limit the availability to Xedia of these components. Any interruption or delay in the supply of any of these components, or the inability to obtain these components from alternate sources at acceptable prices and within a reasonable amount of time, would adversely affect Xedia's ability to meet scheduled product deliveries to its customers and would materially adversely affect Xedia's business, results of operations and financial condition.

      - XEDIA'S PLANNED EXPANSION TO INTERNATIONAL MARKETS WILL INVOLVE NEW RISKS. In 1998, Xedia derived approximately 97% of its revenues from sales to customers in the United States. Xedia's ability to increase its revenue will depend in large part on its ability to expand its international sales, which in turn depends on its development of country-specific features and on meeting foreign regulatory requirements. In its international sales expansion efforts, Xedia may be subject to a number of risks, including:

      -     expenses associated with customizing products for foreign countries

      - United States export regulations which may impede Xedia's ability to compete in foreign markets

      - difficulty and expense of visiting foreign customers to build long-term relationships

      -     dependence on local agents or representatives

      -     foreign currency exchange rate fluctuations

      -     political and economic instability

                                 THE COMPANIES

XEDIA

      Xedia designs, manufactures and markets integrated hardware and software high-speed network routers for broadband access to the Internet. Xedia's family of Access Point products are typically employed at the interface between enterprise networks (local area networks) and Internet service providers (wide area networks) to function as a router for accessing the Internet. In addition, its products assist in providing service quality and security by applying quality-of-service (QoS) and encryption techniques to the information flowing between networks.

      Xedia sells its products primarily to Internet service providers which typically bundle them with other services and resell them to their customers. The service providers generally are either independent operators or providers affiliated with large, traditional data communications companies. As of September 1, 1999, Xedia's customers included leading Internet service providers such as MCI Worldcom's UUNET, Concentric, PSINet, Verio and Digex.

      Xedia has approximately 90 full-time and 5 part-time employees, most of whom are located at Xedia's headquarters in Acton, Massachusetts. Xedia was organized as Other Company, Inc. under the laws of Delaware on October 5, 1992 and its executive offices are located at 50 Nagog Park, Acton, Massachusetts.

LUCENT

      Lucent designs, builds and delivers a wide range of public and private networks, communications systems and software, data networking systems, business telephone systems and microelectronic components. Lucent is a global leader in the sale of public communications systems, and is a supplier of systems or software to most of the world's largest network operators. Lucent is also a global leader in the sale of business communications systems and in the sale of microelectronic components for communications applications to manufacturers of communications systems and computers. Lucent conducts its research and development activities through Bell Laboratories, one of the world's foremost industrial research and development organizations.

      Lucent was incorporated in Delaware in November 1995. Lucent was a wholly owned subsidiary of AT&T prior to its initial public offering of common stock on April 10, 1996, and became completely separate from AT&T when the remaining shares of Lucent common stock held by AT&T were distributed to AT&T's stockholders on September 30, 1996. Additional information regarding Lucent is contained in Lucent's filings with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 94.

MATERIAL CONTRACTS BETWEEN LUCENT AND XEDIA

      Lucent and Xedia are parties to a non-exclusive reseller agreement dated as of July 1, 1999, under which Lucent may purchase and resell certain of Xedia's products at a standard discount with customary payment terms. Lucent and Xedia also entered into a non-disclosure agreement dated as of July 23, 1998 and a confidentiality agreement dated as of January 21, 1999 containing customary terms and conditions regarding the confidential treatment of information exchanged between the parties.

      At Xedia's request, Lucent has agreed to provide prior to the merger up to $5 million in working capital financing to Xedia for a term of one year on commercially reasonable terms and conditions consistent with past practice and reasonably acceptable to Lucent and Xedia.


                              THE SPECIAL MEETING

      We are furnishing this proxy statement/prospectus to stockholders of Xedia as part of the solicitation of proxies by the Xedia board of directors for use at the special meeting.

DATE, TIME AND PLACE

      We will hold the special meeting at the offices of Hale and Dorr LLP, 60
State Street, Boston, Massachusetts at   , at   a.m., local time, on   , 1999.

PURPOSE OF SPECIAL MEETING

      At the special meeting, we are asking holders of Xedia stock to approve
(1) the merger agreement, (2) the amendment to Xedia's certificate of incorporation to provide that a consolidation or merger of Xedia with or into another corporation or entity in a transaction involving the disposition of more than 50% of the voting power of Xedia, or a sale of all or substantially all the assets of Xedia, shall not be deemed to be a liquidation, dissolution or winding up of Xedia and (3) the amendment to Xedia's 1993 stock option plan increasing the number of shares of Xedia common stock authorized for issuance from 4,700,000 to 5,950,000. The Xedia board of directors has determined that the merger is fair to, and in the best interests of, Xedia stockholders, has unanimously approved the merger agreement and the merger, and unanimously recommends that Xedia stockholders vote "for" approval of the merger agreement, "for" the amendment to Xedia's certificate of incorporation and "for" the amendment to Xedia's 1993 stock option plan.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

      Only holders of record of Xedia stock at the close of business on   ,
1999, the record date, are entitled to notice of and to vote at the special
meeting. On the record date, (1)          shares of Xedia common stock were
issued and outstanding and held by approximately 41 holders of record, (2) 57,600 shares of Series A convertible preferred stock were issued and outstanding and held by five holders of record, (3) 165,000 shares of Series B convertible preferred stock were issued and outstanding and held by seven holders of record, (4) 240,000 shares of Series C convertible preferred stock were issued and outstanding and held by one holder of record, (5)

2,127,867 shares of Series D convertible preferred stock were issued and outstanding and held by eight holders of record, and (6) 3,414,288 shares of Series E convertible preferred stock were issued and outstanding and held by 11 holders of record.

      A quorum is present at the special meeting if a majority of the shares of
(1) Xedia stock, and (2) Xedia stock of each class or series entitled to vote separately where a separate vote is required, in each case are issued and outstanding and entitled to vote on the record date are represented in person or by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Xedia common stock on the record date are entitled to one vote per share of common stock at the special meeting on the proposals to approve the merger agreement, amend the certificate of incorporation and amend the 1993 stock option plan. Holders of record of Xedia preferred stock on the record date are entitled to the number of votes per share of preferred stock equal to the number of whole shares of Xedia common stock into which each share of preferred stock is convertible at the special meeting on the proposals to approve the merger agreement, amend the certificate of incorporation and amend the 1993 stock option plan, whether voting together with the common stock or in a separate vote of each class or series entitled to vote. As of the record date, each share of Xedia Series A, Series B, Series C, Series D and Series E convertible preferred stock was convertible into 2.0000, 2.0000, 2.9848, 2.0000 and 1.0000 shares of Xedia common stock, respectively.

VOTES REQUIRED

      The affirmative vote of each of the following is required to approve the merger agreement: (1) a majority of the outstanding shares of Xedia common stock and convertible preferred stock on the record date voting together as a single class, (2) a majority of the outstanding shares of each of the Series C convertible preferred stock, Series D convertible preferred stock and Series E convertible preferred stock on the record date, each voting as a separate class, and (3) at least two of the following three holders of Series D convertible preferred stock: Greylock Equity Limited Partnership, J.P.M. International and D.R.L. Jones. IF YOU ABSTAIN FROM VOTING OR DO NOT VOTE ON THE MERGER PROPOSAL, EITHER IN PERSON OR BY PROXY, IT WILL HAVE THE EFFECT OF A VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT.

     The affirmative vote of each of the following is required to approve the amendment of the certificate of incorporation: (1) a majority of the outstanding shares of Xedia common stock and convertible preferred stock on the record date voting together as a single class, (2) holders of a majority of the outstanding shares of Xedia convertible preferred stock voting together as a single class, and (3) a majority of the outstanding shares of each of the Series C convertible preferred stock Series D convertible preferred and Series E convertible preferred stock, each voting as a separate class. IF YOU ABSTAIN FROM VOTING OR DO NOT VOTE ON THE PROPOSED AMENDMENT TO XEDIA'S CERTIFICATE OF INCORPORATION, EITHER IN PERSON OR BY PROXY, IT WILL HAVE THE EFFECT OF A VOTE AGAINST APPROVAL OF THE AMENDMENT.

      The affirmative vote of a majority of the outstanding shares of Xedia common stock and preferred stock on the record date, voting together as single class, present or represented by proxy at the special meeting and voting on the matter is required to approve the amendment to Xedia's 1993 stock option plan. IF YOU ABSTAIN FROM VOTING OR DO NOT VOTE ON THE PROPOSAL TO AMEND XEDIA'S 1993 STOCK OPTION PLAN, IT WILL HAVE NO EFFECT ON THE VOTE.

      WE CANNOT COMPLETE THE MERGER UNLESS BOTH THE MERGER AGREEMENT AND THE AMENDMENT TO XEDIA'S CERTIFICATE OF INCORPORATION ARE APPROVED BY THE REQUISITE VOTES.

      WE CAN COMPLETE THE MERGER WITHOUT APPROVAL OF THE AMENDMENT TO XEDIA'S 1993 STOCK OPTION PLAN.

VOTING AGREEMENTS

      On August 12, 1999, each of D.R.L. Jones, Greylock Equity Limited Partnership, Greylock IX Limited Partnership, J.P.M. International, Robert Polychron, Norwest Venture Partners, VI L.P. and Nortel Networks NA Inc. entered into a voting agreement with Lucent, Xylophone Acquisition Inc. and Xedia, pursuant to which they have agreed to vote the Xedia stock they own "for" approval of the merger agreement. The form of the voting agreement is attached as Exhibit E. Each of these persons or entities has also granted an irrevocable proxy and a power of attorney to Lucent representatives to vote its shares of Xedia stock "for" approval of the merger agreement and "for" approval of the amendment to the certificate of incorporation.

      On the record date, these stockholders owned and were entitled to vote
(1) 75.1% of the outstanding shares of Xedia common stock and convertible preferred stock, voting together as a single class and (2) 100% of the Series C convertible preferred stock, 97.1% of the Series D convertible preferred stock and 75.3% of the Series E convertible preferred stock.

VOTING OF PROXIES

      All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. PROPERLY EXECUTED PROXIES THAT DO NOT CONTAIN VOTING INSTRUCTIONS WITH RESPECT TO APPROVAL OF THE MERGER AGREEMENT WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT. PROPERLY EXECUTED PROXIES THAT DO NOT CONTAIN VOTING INSTRUCTIONS WITH RESPECT TO APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF XEDIA WILL BE VOTED "FOR" APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION. PROPERLY EXECUTED PROXIES THAT DO NOT CONTAIN VOTING INSTRUCTIONS WITH RESPECT TO APPROVAL OF THE AMENDMENT TO XEDIA'S 1993 STOCK OPTION PLAN WILL BE VOTED "FOR" APPROVAL OF THE AMENDMENT TO XEDIA'S 1993 STOCK OPTION PLAN.

      Shares of Xedia stock represented at the special meeting but not voting, including shares of Xedia stock for which proxies have been received but for which holders of shares have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

     Only shares affirmatively voted for approval of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for the merger proposal. Only shares affirmatively voted for the amendment to the amended restated certificate of incorporation, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for the amendment proposal. Only shares affirmatively voted for the amendment to Xedia's 1993 stock option plan, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for the amendment proposal. If a Xedia stockholder abstains from voting or does not vote, either in person or by proxy, it will have the effect of a vote against the merger agreement and the amendment of the certificate of incorporation and will have no effect on the proposed amendment of the stock option plan.

     The persons named as proxies by a stockholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to approve the merger agreement or the amendment to the certificate of incorporation of Xedia, as the case may be, will be voted in favor of any adjournment or postponement.

REVOCABILITY OF PROXIES

     The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the special meeting. A stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of Xedia a duly executed revocation of proxy, by submitting a duly executed proxy to the Secretary of Xedia bearing a later date or by appearing at the special meeting and voting in person. Attendance at the special meeting will not itself constitute revocation of a proxy.

SOLICITATION OF PROXIES

     Xedia will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Xedia and its subsidiaries may solicit proxies from stockholders by telephone or other electronic means or in person.

     PLEASE DO NOT SEND STOCK CERTIFICATES WITH YOUR PROXY. A transmittal form with instructions for the surrender of Xedia stock certificates will be mailed to you as soon as practicable after completion of the merger.

DISSENTERS' RIGHTS TO APPRAISAL

     If you do not wish to accept Lucent common stock in the merger, you have the right under Delaware law to have the fair value of your shares determined by the Delaware chancery court. This right to appraisal is subject to a number of restrictions and technical requirements. Generally, in order to exercise your appraisal rights:

     - you must send a written demand to Xedia for appraisal in compliance with Delaware law before the vote on the merger

     -      you must not vote in favor of the merger

     - you must continuously hold your Xedia stock, from the date you make the demand for appraisal through the closing of the merger

Merely voting against the merger will not protect your rights to an appraisal. Annex C to this proxy statement/prospectus contains a copy of the Delaware statute governing appraisal rights. Failure to follow all the steps required by Delaware law will result in the loss of your rights to appraisal. The Delaware law requirements for exercising appraisal rights are described in further detail on pages 27 to 28.

     See "The Merger--Right of Stockholders to Appraisals" and "The Merger--Appraisal Rights Procedures" on pages 48 and 49, respectively and "Comparison of Rights of Common Stockholders of Lucent and Stockholders of Xedia--Appraisal or Dissenters' Rights" on page 79.

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
                                   THE MERGER

     The following discussion summarizes the material terms of the merger and the merger agreement. We urge stockholders to read carefully the merger agreement and the fairness opinion of Morgan Stanley & Co. Incorporated which are attached as Annexes A and E to this proxy statement/prospectus.

BACKGROUND TO THE MERGER

     Xedia's sales and distribution strategy has historically relied on indirect marketing channels provided by established resellers and original equipment manufacturers, commonly referred to as OEMs, including network equipment vendors such as Lucent, for the distribution of its products. In connection with establishing business relationships with resellers and OEMs, Xedia was contacted by Kevin Oye, Vice President, Strategy and Business Development of Lucent's Data Networking Systems business group, and Mark Lovington, Director, Strategy and Business Development of Lucent's Data Networking Systems business group, which led to a meeting on May 6, 1998 during which Xedia provided information on its background and product line.

     On May 14, 1998, several other product management and engineering representatives of Lucent visited Xedia and received more extensive presentations on the Xedia product line and a discussion of potential reseller and OEM opportunities ensued.

     On June 19 and August 21, 1998, Xedia's representatives met with Mr. Oye to discuss potential business relationships with Lucent. On July 23, 1998, Xedia and Lucent entered into a non-disclosure agreement containing customary terms and conditions regarding the confidential treatment of information furnished by the parties.

     On September 7, 1998, Ashley Stephenson, Chairman of Xedia, and Robert Steinkrauss, President of Xedia, met with Karyn Mashima, Vice President of Lucent's Data Networking Systems business group, to discuss expanding the potential business opportunities between Lucent and Xedia from a reseller/OEM arrangement to a strategic relationship.

     Over the course of the second half of 1998 and the first half of 1999, Xedia also engaged in strategic discussions regarding general business and reseller opportunities with several other equipment vendors, including Ascend (which was subsequently acquired by Lucent).

     On September 28, 1998, Xedia retained Morgan Stanley & Co. Incorporated to advise Xedia on strategic alternatives. Xedia did not authorize Morgan Stanley to solicit interest in Xedia from any other parties at that time.

     On November 24, 1998, Xedia met with Dick Slezak, Ascend's Director of Business Development, to discuss the potential for future cooperative sales and marketing opportunities and to review Xedia's business and product strategy, including an update on the interoperability tests conducted by Xedia and Ascend.

     On December 29, 1998, Ms. Mashima further discussed with Xedia Lucent's interest in a potential strategic relationship. On January 13, 1999, Lucent and Ascend announced that they had entered into a merger agreement.

     On January 21, 1999, Lucent and Xedia entered into a confidentiality agreement containing customary terms and conditions regarding the confidential treatment of information furnished by the parties.

     On March 5, 1999, representatives from Lucent met with Xedia representatives for extensive product and business discussions, and additional Xedia product testing was scheduled to follow.

     On April 26, 1999, Michael Bond, Director, Corporate Strategy and Development of Lucent, called Mr. Steinkrauss to discuss a possible acquisition of Xedia by Lucent and to discuss the need for conducting due diligence and entering into a more appropriate non-disclosure agreement.

     In May 1999, Xedia received a follow-up call from Mr. Bond, and representatives of Xedia, Lucent and Ascend met to discuss Xedia's recent product announcements and ongoing reseller opportunities. The representatives also held preliminary discussions regarding the possible acquisition of Xedia by Lucent. On June 14, 1999, representatives from Xedia met with Menachem Abraham, President, Enterprise Systems of Lucent's Data Networking Systems business group, and Roger Boyce, Vice President, Enterprise Access at Ascend, to discuss general business progress and employee retention opportunities should an acquisition occur.


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


     During the first part of 1999, Xedia held discussions with other parties regarding strategic opportunities and also received expressions of interest from several parties who wished to discuss strategic opportunities. In late June, Xedia scheduled meetings with several interested parties.

     On July 1, 1999, Mr. Oye and Mr. Bond contacted Mr. Steinkrauss to discuss Lucent's interest in acquiring Xedia in exchange for $200 million of Lucent common stock. On July 2, 1999, Mr. Stephenson convened a special telephonic meeting of the board of directors of Xedia to discuss the Lucent proposal. During the course of the meeting, the directors assessed the Lucent proposal and the status of strategic discussions with other parties held to date. The Xedia directors then instructed Morgan Stanley to commence discussions with Lucent regarding the value placed on Xedia by Lucent and to evaluate other alternatives, including an initial public offering of Xedia's common stock and potential strategic and acquisition opportunities with other interested parties.

     Based on Xedia's board directive, between July 3 and July 14, 1999 Morgan Stanley began contacting several parties which had expressed strategic interest in Xedia as well as other potentially interested parties. Morgan Stanley informed potentially interested parties that any acquisition inquiries should be of a timely nature.

     On July 7, 1999, Morgan Stanley called Lucent to discuss Lucent's offer. Morgan Stanley advised Lucent that its offer needed to be increased, and Lucent advised Xedia that it was unwilling to discuss an increased offer without some guidance from Xedia's board of directors as to an acceptable price.

     On July 7, 1999, the directors of Xedia met to review the Lucent offer and to hear the report of Morgan Stanley on the status of its discussions with Lucent and other parties. Xedia's directors instructed Morgan Stanley to advise Lucent that a Lucent offer in the $275 million range would be viewed favorably by Xedia's directors.

     Between July 7 and July 14, 1999, Xedia met with several interested parties to conduct due diligence and discuss strategic opportunities.

     On July 12, 1999, Lucent called Morgan Stanley and asked if Xedia's board had provided Morgan Stanley with any guidance, and Morgan Stanley communicated the $275 million range.

     On July 14, 1999, Lucent advised Morgan Stanley that it might be willing to increase its offer between 4-5%, provided that the terms of the merger were negotiated quickly and a definitive agreement was executed in a timely manner. On July 15, 1999, Lucent indicated that it would be willing to formally increase its offer to $225 million, provided that it receive a prompt favorable response from Xedia's board of directors.

     At a meeting of the Xedia board of directors held on July 15, 1999, Morgan Stanley reported on its latest discussions with Lucent and other potential acquirors. The board reviewed the strategic merits, relative status of due diligence, certainty of consummating a transaction and potential value proposals from each of the other potential buyers and compared them to Lucent's



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


proposal. In addition, the Board reviewed transaction models, including cash versus equity consideration, pooling of interest issues and other related acquisition issues.

     On July 20, 1999, Morgan Stanley presented Lucent with a $245 million counter offer, and on July 21, 1999, Lucent responded that it would increase its offer to $230 million if Xedia entered into an exclusivity agreement with Lucent.

     From July 20 to July 27, 1999, in anticipation of Lucent's request for an exclusivity agreement, Morgan Stanley with the assistance of Xedia's executives engaged in discussions with three potentially interested parties.

     On July 21, 1999, during a telephone board meeting, the Lucent board of directors considered the merger and, after deliberation, approved the transactions and authorized the execution and delivery of the merger agreement and the related documents.

     On July 22, 1999, Lucent presented a draft of an exclusivity agreement to Xedia. On July 23, Morgan Stanley and Lucent discussed the terms of the proposed acquisition by Lucent and the exclusivity agreement. On July 26, 1999, counsel for Xedia and Lucent negotiated a mutually acceptable exclusivity agreement.

     By July 27, 1999, two of the parties had withdrawn from the discussions and a third party (Company A) indicated that it would not be able to engage in discussions with Xedia for at least two weeks. Based on Lucent's demand for a prompt favorable response and the lack of any alternative proposal, the board decided to move towards a potential transaction with Lucent, which included further due diligence activities and the negotiation of a mutually acceptable merger agreement.

     On July 28, 1999, Xedia and Lucent entered into an exclusivity agreement, pursuant to which Xedia agreed that it would not solicit or encourage any offers or otherwise engage in any discussions with any parties other than Lucent regarding the possible acquisition of Xedia until the close of business on August 18, 1999.

     During the period from July 29, 1999 through August 8, 1999, representatives of Lucent and Xedia conducted mutual due diligence concerning their respective businesses and operations, while the attorneys for Lucent and Xedia were engaged in negotiating the terms of a draft merger agreement prepared by Lucent.

     On August 9, 1999, Xedia received an unsolicited letter from Company A indicating Company A's interest in pursuing negotiations to acquire Xedia. Company A's proposal stated that it was not intended to be a legally binding agreement, but was intended to advance Company A's negotiations and due diligence regarding a proposed acquisition of Xedia. The letter proffered a preliminary valuation of Xedia of $450 million in Company A common stock. It also provided that in the event Xedia did not deliver a signed copy of Company A's letter by 3:00 p.m. (Pacific Standard Time) on August 11, 1999, Company A's letter would be deemed to be withdrawn and of no further force and effect. Xedia promptly advised Lucent, pursuant to the terms of its exclusivity agreement with Lucent, that it had received an unsolicited letter from a potential third party acquiror.

     On August 10, 1999, Xedia convened a special telephonic meeting of its board of directors, which also was attended by representatives of Morgan Stanley and Xedia's special counsel, Hale and Dorr LLP. The purpose of the meeting was to discuss the Company A proposal and to review the status of the Lucent discussions. The board reviewed the principal provisions of the Company A proposal, including the provision that would result in the payment of $450 million, or $220 million more in Company A common stock than would be obtained from Lucent if a transaction with Company A were consummated. The board also reviewed the limited amount of discussions to date between Company A and Xedia and the more complicated strategic implications of a transaction with a small, relatively young company such as Company A compared to a transaction with a large established company such as Lucent. Counsel noted that the Company A letter imposed a 48-hour deadline which required a favorable response by 3:00 p.m. Pacific Standard Time on August 11, 1999. Counsel also noted that the exclusivity agreement with Lucent prohibited Xedia from carrying on any discussions prior to August 18, 1999, the expiration date of the exclusivity agreement. In addition, counsel reviewed the non-binding nature of Company A's letter which, in substance, was an expression of interest on the part of Company A to carry on negotiations rather than a firm offer to acquire Xedia on specified terms. Counsel also discussed the need for the directors to assess the probability of a successful transaction with Company A if Xedia delayed responding to the latest Lucent offer and the risk that Xedia could be left without either the Lucent or the Company A opportunity because of the duration of the exclusivity period and the Company A deadline for Xedia's response.

     Representatives of Morgan Stanley then reviewed the Company A proposal, including (i) the absence from Company A's letter of any binding commitment,
(ii) the need to conduct due diligence and to prepare and negotiate definitive merger agreement with Company A, and (iii) the 48-hour response deadline imposed by Company A. Morgan Stanley also reviewed Company A's financial position and the recent trading activity of stock. Morgan Stanley also advised the Xedia directors that Lucent stated that it was prepared to sign a definitive merger agreement within the next 24 hours and discussed the serious risks of any further delay in dealing with Lucent. After comparison by the Xedia directors of the uncertainties and lack of an unconditional offer from Company A with the certainty of a transaction with Lucent and the value of Lucent stock, coupled with the uncertainty that a merger transaction could be successfully negotiated or consummated with Company A, the Xedia directors concluded that the Lucent transaction was preferable and that any delay to allow for the expiration of the exclusivity period could result in the loss of the Lucent transaction without any assurance that a more favorable transaction could be consummated with Company A. Accordingly, the board of directors instructed Morgan Stanley to revisit its price discussions with Lucent with the objective of negotiating an increase in the merger consideration. The Xedia directors also instructed Morgan Stanley to prepare additional information on Company A for consideration by the directors at the Xedia board meeting called for August 11, 1999.

     On August 11, 1999, the Xedia directors met together with representatives of Morgan Stanley and Hale and Dorr. Representatives of Morgan Stanley presented a financial analysis of

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

the Lucent merger offer as well as other potential alternatives. They reported that Morgan Stanley, acting on instructions from the board of directors, sought to negotiate a higher valuation from Lucent. They reported that their negotiations resulted in Lucent's agreement to increase the merger consideration by 5%, from $230 million to $241.5 million, and after further negotiations, to raise it to $243 million. Lucent advised Morgan Stanley that $243 million was its best and final offer and was subject to withdrawal if Xedia did not enter into a definitive merger agreement in the next two days. In addition, Morgan Stanley reviewed the valuation methodologies which it employed for purposes of its fairness opinion, discussed the merger exchange ratios, reviewed the risks of a transaction with Company A based on the Company A letter, compared the Lucent firm offer with the Company A expression of interest in terms of strategic rationale, timing, value, certainty and currency and delivered the oral opinion of Morgan Stanley, later confirmed in writing, to the effect that, as of August 12, 1999, the exchange ratio offered by Lucent was fair to Xedia's stockholders from a financial point of view. Mr. Stephenson also compared the two alternatives from the perspective of strategic fit and ability to grow and advance the Xedia product and organization.

     Next, representatives of Hale and Dorr described the fiduciary duties applicable to directors considering a strategic business combination and reviewed the principal terms of the merger agreement and related documents, the current drafts of which were provided to each director. Counsel also summarized the status of the negotiations and the terms of the voting agreements required by Lucent as a condition to its execution of the merger agreement, and reviewed the pooling of interest accounting issues, the indemnification provisions and the escrow agreement. In addition, counsel reviewed regulatory issues, the timing of a S-4 registration statement to be filed with the SEC in connection with the issuance of Lucent's shares in the merger, and recommendations for resolving remaining open merger agreement issues. Prior to the Chairman's call for a vote on the merger transaction, Roger L. Evans, a director of Xedia, reported to the directors on his substantial holdings of Lucent stock received principally in connection with Lucent's acquisition of Ascend. After discussion, Mr. Evans stated he felt conflicted in voting on the Lucent transaction because of his substantial Lucent stock position and therefore tendered his resignation as a director of Xedia effective immediately. The directors of Xedia then engaged in further discussions regarding the proposed Lucent merger agreement and the proposed merger transactions, after which they unanimously approved the Lucent merger agreement and authorized its execution and delivery. The parties signed the merger agreement on the night of August 12, 1999.

     Prior to the commencement of trading on the New York Stock Exchange on August 13, 1999, Lucent and Xedia issued a joint press release announcing the execution of the merger agreement.

REASONS FOR THE MERGER AND BOARD OF DIRECTORS RECOMMENDATION

     REASONS FOR THE MERGER. In reaching its decision to approve the merger agreement and the merger and to recommend approval of the merger agreement by Xedia stockholders, the Xedia board of directors consulted with its management team and advisors and independently considered the proposed merger agreement and the transactions contemplated by the merger


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

agreement. The following discussion of the factors considered by the Xedia board of directors in making its decision is not intended to be exhaustive but includes all material factors considered by the Xedia board of directors.

     The Xedia board of directors considered the following factors as reasons that the merger will be beneficial to Xedia and its stockholders:

     - The access afforded to Xedia's products through Lucent's established relationships with large business organizations and enterprises and with major customers, sales and marketing resources and distribution channels

     - The belief that the merger would permit Xedia to leverage hardware and software technologies developed for other products in the Lucent portfolio, including the access and aggregation switching systems to which Xedia products are often connected in Xedia's customers' networks

     - The belief that, through a tax-free reorganization, the opportunity to own Lucent common stock would provide Xedia stockholders with greater future liquidity in the security of an attractive company that could capitalize on the business prospect of Xedia and provide a better return of stockholder investment

     - The strategic fit and complementary nature of Lucent's and Xedia's router and VPN product lines which could result in significant solution and channel synergy, allowing Xedia to offer a more complete solution to potential Xedia customers

     In the course of its deliberations, the Xedia board of directors reviewed with Xedia management a number of other factors relevant to the merger. In particular, the Xedia board of directors considered, among other things:

     - Information relating to the business, assets, management, competitive position and operating performance of Xedia, including the prospects of Xedia if it were to continue as an independent company

     - The strategic importance of securing a large partner for Xedia in order to maximize the potential of the market and take advantage of Xedia's leadership position in access routing and Internet VPNs

     - The financial presentation of Morgan Stanley, including its opinion described under "The Merger -- Opinion of Morgan Stanley & Co. Incorporated" on page 36, to the effect that, as of the date of such opinion, the consideration to be received in the aggregate by the stockholders of Xedia was fair, from a financial point of view, to the stockholders of Xedia

     -      The market price and anticipated stability of Lucent stock



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


     -      The likelihood that the merger would be completed

     -      The expected qualification of the merger as a reorganization under
            Section 368(a) of the Internal Revenue Code

     The Xedia board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including:

     - The risk that the operations of Lucent and Xedia might not be successfully integrated

     - The risk that, despite the efforts of Xedia and Lucent after the merger, key personnel might leave Xedia

     - The risk that the potential benefits of the merger might not be fully realized

     The Xedia board of directors believed that certain of these risks were unlikely to occur, that Xedia could avoid or mitigate others, and that, overall, these risks were outweighed by the potential benefits of the merger.

     In view of the variety of factors considered in connection with its evaluation of the merger agreement and the merger, the Xedia board of directors did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of the Xedia board of directors may have given different weight to different factors.

     RECOMMENDATION OF THE XEDIA BOARD OF DIRECTORS. After careful consideration, the Xedia board of directors unanimously determined that the terms of the merger agreement and the merger are fair to, and in the best interests of, Xedia and its stockholders and has unanimously approved the merger agreement and the merger. The Xedia board of directors unanimously recommends that the stockholders of Xedia vote "for" the approval of the merger agreement.

OPINION OF MORGAN STANLEY & CO. INCORPORATED

     Pursuant to a letter dated as of September 28, 1998, Morgan Stanley & Co. Incorporated was engaged to provide financial advisory services and a financial fairness opinion in connection with the merger. Morgan Stanley was selected by Xedia's board of directors to act as Xedia's financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Xedia and the industry in general.

     At the August 11, 1999 meeting of the Xedia board, Morgan Stanley rendered its oral opinion that, as of such date and based upon and subject to the various considerations set forth in its opinion, the consideration to be received in the aggregate by the Xedia stockholders pursuant to the merger agreement is fair from a financial point of view to Xedia stockholders. Morgan


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

Stanley delivered to the Xedia board a written opinion dated August 12, 1999 confirming its oral opinion.

     The full text of Morgan Stanley's written opinion dated August 12, 1999, which sets forth, among other things, assumptions made, procedures followed, matters considered and the limits of the review undertaken, is attached as Annex D to this proxy statement/prospectus and is incorporated herein by reference. Holders of Xedia stock are urged to, and should, read the opinion carefully and in its entirety. The Morgan Stanley opinion is addressed to the Xedia board and addresses the fairness of the consideration to be received in the aggregate by the holders of shares of the equity pursuant to the merger agreement from a financial point of view to the holders of Xedia stock and it does not address any other aspect of the merger, nor does it constitute a recommendation to any stockholder of Xedia as to how Xedia's stockholders should vote at the special meeting. The summary of the opinion of Morgan Stanley set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of its opinion.

     In rendering its opinion, Morgan Stanley, among other things:

     - reviewed certain internal financial statements and other financial and operating data concerning Xedia prepared by the management of Xedia;

     - reviewed certain financial projections prepared by the management of Xedia;

     - discussed the past and current operations and financial condition and the prospects of Xedia, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Xedia;

     - compared the financial performance of Xedia with that of certain comparable publicly-traded companies and their securities;

     - reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     - reviewed certain publicly available financial statements and other information of Lucent;

     - discussed the past and current operations and financial condition and the prospects of Lucent with representatives of Lucent;

     - analyzed the pro forma impact of the merger on Lucent's earnings per share and other financial ratios;

     - reviewed the reported prices and trading activity for Lucent common stock;

     - discussed with representatives of Lucent certain publicly available research analyst projections for Lucent;

     - compared the financial performance and prices and trading activity of Lucent common stock with that of certain other comparable publicly traded companies and their securities;

     - participated in discussions and negotiations among representatives of Xedia and Lucent and their financial and legal advisors;

     -      reviewed the merger agreement and certain related documents; and

     - performed such other analyses and considered such other factors as it deemed appropriate.

     In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Xedia. Morgan Stanley also relied upon the assessment by the management of Xedia and Lucent of their ability to retain key employees of Xedia. Morgan Stanley also relied upon, without independent verification, the assessment by the management of Xedia of Xedia's technologies and products, the timing and risks associated with the integration of Xedia with Lucent and the validity of, and risks associated with, Xedia's existing and future products and technologies. As the board was aware, Lucent did not make available its forecasts of future financial performance. Instead, for purposes of its analysis, Morgan Stanley has relied upon, with the board's consent, the estimates of certain research analysts for Lucent. In addition, Morgan Stanley has assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement, including, among other things, that the merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. generally accepted accounting principles and the merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of Xedia, nor has it been furnished with any such appraisals. Morgan Stanley noted that the capital structure of Xedia consists of the common stock and the Series A, Series B, Series C, Series D, and Series E convertible preferred stock, and Morgan Stanley expressed no opinion as to the fairness of the consideration to be received among the various classes or series of stock. The Morgan Stanley opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of the Morgan Stanley opinion.

     The following is a brief summary of certain analyses performed by Morgan Stanley in connection with its oral and written opinions. The summary of one financial analysis includes information presented in tabular format. In order to fully understand this financial analysis used by Morgan Stanley, the tables must be read together with the text of the summary. The tables alone do not constitute a complete description of the financial analysis.



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


     DISCOUNTED EQUITY ANALYSIS. Morgan Stanley performed an analysis of the present value of Xedia's future value based on the following assumption ranges: net earnings estimates for the years 2001 and 2002 (utilizing sensitivity cases in addition to base case estimates); revenue estimates (utilizing sensitivity cases in addition to base case estimates) for the calendar years 2000 and 2001; illustrative forward multiples of earnings, ranging from 30.0x to 50.0x; illustrative forward multiples of revenues, ranging from 6.0x to 8.0x; illustrative discount rates, ranging from 20% to 35%. Based on these assumptions, Morgan Stanley calculated the present value of Xedia's future theoretical equity values, ranging from approximately $175 million to $250 million.

     ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS. Using publicly available information, Morgan Stanley reviewed the terms of certain announced, pending or completed early-stage networking industry acquisition transactions and compared the aggregate value of these transactions to the latest implied post-money venture capital financing valuation. Based on the overall range of early-stage networking transactions, Morgan Stanley applied a range of multiples of aggregate value to implied post-money venture capital financing valuation of 3.0x to 5.0x.

     As part of its analysis, Morgan Stanley also reviewed the publicly available terms of certain announced, pending or completed networking industry acquisition transactions and compared the aggregate value of these transactions to the trailing twelve months revenue. Based on the overall range of these late-stage networking transactions, Morgan Stanley applied a range of multiples of aggregate value to trailing twelve months revenues of approximately 4.0x to 8.0x to Xedia's calendar year 2000 revenues to determine a theoretical future value, and calculated the present value of such result at discount rates of 20-35%.

     No transaction utilized as a comparison in the precedent transactions analysis is identical to the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions regarding industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Xedia, such as the impact of competition on Xedia and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Xedia or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data.

     HISTORICAL COMMON STOCK PERFORMANCE. Morgan Stanley's analysis of Lucent's common stock performance consisted of a historical analysis of closing prices and trading volumes over the period from August 9, 1998 to August 9, 1999. During that period, based on closing prices on the New York Stock Exchange, shares of Lucent common stock achieved a high closing price of $78.44 on July 16, 1999 and a low closing price of $28.50 on October 7, 1998. Additionally, Morgan Stanley noted that shares of Lucent common stock closed at a price of $63.63 on August 9, 1999.

     COMPARATIVE STOCK PRICE PERFORMANCE. Morgan Stanley performed a historical analysis of closing prices from August 6, 1998 to August 6, 1999 of: Lucent common stock; the NASDAQ Composite; the S&P 500; and an index of comparable voice and data networking companies, consisting of Cisco Systems, Inc., Nortel Networks Corporation, Tellabs, Inc.,

Ericsson (LM), Alcatel, Cabletron Systems, Inc., Newbridge Networks Corporation and 3Com Corporation. Morgan Stanley compared the performance of such companies and indices to the performance of Lucent's common stock during such period. Morgan Stanley observed that over the period from August 6, 1998 to August 6, 1999, Lucent common stock increased 38%, the NASDAQ Composite increased 39%, the S&P 500 increased 19% and the voice and data networking companies increased 41%.

     PEER GROUP COMPARISON. Morgan Stanley compared certain publicly available financial information of Lucent with publicly available information of the voice and data networking companies. The following table presents, as of August 9, 1999, the median for the voice and data networking companies of share price to projected calendar year 1999 and 2000 earnings multiples; calendar year 2000 earnings multiples divided by long-term growth rates; and aggregate value (defined as market capitalization plus total debt less cash and cash equivalents) to calendar year 1999 revenue, compared to the values indicated for Lucent. All earnings and growth estimates are based on median estimates from securities research analysts.


                                                                         SHARE PRICE TO PROJECTED      AGGREGATE
                                                                            CALENDAR YEAR 2000          VALUE TO
                                           SHARE PRICE TO PROJECTED        EARNINGS DIVIDED BY          CALENDAR
                                           CALENDAR YEAR EARNINGS         LONG TERM GROWTH RATE       1999 REVENUE
                                         ----------------------------    ----------------------     --------------

                                              1999          2000
                                         ------------- --------------
             Lucent                           49.7x         39.8x                199%                     4.9x

             Voice and Data Networking        39.7          27.0                 140%                     2.6
             Companies


     No company utilized in the peer group comparison analysis as a comparison is identical to Lucent. In evaluating the peer groups, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Lucent, such as the impact of competition on the business of Lucent and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Lucent or Xedia or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using peer group data.

     PRO FORMA ANALYSIS OF THE MERGER. Morgan Stanley analyzed the pro forma impact of the merger on earnings per share for Lucent for fiscal year 2000. The pro forma results were calculated as if the merger had closed at the end of Lucent's fiscal 1999, and were based on projected earnings derived from median First Call estimates for Lucent and management estimates for Xedia. The pro forma analysis also assumed the pooling accounting treatment of the merger. Morgan Stanley noted that, without including synergies, on a U.S. GAAP basis, the merger would be neutral to Lucent's earnings per share in fiscal year 2000.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of Morgan Stanley's analyses, without considering all analyses, would create an incomplete view of the process underlying the opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Xedia or Lucent.

     In performing its analysis, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Lucent or Xedia. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness from a financial point of view of the consideration to be received in the aggregate by the Xedia stockholders pursuant to the merger agreement and were provided to the Xedia board of directors in connection with the delivery of the Morgan Stanley opinion. The analyses do not purport to be appraisals of value or to reflect the prices at which Lucent or Xedia might actually be sold. In addition, as described above, the Morgan Stanley opinion was one of the many factors taken into consideration by the Xedia board of directors in making its determination to approve the merger. The purchase price pursuant to the merger agreement was determined through arm's-length negotiations between Lucent and Xedia and was approved by the Xedia board of directors. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the Xedia board of directors with respect to the value of Xedia or of whether the Xedia board of directors would have been willing to agree to different consideration.

     Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. Morgan Stanley may continue to provide investment banking services to the combined entity in the future. In the ordinary course of its trading, brokerage and financing activities, Morgan Stanley and its affiliates may, at any time, have a long or short position in, and buy and sell the debt or equity securities and senior loans of Lucent for its account or the account of its customers. Morgan Stanley and its affiliates have, in the past, provided financial advisory services to Lucent and Xedia and have received customary fees for the rendering of such services.

     Pursuant to an engagement letter dated September 28, 1998, Morgan Stanley provided financial advisory services and a financial fairness opinion in connection with the merger, and Xedia agreed to pay Morgan Stanley a customary fee in connection with the merger if the merger is completed. Xedia also agreed to reimburse Morgan Stanley for expenses incurred by Morgan Stanley in performing its services. In addition, Xedia has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions. In the past, Morgan Stanley and its affiliates have provided financing services for Lucent and have received customary fees for the rendering of these services.

INTERESTS OF XEDIA DIRECTORS AND MANAGEMENT IN THE MERGER

     In considering the recommendation of the Xedia board of directors in favor of the merger, stockholders of Xedia should be aware that certain directors and executive officers of Xedia have interests in the merger as specified in the merger agreement that are different from, or in addition to, the interests of stockholders of Xedia. These interests relate to or arise from, among other things:

     - the continued indemnification of current directors and officers of Xedia

     - the retention of certain current officers of Xedia as employees of Lucent

     - stock options to acquire Xedia common stock held by employees, directors and consultants will be converted into stock options to acquire Lucent common stock on the same terms and conditions as the stock options for Xedia common stock, including the terms of stock options held by certain officers, directors and employees of Xedia that provide for accelerated vesting after a change in control of Xedia

     - one executive officer is entitled to a severance payment if his employment by Xedia is terminated by Xedia without cause

     These interests are described below, to the extent material, and except as described below those persons have, to the knowledge of Lucent and Xedia, no material interest in the merger apart from those of stockholders generally. The Xedia board of directors was aware of, and considered the interests of, their directors and executive officers in approving the merger agreement and the merger.

     INDEMNIFICATION AND INSURANCE. The merger agreement provides that Lucent will, or will cause the surviving corporation to, fulfill and honor in all respects the obligations of Xedia to indemnify each person who is or was a director or officer of Xedia or any of its subsidiaries pursuant to any indemnification provision of the certificate of incorporation or by-laws or equivalent constituent documents of Xedia or any of its subsidiaries as each was in effect on the date of the merger agreement. Lucent will maintain for six years after the merger directors' and officers' liability insurance under customary terms and conditions for acts or omissions of each person who is or was a director or officer of Xedia or any of its subsidiaries which occur prior to the merger.

     XEDIA EXECUTIVE OFFICERS. After the merger, Robert Steinkrauss will be employed by Lucent's InterNetworking Systems business group as Vice President, General Manager Service

Provider CPE; Ashley Stephenson will be employed by Lucent's InterNetworking Systems business group as Vice President, Chief Technology Officer in the Enterprise WAN group; and Jeremy Greene will be employed by Lucent's InterNetworking System business group as Vice President, Engineering in the Enterprise WAN group. In accordance with the terms of Mr. Stephenson's existing employment agreement with Xedia, Mr. Stephenson will be entitled to the payment of one year's salary if his employment is terminated by Xedia without cause.

     WORKING CAPITAL FINANCING. At Xedia's request, Lucent has agreed to provide prior to the merger up to $5 million in working capital financing to Xedia for a term of one year on commercially reasonable terms and conditions consistent with past practice and reasonably acceptable to Lucent and Xedia.

     EMPLOYEE BENEFITS. Lucent has agreed to provide employee benefit plans, programs and arrangements to those individuals who will continue to be employees of Xedia after the merger that are the same as those made generally available to similarly situated employees of Lucent's InterNetworking Systems Group hired by Lucent after July 1, 1999. These plans, programs and arrangements will be made available as soon as practicable after the merger. Until these plans, programs and arrangements are made available, Lucent has agreed that it will provide the same benefit plans, programs and arrangements of Xedia that were provided to employees of Xedia as were in effect as of August 12, 1999. See "Merger Agreement--Additional Agreements" on page 62.

STOCK OPTIONS

     Under the merger agreement, at the effective time of the merger, Lucent will assume the stock option plan of Xedia and all stock options granted under the plan to acquire shares of Xedia common stock. Each stock option under the plan will be converted into a stock option to acquire Lucent common stock on the same terms and conditions, including the terms of options held by certain officers, directors and employees that provide for accelerated vesting after a change in control of Xedia. The number of shares of Lucent common stock to be subject to any option will be equal to the number of shares of Xedia common stock subject to that Xedia option multiplied by the 0.216997 exchange ratio and rounded down to the nearest whole share. The exercise price per share of Lucent common stock under any option will be equal to the exercise price per share of Xedia common stock subject to that Xedia option divided by the
0.216997 exchange ratio. No later than 30 days after the effective time of the merger, Lucent will prepare and file with the Securities and Exchange Commission an appropriate registration statement registering the shares of Lucent common stock subject to the assumed Xedia stock options. That registration statement will be kept effective (and the current status of the prospectus required by the Securities and Exchange Commission shall be maintained in accordance with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934) for so long as any assumed Xedia options remain outstanding. See "--Effect of Awards Outstanding Under Xedia Stock Plan" on page 51.

WARRANTS

     Under the merger agreement, prior to the effective time of the merger, Xedia will take all actions to receive from each holder of an outstanding warrant to purchase shares of Xedia common stock or Series E convertible preferred stock, as applicable, an agreement that, as of the effective time, such warrant shall be converted into a right of such holder to receive from the exchange agent the consideration set forth in the next sentence at the same time that each such holder of Xedia stock is entitled to receive shares of Lucent common stock from the surviving corporation in connection with the Merger. Each holder of a warrant will be entitled to receive from the exchange agent, in respect of the shares of Xedia common stock or Series E convertible preferred stock, as applicable, to be issued upon the exercise of such warrant, the number of shares of Lucent common stock (rounded down to the nearest whole share) equal to the number of shares of Xedia stock subject to such warrant immediately prior to the effective time of the merger multiplied by 0.137605, in the case of warrants for purchase of Xedia common stock, and 0.161423, in the case of warrants for the purchase of Xedia Series E convertible preferred stock. Lucent will pay cash (without interest) to holders of warrants in lieu of issuing fractional shares of Lucent common stock in an amount, rounded to the nearest whole cent, computed in accordance with the formula set forth for fractional shares in the merger agreement.

ACCOUNTING TREATMENT

     Completion of the merger is conditioned upon its being accounted for on a pooling of interests accounting basis and the receipt by Lucent and Xedia of letters from PricewaterhouseCoopers LLP and Arthur Andersen LLP, respectively, regarding those firms' concurrence with Lucent management's and Xedia management's conclusions, respectively, that no condition exists that would prevent accounting of the merger as a pooling of interests under Accounting Principles Board Opinion No. 16 if completed in accordance with the merger agreement. Under this accounting treatment, as of the effective time of the merger, the assets and liabilities of Xedia would be added to those of Lucent at their recorded book values.

FORM OF THE MERGER

     Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Xylophone Acquisition Inc., a wholly owned subsidiary of Lucent, will merge with and into Xedia. Xedia will be the surviving corporation of the merger and a wholly owned subsidiary of Lucent, and will continue under the name "Xedia Corporation."

MERGER CONSIDERATION

     At the effective time of the merger, each outstanding share of Xedia stock (other than shares as to which dissenters' rights to appraisal have been perfected) will be converted into the right to receive (1) in the case of each share of common stock, 0.216997, (2) in the case of each share of Series A convertible preferred stock, 0.433994, (3) in the case of each share of Series B convertible preferred stock, 0.433994, (4) in the case of each share of Series C convertible preferred stock, 0.647694, (5) in the case of each share of Series D convertible preferred stock, 0.433994, (6) in the case of each share of Series E convertible preferred stock, 0.216997, of a share of Lucent common stock, except that treasury stock and stock held by Xylophone Acquisition or Lucent its subsidiaries will be canceled. Stockholders will receive cash for any fractional shares which they would otherwise receive in the merger. As of the effective time of the merger, all shares of Xedia stock will no longer be outstanding, will automatically be canceled and will cease to exist. At that time, each holder of a certificate representing shares of Xedia stock (other than shares as to which dissenters' rights to appraisal have been perfected) will cease to have any rights as a stockholder except the right to receive Lucent common stock, the right to any dividends or other distributions in accordance with the merger agreement and the right to receive cash for any fractional share of Lucent common stock. The exchange ratios were determined through arm's-length negotiations between Lucent and Xedia.

CONVERSION OF SHARES AND WARRANTS; PROCEDURES FOR EXCHANGE OF CERTIFICATES AND WARRANTS; FRACTIONAL SHARES

     The conversion of Xedia stock and warrants into the right to receive Lucent common stock will occur automatically at the effective time of the merger. As of the effective time of the merger, Lucent will deposit with the Bank of New York (or another institution selected by Lucent), the exchange agent, for the benefit of the holders of Xedia stock and warrants, certificates representing the shares of the Lucent common stock to be issued pursuant to the merger agreement, less the number of shares of Lucent common stock to be deposited in an escrow account pursuant to the merger agreement. As soon as practicable after the merger, the exchange agent will send a transmittal letter to each former Xedia stockholder and warrantholder. The transmittal letter will contain instructions for obtaining shares of Lucent common stock in exchange for shares of Xedia stock and warrants. PLEASE DO NOT SEND STOCK CERTIFICATES OR WARRANTS WITH THE ENCLOSED PROXY.

     After the merger, each certificate that previously represented shares of Xedia stock and each warrant for the purchase of Xedia common stock and Series E convertible preferred stock will represent only the right to receive the Lucent common stock into which those shares and warrants were converted in the merger and the right to receive cash for any fractional share of Lucent common stock as described below.

     Until holders of certificates previously representing Xedia stock or warrants for the purchase of such stock have surrendered those certificates or warrants, as applicable, to the exchange agent for exchange, holders will not receive dividends or distributions on the Lucent common stock into which those shares have been converted with a record date after the merger, and will not receive cash for any fractional shares of Lucent common stock. When holders surrender those certificates or warrants, as applicable, they will receive any unpaid dividends and any cash for fractional shares of Lucent common stock without interest.

     Upon surrender of certificates previously representing Xedia stock or warrants for the purchase of Xedia stock, as applicable, for cancellation, together with the letter of transmittal described above duly executed and such other documents as the exchange agent may reasonably require, the holder will be entitled to receive in exchange for the certificates or warrants (1) a certificate representing the number of whole shares of Lucent common stock into which the Xedia stock or warrant, represented by the surrendered certificate or warrant, will have been converted at the effective time, less, in the case of the surrender of certificates previously representing stock, the holder's pro rata portion on a fully converted basis of the number of shares of Lucent common stock to be deposited in the escrow account on the holder's behalf pursuant to the merger agreement, (2) cash in lieu of any fractional share of Lucent common stock in accordance with the merger agreement, and (3) certain dividends and distributions in accordance with the merger agreement. The surrendered certificates or warrants, as applicable, will then be canceled.

     In the event of a transfer of ownership of Xedia stock or warrants which are not registered in the records of Xedia's transfer agent, a certificate representing the proper number of shares of Lucent common stock may be issued to a person other than the person in whose name the certificate or warrant so surrendered is registered if:

     - that certificate or warrant is properly endorsed and otherwise is in proper form for transfer

     - the person requesting that issuance (1) pays to the exchange agent any transfer or other taxes resulting from the issuance of shares of Lucent common stock and delivery of cash for any fractional share, or (2) establishes to the satisfaction of the exchange agent that tax has been paid or is not applicable.

     All shares of Lucent common stock issued upon conversion of shares of Xedia stock, including any cash paid for any fractional share of Lucent common stock, will be issued in full satisfaction of all rights relating to those shares of Xedia stock.

     No fractional share of Lucent common stock will be issued to any Xedia stockholder or warrantholder upon surrender for exchange of certificates previously representing Xedia stock or warrants. In lieu of any fractional share, the stockholder will receive cash equal to the product obtained by multiplying (1) the closing price for a share of Lucent common stock on the New York Stock Exchange Composite Transactions Tape on the date immediately preceding the date on which the merger is completed by (2) the fractional share to which the stockholder or warrantholder would otherwise be entitled.

EFFECTIVE TIME OF THE MERGER

     The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, or at such later time as stated in the certificate of merger or agreed upon by Lucent and Xedia. The filing of a certificate of merger will occur as soon as practicable, but no later than the second business day after satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement unless another date is agreed to by Lucent and Xedia.

STOCK EXCHANGE LISTING OF LUCENT COMMON STOCK

     It is a condition to the completion of the merger that Lucent common stock issued to Xedia stockholders and warrantholders in the merger and issuable in connection with the Xedia stock options assumed by Lucent be authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion summarizes the material federal income tax considerations relevant to the merger that are applicable to the stockholders and warrantholders of Xedia. This discussion is based on existing provisions of the Internal Revenue Code, existing Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Lucent, Xedia, Xedia's stockholders or Xedia's warrantholders as described herein.

     This discussion does not deal with all federal income tax considerations that may be relevant to particular Xedia stockholders and warrantholders in light of their particular circumstances, such as stockholders or warrantholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are insurance companies or financial institutions, who are foreign persons or entities, who do not hold their Xedia stock or warrants as capital assets, who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions, or who have previously entered into a transaction deemed to result in a constructive sale of Xedia stock under the Code. In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger (whether or not any such transactions are undertaken in connection with the merger), or the tax consequences of the assumption by Lucent of outstanding options. ACCORDINGLY, XEDIA STOCKHOLDERS AND WARRANTHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

     Xedia has received an opinion from Hale and Dorr LLP, which has been filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part, to the effect that the merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. The opinion is subject to certain assumptions, limitations and qualifications, and is based upon certain factual representations of Lucent, its subsidiary formed to undertake the merger and Xedia. In addition, the consummation of the merger is conditioned upon Hale and Dorr LLP delivering an opinion to Xedia at the closing similar to the opinion filed as an exhibit to the registration statement but which will be based upon facts and factual representations of Lucent, its acquisition subsidiary and Xedia as of the date of the closing. Assuming the merger is a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, then, subject to the assumptions, limitations and qualifications referred to herein and in the opinion, the merger should result in the following federal income tax consequences:

     (a) No gain or loss will be recognized by the stockholders and warrantholders of Xedia stock who exchange their Xedia stock or warrants in the merger solely for Lucent common stock (except to the extent of cash received in lieu of a fractional share of Lucent common stock).

     (b) The aggregate tax basis of the Lucent common stock received by a Xedia stockholder or warrantholder in the merger (including any fractional share of Lucent common stock not actually received) will be the same as the aggregate tax basis of the Xedia stock or warrants surrendered therefor.

     (c) The holding period of the Lucent common stock received by each Xedia stockholder and each warrantholder in the merger will include the periods for which the Xedia stock or warrants surrendered in exchange therefor were considered to be held, provided that the Xedia stock or warrants so surrendered were held as capital assets at the time of the merger.

     (d) Cash payments received by holders of Xedia stock and warrants in lieu of a fractional share will be treated as if such fractional share of Lucent common stock had been issued in the merger and then redeemed by the combined company. A Xedia stockholder or warrant holder receiving such cash will recognize gain or loss, upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional share.

     (e) Each of Lucent, its subsidiary formed to participate in the merger and Xedia will be a party to the reorganization, and as such will not recognize gain or loss directly as a result of the merger.

     The parties will not request a ruling from the Internal Revenue Service in connection with the merger. Xedia stockholders and warrantholders should be aware that neither the tax opinion contained as an exhibit to the registration statement nor the tax opinion that is to be delivered at the closing of the merger will bind the Internal Revenue Service, and the Internal Revenue Service is therefore not precluded from successfully asserting a contrary opinion. In addition, the tax opinion contained as an exhibit to the registration statement and the tax opinion that is to be delivered at the closing of the merger are subject to certain assumptions, limitations and qualifications, including but not limited to the truth and accuracy of certain representations made by Lucent and Xedia.

     A successful Internal Revenue Service challenge to the reorganization status of the merger would result in Xedia stockholders and warrantholders recognizing taxable gain or loss with respect to each share of Xedia stock and each Xedia warrant surrendered equal to the difference between the holder's basis in such share or warrant and the fair market value, as of the effective time of the merger, of the Lucent common stock received in exchange therefor. In such event, a stockholder's or warrantholder's aggregate basis in the Lucent common stock so received would equal its fair market value as of the effective time of the merger, and the holder's holding period for such stock would begin the day after the merger.

RIGHTS OF STOCKHOLDERS TO APPRAISALS

     The Delaware General Corporation Law grants appraisal rights in the merger to the holders of Xedia common and preferred stock. Under the Delaware General Corporation Law, Xedia stockholders may object to the merger, and demand in writing that Xedia pay the fair value of their shares. Fair value takes into account all relevant factors but excludes any appreciation or depreciation in anticipation of the applicable merger. Stockholders who elect to exercise appraisal rights must comply with all of the procedures to preserve those rights. We have attached a copy of Section 262 of the Delaware General Corporation Law (which sets forth the appraisal rights) as Annex C to the proxy statement/prospectus.

     Section 262 sets forth the required procedure a stockholder requesting appraisal must follow. Making sure that you actually perfect your appraisal rights can be complicated. The procedural rules are specific and must be followed completely. Failure to comply with the procedure may cause a termination of your appraisal rights. We are providing you only a summary of your rights and the procedure. The following information is qualified in its entirety by the provisions of Section 262. Please review Section 262 for the complete procedure. Xedia will not give you any notice other than as described in this proxy statement/prospectus and as required by the Delaware General Corporation Law.

APPRAISAL RIGHTS PROCEDURES

     If you are a Xedia stockholder and you wish to exercise your appraisal rights, you must satisfy the provisions of Section 262 of the Delaware General Corporation Law. Section 262 requires the following:

          YOU MUST MAKE A WRITTEN DEMAND FOR APPRAISAL: You must deliver a written demand for appraisal to Xedia before the vote on the merger agreement is taken at the special meeting. This written demand for appraisal must be separate from your proxy. In other words, a vote against the Xedia merger agreement will not alone constitute demand for appraisal.


          YOU MUST REFRAIN FROM VOTING FOR APPROVAL OF THE MERGER: You must not vote for approval of the merger agreement. If you vote, by proxy or in person, in favor of the merger agreement, this will terminate your right to appraisal. You can also terminate your right to appraisal if you return a signed proxy and (i) fail to vote against approval of the merger or (ii) fail to note that you are abstaining from voting. Your appraisal rights will be terminated even if you previously filed a written demand for appraisal.

          YOU MUST CONTINUOUSLY HOLD YOUR XEDIA SHARES: You must continuously hold your shares of Xedia stock, from the date you make the demand for appraisal through the closing of the merger. If you are the record holder of Xedia stock on the date the written demand for appraisal is made but thereafter transfer the shares prior to the merger, you will lose any right to appraisal in respect of those shares. You should read the paragraphs below for more details on making a demand for appraisal.

     A written demand for appraisal of Xedia stock is only effective if it is signed by, or for, the stockholder of record who owns such shares at the time the demand is made. The demand must be signed as the stockholder's name appears on their stock certificate(s). If you are the beneficial owner of Xedia stock, but not the stockholder of record, you must have the stockholder of record sign a demand for appraisal.

     If you own Xedia stock in a fiduciary capacity, such as a trustee, guardian or custodian, you must disclose the fact that you are signing the demand for appraisal in that capacity.

     If you own Xedia stock with more than one person, such as in a joint tenancy or tenancy in common, all of the owners must sign, or have signed for them, the demand for appraisal. An authorized agent, which could include one or more of the joint owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose who the stockholder of record is and that the agent is signing the demand as that stockholder's agent.

     If you are a record owner, such as a broker, who holds Xedia stock as a nominee for others, you may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such a case, you should specify in the written demand the number of shares as to which you wish to demand appraisal. If you do not expressly specify the number of shares, we will assume that your written demand covers all the shares of Xedia common stock that are in your name.

     If you are a Xedia stockholder who elects to exercise approval rights, you should mail or deliver a written demand to:

                               Xedia Corporation
                               50 Nagog Park
                               Acton, Massachusetts 01720
                               Attention: President

     It is important that Xedia receive all written demands before the vote concerning the merger agreement is taken at the special meeting. As explained above, this written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of stock owned, and that the stockholder is thereby demanding appraisal of that stockholder's shares.

     If you fail to comply with any of these conditions and the merger becomes effective, you will only be entitled to receive the merger consideration provided in the merger agreement.

     WRITTEN NOTICE: Within ten days after the closing of the merger, Xedia must give written notice that the merger has become effective to each stockholder who has fully complied with the conditions of Section 262.

     PETITION WITH THE CHANCERY COURT: Within 120 days after the merger, either the surviving corporation or any stockholder who has complied with the conditions of Section 262, may file a petition in the Delaware Court of Chancery. This petition should request that the chancery court determine the value of the shares of stock held by all of the stockholders who are entitled to appraisal rights. If you intend to exercise your rights of appraisal, you should file such a petition in the chancery court. Xedia has no intention at this time to file such a petition. Because Xedia has no obligation to file such a petition, if you do not file such a petition within 120 days after the closing, you will lose your rights of appraisal.

     WITHDRAWAL OF DEMAND: If you change your mind and decide you no longer want appraisal rights, you may withdraw your demand for appraisal rights at any time within 60 days after the closing of the merger. You may also withdraw your demand for appraisal rights after 60 days after the closing of your merger, but only with the written consent of Xedia. If you effectively withdraw your demand for appraisal rights, you will receive the merger consideration provided in your merger agreement.

     REQUEST FOR APPRAISAL RIGHTS STATEMENT: If you have complied with the conditions of Section 262, you are entitled to receive a statement from Xedia. This statement will set forth the number of shares that have demanded appraisal rights, and the number of stockholders who own those shares. In order to receive this statement, you must send a written request to Xedia within 120 days after the merger. After the merger, Xedia has ten days after receiving a request to mail you the statement.

     CHANCERY COURT PROCEDURES: If you properly file a petition for appraisal in the chancery court and deliver a copy to Xedia, Xedia will then have 20 days to provide the chancery court with a list of the names and addresses of all stockholders who have demanded appraisal rights and have not reached an agreement with Xedia as to the value of their shares. The chancery court will then send notice to all of the stockholders who have demanded appraisal rights. If the chancery court thinks it is appropriate, it has the power to conduct a hearing to determine whether the stockholders have fully complied with Section 262 of the Delaware General Corporation Law and whether they are entitled to appraisal rights under that section. The chancery court may also require you to submit your stock certificates to the Registry in Chancery so that it can note on the certificates that an appraisal proceeding is pending. If you do not follow the chancery court's directions, you may be dismissed from the proceeding.




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


     APPRAISAL OF SHARES: After the chancery court determines which stockholders are entitled to appraisal rights, the chancery court will appraise the shares of stock. To determine the fair value of the shares, the chancery court will consider all relevant factors except for any appreciation or depreciation due to the anticipation or accomplishment of the merger. After the chancery court determines the fair value of the shares, it will direct Xedia to pay that value to the stockholders who are entitled to appraisal rights. The chancery court can also direct Xedia to pay interest, simple or compound, on that value if the chancery court determines that interest is appropriate. In order to receive your fair value for your shares, you must then surrender your stock certificates to Xedia.

     The chancery court could determine that the fair value of shares of stock is more than, the same as, or less than the merger consideration. In other words, if you demand appraisal rights, you could receive less consideration than you would under the merger agreement. You should also be aware that an opinion of an investment banking firm that the merger is fair is not an opinion that the merger consideration is the same as the fair value under Section 262.

     COSTS AND EXPENSES OF APPRAISAL PROCEEDING: The costs and expenses of the appraisal proceeding may be assessed against Xedia and the stockholders participating in the appraisal proceeding, as the chancery court deems equitable under the circumstances. You can request that the chancery court determine the amount of interest, if any, Xedia should pay on the value of stock owned by stockholders entitled to the payment of interest. You may also request that the chancery court allocate the expenses of the appraisal action incurred by any stockholder pro rata against the value of all of the shares entitled to appraisal.

     LOSS OF STOCKHOLDER'S RIGHTS: If you demand appraisal rights, after the closing of the merger you will not be entitled to:

     - vote your shares of stock, for any purpose, for which you have demanded appraisal rights;

     - receive payment of dividends or any other distribution with respect to such shares, except for dividends or distributions, if any, that are payable to holders of record as of a record date prior to the effective time of the merger; or

     - receive the payment of the consideration provided for in the merger agreement (unless you properly withdraw your demand for appraisal).

     If no petition for an appraisal is filed within 120 days after the closing of the merger, your right to an appraisal will cease. You may withdraw your demand for appraisal and accept the merger consideration by delivering to Xedia a written withdrawal of your demand, except that (1) any attempt to withdraw made more than 60 days after the closing of the merger will require the written approval of Xedia, and (2) an appraisal proceeding in the chancery court cannot be dismissed unless the chancery court approves.



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


     If you fail to comply strictly with the procedures described above you will lose your appraisal rights. Consequently, if you wish to exercise your appraisal rights, we strongly urge you to consult a legal advisor before attempting to exercise your appraisal rights.

EFFECT ON AWARDS OUTSTANDING UNDER XEDIA STOCK PLAN

     At the effective time of the merger, Lucent will assume Xedia's 1993 stock option plan. Each stock option to acquire shares of Xedia common stock under the plan will be amended and converted into a stock option to acquire shares of Lucent common stock on the same terms and conditions. The number of shares of Lucent common stock to be subject to each Xedia option assumed by Lucent will be equal to the number of shares of Xedia common stock subject to the Xedia option multiplied by the 0.216997 exchange ratio and rounded down to the nearest whole share. The exercise price per share of Lucent common stock under each Xedia option assumed by Lucent will be equal to the exercise price per share of Xedia common stock subject to the Xedia option divided by the 0.216997 exchange ratio, rounded to the nearest one hundredth of a cent. As of August 12, 1999, the number of shares of Xedia common stock reserved for issuance pursuant to outstanding stock options under the plan was 5,950,000.

     Prior to the merger, Lucent will take all necessary actions to assume Xedia's 1993 stock option plan. No later than 30 days following the merger, Lucent will prepare and file with the Securities and Exchange Commission an appropriate registration statement registering the shares of Lucent common stock subject to the assumed Xedia stock options. That registration statement will be kept effective (and the current status of the prospectus required by that registration statement will be maintained in accordance with the relevant requirements of the Securities Act and the Exchange Act) for so long as any assumed Xedia options remain outstanding.

RESALE OF LUCENT COMMON STOCK

     Lucent common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, except for shares issued to any Xedia stockholder who may be deemed to be an "affiliate" of Xedia or Lucent for purposes of Rule 145 under the Securities Act or for purposes of qualifying the merger for pooling of interests accounting treatment. An affiliate of Xedia or Lucent is any individual or entity that (1) directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, Xedia or Lucent, respectively, or (2) owns more than 7.5% of the capital stock or equity interest in Xedia or Lucent, respectively. It is expected that each affiliate will agree not to transfer any Lucent common stock received in the merger except in compliance with the resale provisions of Rule 144 or 145 under the Securities Act or as otherwise permitted under the Securities Act and will make no disposition of any Lucent common stock received in connection with the merger unless, in the opinion of counsel to Lucent, the transaction will not have any adverse consequences for Lucent with respect to the treatment of the merger for tax purposes. In addition, it is expected that each affiliate will agree not to make any disposition beginning 30 days prior to the merger until after the date on which financial results covering at least 30 days of combined operations of Lucent and Xedia after the merger have been published. The merger agreement requires Xedia to use its reasonable best efforts to cause its affiliates to enter into these



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


agreements, and Lucent has agreed to use its reasonable best efforts to cause its affiliates to comply with the transfer restrictions referred to in the preceding sentence. This proxy statement/prospectus does not cover resales of Lucent common stock received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.


                              THE MERGER AGREEMENT

     The following description summarizes the material provisions of the merger agreement. We urge stockholders to read carefully the merger agreement, which is attached as Annex A of this proxy statement/prospectus.

CONDITIONS TO THE COMPLETION OF THE MERGER

     Each party's obligation to effect the merger is subject to the satisfaction or waiver of various conditions which include, in addition to other customary closing conditions, the following:

     -      each of the following must vote to approve the merger agreement:
            (1) holders of a majority of the outstanding shares of Xedia common stock and convertible preferred stock voting together as a single class, (2) holders of a majority of the outstanding shares of each of the Series C convertible preferred stock, the Series D convertible preferred stock and the Series E convertible preferred stock, each voting as a separate class, and (3) at least two of the following three holders of Series D convertible preferred stock:
            Greylock Equity Limited Partnership, J.P.M. International and D.R.L. Jones

     - each of the following must vote to approve the amendment to the certificate of incorporation of Xedia: (1) holders of a majority of the outstanding shares of Xedia common stock and convertible preferred stock voting together as a single class, (2) holders of a majority of the outstanding shares of Xedia convertible preferred stock voting together as a single class, and (3) holders of a majority of the outstanding shares of each of the Series C convertible preferred stock, Series D convertible preferred stock and Series E convertible preferred stock, each voting as a separate class

     - the amendment to Xedia's certificate of incorporation of must be in full force and effect

     - no judgment, order, statute, law or regulation entered, enacted, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition may be in effect that (1) would prevent or materially delay the merger or (2) otherwise would materially impair the ability of Lucent or Xedia to perform its obligations under the merger agreement


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


     - no action or proceeding has been commenced seeking a temporary restraining order, preliminary or permanent injunction or other order from any court of competent jurisdiction or seeking any other legal restraint or prohibition preventing or materially delaying the merger or which would materially impair the ability of Lucent or Xedia to perform its obligations under the merger agreement other than an action or proceeding that has been dismissed with prejudice, and Lucent and Xedia will use their reasonable best efforts to prevent the entry of any temporary restraining order, preliminary or permanent injunction or other order and will appeal promptly any order that may have been entered

     - the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, must have become effective under the Securities Act and must not be the subject of any stop order or proceedings seeking a stop order

     - Lucent common stock to be issued to Xedia stockholders in the merger and issuable upon exercise of the assumed options must be authorized for listing on the New York Stock Exchange, subject to official notice of issuance

     - Lucent must receive a letter satisfactory to it in form and substance dated as of the date on which the merger is to be completed from Arthur Andersen LLP, Xedia's independent public accountants, regarding that firm's concurrence with the conclusion of Xedia's management that no condition exists that would preclude Xedia from being a party to a transaction that would be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16 and applicable SEC rules and regulations if the merger is completed in accordance with the merger agreement

     - Xedia must receive a letter satisfactory to it in form and substance dated as of the date on which the merger is to be completed from PricewaterhouseCoopers LLP, Lucent's independent public accountants, regarding that firm's concurrence with the conclusion of Lucent's management that no condition exists at Lucent that would preclude accounting for the merger as a pooling of interests under Accounting Principles Board Opinion No. 16 and applicable SEC rules and regulations if the merger is completed in accordance with the merger agreement

     - Xedia and Lucent must comply with their respective agreements and conditions in all material respects

     - the respective representations and warranties of Xedia and Lucent contained in the merger agreement must be true and correct, or true and correct in all material respects, in accordance with the applicable standards set forth in the merger agreement

     - no material adverse change in the assets, business, financial condition or operations of either party may occur and no event or events may occur that could reasonably



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



            be expected to have a material adverse effect on the other party other than as a result of (1) general economic conditions, (2) business and economic conditions generally affecting the data networking industry, (3) liabilities incurred in connection with the merger agreement or the transactions contemplated by it, or (4) resulting from the announcement of the transactions contemplated by the merger agreement

     - Xedia must receive all necessary consents to the merger and waivers required by the schedules to the merger agreement

     - Lucent and Xylophone Acquisition must receive the favorable written opinions dated the closing date of special counsel to Xedia, in form satisfactory to Lucent and Xylophone Acquisition

     - Xedia must receive the favorable written opinions dated the closing date of special counsel to Lucent and Xylophone Acquisition, and internal counsel to Lucent and Xylophone Acquisition, each in form satisfactory to Xedia, and Xedia must receive a written opinion dated the closing date of special counsel to Xedia, that the merger should be treated, for federal income tax purposes, as a reorganization within the meaning of the Internal Revenue Code

     - Lucent must deliver to each of Ashley Stephenson, Robert A. Steinkrauss and Jeremy Greene letters relating to their employment with Lucent following the merger

     In addition, the parties' obligation to effect the merger is further subject to the satisfaction or waiver of various additional conditions including the following:

     - all authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental or regulatory authority must be obtained, made or occur unless the failure to obtain, make or occur
            (1) would not have the effect of making the merger or any of the transactions contemplated in the merger agreement illegal, assuming the merger had occurred, or (2) would not have a material adverse effect on Lucent or Xedia, assuming the merger had occurred

     - Lucent and the exchange agent must enter into an exchange agent agreement

     - Lucent and Xedia each must sign and deliver letters relating to certain tax matters

     - Xedia, Lucent and their affiliates each must execute and deliver a letter relating to pooling of interests substantially in the forms specified in the merger agreement and each such letter must be true and correct in all respects and in full force and effect



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     -      Lucent, Xedia, the escrow agent and Xedia's stockholder
            representative must enter into an escrow agreement

     - Lucent, as the sole stockholder of Xylophone Acquisition, must approve the merger agreement

     - Lucent must receive a certificate at the closing from Xedia certifying that each of Xedia and its subsidiaries has never been and is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code

     - in the case of Lucent only, each director and officer of Xedia must cease to act in such capacity

     - in the case of Lucent only, certain individuals of Xedia must enter into non-competition agreements with Xedia, and those agreements must be in full force and effect

     The merger agreement defines a "material adverse effect" when used in connection with Lucent or Xedia as any condition or event that may:

     - have a material adverse effect on the assets, business, financial condition or operations of Lucent or Xedia as applicable, in each case, taken as a whole with its subsidiaries, if any

     - materially impair the ability of Lucent or Xedia to perform its obligations under the merger agreement

     - prevent or delay the consummation of the transactions contemplated under the merger agreement

NO OTHER NEGOTIATIONS INVOLVING XEDIA

     The merger agreement provides that Xedia will not, and will not authorize or permit any of its affiliates over which it exercises control or any officer, director, employee, investment banker, attorney or other advisor, representative of it or any of its affiliates to solicit, initiate or encourage any acquisition proposal, participate in any discussion or negotiation regarding any acquisition proposal or furnish information to any person to facilitate an acquisition proposal. Without limiting this restriction, any violation of the restriction of which Xedia or any of its affiliates had knowledge at the time of the violation, by any officer, director, employee, investment banker, attorney, employee or other advisor or representative of Xedia or any of its affiliates, whether or not such person is purporting to act on behalf of Xedia or any of its affiliates or otherwise, will be deemed to be a breach of the merger agreement by Xedia and it affiliates. Xedia will promptly advise Lucent of any acquisition proposal and inquiries with respect to any acquisition proposal.


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


     The merger agreement also provides that Xedia will promptly advise Lucent of any acquisition proposal and inquiries with respect to any acquisition proposal. An acquisition proposal is any proposal for a merger or other business combination involving Xedia or any of its affiliates or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in Xedia or any of its affiliates, any voting securities of Xedia or any of its affiliates or a substantial portion of Xedia's assets (other than sales of Xedia's products in the ordinary course of business consistent with past practice).

TERMINATION

     The merger agreement may be terminated at any time prior to the merger, whether before or after approval of the merger agreement by the stockholders of
Xedia:

     -      by mutual agreement of Lucent, Xylophone Acquisition and Xedia

     - by Lucent, Xylophone Acquisition or Xedia, if the merger has not been completed by December 31, 1999

     - by Lucent, Xylophone Acquisition or Xedia, if any court of competent jurisdiction in the United States or other United States governmental authority issues an order, decree, ruling or takes any other action restraining, enjoining or otherwise prohibiting the merger and that order, decree, ruling or other action has become final and nonappealable

     - by Lucent or Xedia, if the other party has materially breached its obligations under the merger agreement, unless the breach is cured within 15 calendar days after notice to the other party

CONDUCT OF BUSINESS PENDING THE MERGER

     Pursuant to the merger agreement, Xedia has agreed that, prior to the merger, it will and will cause each of its subsidiaries to:

     -      maintain its existence in good standing

     - maintain the general character of its business and properties and conduct its business in the ordinary and usual manner consistent with past practices, except as expressly permitted by the merger agreement

     - maintain business and accounting records consistent with past practices

     - use its reasonable best efforts to preserve its business intact, to keep available the services of its present officers and employees, and to preserve the goodwill of its suppliers, customers and others having business relations with Xedia or any of its subsidiaries

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


     In addition, Xedia has agreed that, subject to certain exceptions provided in the merger agreement or approved by Lucent in writing, it will not and will not permit any of its subsidiaries to:

     - amend or otherwise change its certificate of incorporation or by-laws

     - issue, sell or authorize for issuance or sale, or grant any options or make any other agreements with respect to, any shares of its capital stock or other securities except for (1) the grant of stock options to purchase up to an aggregate of 100,000 shares of Xedia common stock granted to Xedia employees hired after August 12, 1999 consistent with past practice and with an exercise price reflecting Xedia common stock's fair market value and which are granted in the ordinary course of business and (2) those provisions of the merger agreement with the exchange agent which provisions are in furtherance of the merger agreement

     - declare, set aside, make or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to any of its capital stock

     - reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock

     - acquire any corporation, partnership, other business organization or any division thereof or any material amount of assets (or enter into or amend any contract, agreement, commitment or arrangement with respect to the same)

     - incur any indebtedness for borrowed money (other than up to $5 million in working capital financing from Lucent or as disclosed on schedules to the merger agreement) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except for certain interest and fees on indebtedness set forth in the merger agreement incurred in the ordinary course of business and consistent with past practice

     - enter into or amend any contract or agreement, or a series of related contracts, in excess of $100,000 other than in the ordinary course of business and consistent with past practice (or enter into or amend any commitment or arrangement with respect to the same)

     - authorize any capital commitment which is in excess of $25,000 or capital expenditures which are, in the aggregate, in excess of $100,000 (or enter into or amend any contract, agreement, commitment or arrangement with respect to the same)

     - mortgage, pledge or subject to lien, any of its assets or properties or agree to do so except for certain permitted liens under the merger agreement

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


     - assume, guarantee or otherwise become responsible for the obligations of any other person or agree to so do

     - enter into or agree to enter into or terminate prior to the expiration date any employment agreement or increase the number of Xedia employees above 108

     - (1) increase the compensation or benefits payable or to become payable to its officers or employees, except for increases to employees of Xedia or any of its subsidiaries who are not officers in the ordinary course of business and in accordance with past practices in salaries or wages of employees of Xedia or such subsidiary who are not officers of Xedia or such subsidiary, (2) grant any severance or termination pay to, or enter into any severance agreement with any director, officer or other employee of Xedia or any of its subsidiaries, or (3) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any such director, officer or employee

     - take any action, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures

     - make any material tax election or settle or compromise any material federal, state, local or foreign income tax liability

     - settle or compromise any pending or threatened suit, action or claim which is material or which relates to any of the transactions contemplated by the merger agreement

     - pay, discharge or satisfy any claim, liability or obligation, other than (1) the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the audited balance sheets of Xedia and its subsidiaries as of December 31, 1998 or subsequently incurred in the ordinary course of business and consistent with past practice and (2) other claims, liabilities or obligations that do not exceed $25,000 in the aggregate and as to which Xedia's or any of its subsidiaries' failure to so pay, discharge or satisfy could not reasonably be expected to have a material adverse effect

     - except in connection with the sale or licensing of Xedia's products in the ordinary course of business and consistent with past practice, sell, assign, transfer, license, sublicense, pledge or otherwise encumber any of Xedia's intellectual property rights

     -      announce an intention to do any of the foregoing



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


AMENDMENT; EXTENSION AND WAIVER

     Subject to applicable law:

     - except as provided in Section 251(d) of the Delaware General Corporation Law, the merger agreement may be amended, modified or supplemented by the parties in writing at any time prior to the effective time of the merger notwithstanding approval of such amendment, modification or supplementation by the stockholders of Xedia or Xylophone Acquisition as applicable

     - waiver of a compliance or consent with respect to the merger agreement must be in a writing signed by Lucent, Xylophone Acquisition and Xedia.

EXPENSES

     Lucent and Xedia will each pay its own expenses incidental to the merger and the preparation of the merger agreement, whether or not the merger is consummated.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains customary representations and warranties relating to, among other things:

     - corporate organization and similar corporate matters of Lucent, Xylophone Acquisition and Xedia

     -      subsidiaries of Xedia

     -      the capital structure of Lucent and Xedia

     - authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement and related matters of Lucent, Xylophone Acquisition and Xedia

     - documents filed by Lucent with the Securities and Exchange Commission, the accuracy of information contained in those documents and the absence of undisclosed liabilities of Lucent

     - financial statements provided by Xedia to Lucent, the fairness of those financial statements and the absence of undisclosed liabilities of Xedia

     - the accuracy of information supplied by each of Lucent and Xedia in connection with this proxy statement/prospectus and the registration statement of which it is a part

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


     -      absence of material changes or events concerning Lucent and Xedia

     -      compliance with applicable laws by Xedia

     -      matters relating to the benefit plans of Xedia

     -      matters relating to the Employee Retirement Income Security Act for
            Xedia

     -      filing of tax returns and payment of taxes by Xedia

     -      required stockholder vote of Xedia

     - absence of actions by Lucent or Xedia that would prevent accounting for the merger as a pooling of interests

     - absence of actions by Lucent or Xedia that would prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code

     - engagement and payment of fees of brokers, investment bankers and financial advisors by each of Lucent and Xedia

     -      intellectual property and year 2000 matters of Xedia

     - outstanding and pending material litigation of each of Lucent and Xedia

     -      good and valid title to property of Xedia

     -      customers and suppliers of Xedia

     - certain leases and contracts entered into by Xedia and absence of default by Xedia under those leases and contracts

     -      accounts receivable and inventory of Xedia

     -      bank accounts, letters of credit and power of attorneys of Xedia

     -      affiliate transactions of Xedia

     -      insurance matters

     -      certain employment matters regarding Xedia

     -      the assets and properties of Xedia and their condition


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


     -      liability of Xedia under environmental laws

     -      interim operations of Xylophone Acquisition

     -      compliance with export control laws and regulations

     -      financial projections of Xedia

ADDITIONAL AGREEMENTS

     The merger agreement contains certain other agreements, relating to, among other things:

     - actions to be taken by Xedia and Lucent relating to the assumption of Xedia's 1993 stock option plan by Lucent

     - employee benefits plans, programs and arrangements to be provided by Lucent

     - indemnification by Lucent of directors and officers of Xedia and its subsidiaries and maintenance by Lucent of directors' and officers' liability insurance as described below under the caption "--Indemnification and Insurance."

     - indemnification of Lucent pursuant to an escrow agreement described below under the caption "--Indemnification and Escrow Agreement."

INDEMNIFICATION AND INSURANCE

     The merger agreement provides that Lucent will, or will cause the surviving corporation to fulfill and honor in all respects the obligations of Xedia to indemnify each person who is or was a director or officer of Xedia or any of its subsidiaries pursuant to any indemnification provision of the certificate of incorporation or by-laws or equivalent constituent documents of Xedia or any of its subsidiaries as each was in effect on the date of the merger agreement. Lucent will maintain for six years after the merger directors' and officers' liability insurance under customary terms and conditions for acts or omissions of each person who is or was a director or officer of Xedia or any of its subsidiaries which occur prior to the merger.

AMENDMENTS TO XEDIA'S CERTIFICATE OF INCORPORATION

     As of the effective time of the merger, the certificate of incorporation of Xylophone Acquisition, as in effect immediately prior to the merger, will be the certificate of incorporation of the surviving corporation except that it will be amended to provide that the name of the surviving corporation is Xedia Corporation. For a summary of certain provisions of the current Xedia certificate of incorporation and the associated rights of Xedia stockholders, see "Comparison of Rights of Common Stockholders of Lucent and Stockholders of Xedia" on page 71.


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


AMENDMENTS TO THE XEDIA BY-LAWS

     The merger agreement provides that the by-laws of Xylophone Acquisition, as in effect immediately prior to the merger, will be the by-laws of the surviving corporation following the merger until changed or amended. For a summary of certain provisions of the current Xedia by-laws and the associated rights of Xedia stockholders, see "Comparison of Rights of Common Stockholders of Lucent and Stockholders of Xedia" on page 71.

WORKING CAPITAL FINANCING

     The merger agreement provides that Lucent is to provide up to $5 million in working capital financing to Xedia at Xedia's request for a term of one-year on commercially reasonable terms and conditions consistent with past practice and reasonably acceptable to Lucent and Xedia.

INDEMNIFICATION AND ESCROW AGREEMENT

     The merger agreement provides that 291,620 shares of Lucent common stock will be deposited in escrow with an escrow agent as soon as practicable after the closing date of the merger. The number of shares of Lucent common stock to be received by each Xedia stockholder will be reduced by approximately 10% of the shares of Lucent common stock the stockholders would otherwise be entitled to receive. The escrow account is the only source available to compensate Lucent for the indemnification obligations of each holder of Xedia stock under the merger agreement, except that Lucent may elect not to have recourse to the escrow account for any claim of fraud.

     The Xedia stockholders have agreed to indemnify Lucent and its officers, directors, employees, agents and advisors, from and against any and all damages and liabilities (including reasonable legal fees) arising out of (1) any inaccuracy in any representation or warranty made by Xedia in the merger agreement, and (2) any breach or default by Xedia of any of the covenants or agreements given or made by any of them in the merger agreement.

     With respect to claims for indemnification arising out of any inaccuracy in any representation or warranty made by Xedia in the merger agreement or in exhibits or schedules to the merger agreement, Lucent may not seek indemnification until the aggregate amount of all damages for which Lucent is seeking indemnification is at least $750,000, in which case Lucent may seek indemnification for damages in excess of that amount.

     The escrow fund will terminate on the first anniversary of the closing date of the merger. On the first anniversary, all shares of Lucent common stock remaining in the escrow fund will be released except for shares as to which Lucent has made a claim before the first anniversary and which claim is unresolved. The shares that are subject to a claim by Lucent will be held in the escrow fund pending resolution of the claim. Escrowed shares that are released from the escrow fund will be promptly delivered by the escrow agent to the Xedia stockholders' representative and will be distributed to Xedia's stockholders in accordance with each stockholder's percentage of the escrow fund.

     The merger agreement provides that Robert A. Steinkrauss is appointed as representative for and on behalf of Xedia stockholders to take all actions necessary or appropriate in his judgment for the accomplishment of the terms of the merger agreement. The holders of a majority in interest of the shares of Lucent common stock held in the escrow fund may replace the stockholders' representative upon not less than 10 days' prior written notice to Lucent. The stockholders' representative will not be required to provide a bond and will not receive any compensation for his services. Notices of communications to or from the stockholders' representative will constitute notice to or from each of the Xedia stockholders. If the stockholders' representative dies or is otherwise no longer able or willing to serve as the stockholders' representative, a new stockholders' representative shall be chosen by Xedia stockholders holding a majority of the shares of Lucent common stock issued in connection with the merger.

     The stockholders' representative will not be liable for any act done or omitted in such capacity while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel will be conclusive evidence of such good faith. Xedia stockholders will severally indemnify the stockholders' representative and hold him harmless against any loss, liability or expense (including any expenses of legal counsel retained by the stockholders' representative) incurred without gross negligence or bad faith on his part and arising out of or in connection with the acceptance or administration of his duties.

     Any decision, act, consent or instruction of the stockholders' representative will constitute a decision of all Xedia stockholders and will be final, binding and conclusive upon every Xedia stockholder, and the escrow agent and Lucent may rely upon any decision, act, consent or instruction of each and every Xedia stockholder. The escrow agent and Lucent are relieved from any liability to any person for acts done by them in accordance with such decision, act, consent or instruction of the stockholders' representative.

                              AMENDMENT TO XEDIA'S
                          CERTIFICATE OF INCORPORATION

     Xedia's certificate of incorporation currently provides that with respect to the liquidation preferences set forth in the certificate, a consolidation or merger of Xedia with or into another corporation or entity in a transaction involving the disposition of more than 50% of the voting power of Xedia, or a sale of all or substantially all of the assets of Xedia, collectively referred to as a consolidation, shall be regarded as a liquidation, dissolution or winding up of Xedia. On August 11, 1999, the board of directors of Xedia adopted resolutions, subject to stockholder approval, proposing that Xedia's certificate of incorporation be amended to provide that with respect to the liquidation preferences set forth in the certificate such a consolidation, merger or sale shall not be deemed to be a liquidation, dissolution or winding up of Xedia.

PROPOSED AMENDMENT TO XEDIA'S CERTIFICATE OF INCORPORATION

     Xedia's board of directors has adopted resolutions setting forth the proposed amendment to Section 2(c) of Part B of Article FOURTH of Xedia's certificate of incorporation, the advisability of the amendment, and a call for submission of the amendment for approval by Xedia's stockholders at the special meeting. The following is the text of Section 2(c) of Part B of Article FOURTH of the certificate of incorporation, as proposed to be amended:

          "(c) For purposes of this Section 2, a consolidation or merger of the Corporation with or into another corporation or entity in a transaction involving the disposition of more than 50% of the voting power of the Corporation, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation."

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

     Xedia's board of directors believes that it is in Xedia's best interest to approve the certificate of incorporation amendment. Under the current provision in the certificate of incorporation, in the case of a consolidation, merger or sale, including in the case of the merger contemplated by this proxy statement/prospectus, holders of Xedia preferred stock would only be entitled to receive liquidation rights, as determined in accordance with the certificate of incorporation, unless the holders exercise their rights to convert their Xedia preferred stock into Xedia common stock. To exercise their conversion rights, the holders of Xedia preferred stock must surrender to Xedia the certificate(s) representing their shares of Xedia preferred stock, along with written notice of their election to convert their shares. Xedia must, as soon as practicable after receipt of the certificates and notice, issue and deliver to the stockholder certificates for the number of shares of Xedia common stock to which the stockholder is entitled, along with cash in lieu of any fractional shares of Xedia common stock to which the stockholder would otherwise be entitled.

     In the case of the proposed merger, the value of the liquidation rights payable to holders of Xedia preferred stock is significantly lower than the value of the consideration which the holders would receive if they converted their Xedia preferred stock into Xedia common stock prior to the merger. Therefore, Xedia's board of directors expects that, as Section 2(c) of Part B of Article FOURTH of Xedia's certificate of incorporation is currently written, all holders of Xedia preferred stock would exercise their conversion rights prior to the merger, resulting in the need to administer the conversion and the issuance of new Xedia common stock certificates, which will be eliminated if the amendment is approved.

     If the amendment is approved, holders of Xedia preferred stock would not need to exercise their conversion rights in order to receive the merger consideration to which they are entitled by the merger agreement. In addition, the amendment to Xedia's certificate of incorporation eliminates the risk that a holder of Xedia preferred stock might fail to exercise its conversion rights in a timely manner and consequently receive the lower consideration payable if the merger transaction is treated as a liquidation.

     XEDIA'S BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION IS IN THE BEST INTERESTS OF XEDIA AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF AMENDMENT.

                   AMENDMENT TO XEDIA'S 1993 STOCK OPTION PLAN

     On March 12, 1999, the board of directors of Xedia adopted a resolution, subject to stockholder approval, authorizing an amendment to Xedia's 1993 stock option plan to increase the number of shares of Xedia common stock authorized for issuance under the plan from 4,700,000 to 5,950,000 shares and subsequently authorized stock option grants for the purchase of an aggregate of 392,353 in excess of the previously reserved 4,700,000 shares under the plan. Therefore, stockholder approval is required for those shares as well as any future option grants prior to the consummation of the merger.

     Xedia's board of directors adopted the plan amendment to provide additional equity to satisfy Xedia's incentive compensation needs. Xedia's board of directors believes that grants of stock options have been an important element in attracting and retaining key employees who are expected to contribute to Xedia's growth and success. The board of directors of Xedia believes that the ability to grant stock options will remain an important element in attracting and retaining key employees, either in the event that the merger is not consummated, or, if the stockholders approve the merger, until the closing of the merger.

     No additional stock options will be issued in connection with the amendment to Xedia's 1993 stock option plan, except for the grant of stock options to acquire up to 100,000 shares of Xedia common stock which may be granted to Xedia employees hired after August 12, 1999 in accordance with the merger agreement.

     XEDIA'S BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE PLAN AMENDMENT IS IN THE BEST INTERESTS OF XEDIA AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF AMENDMENT. APPROVAL OF THE AMENDMENT TO XEDIA'S 1993 STOCK OPTION PLAN IS NOT A CONDITION TO THE MERGER.

SUMMARY OF THE PLAN

     The plan was adopted by Xedia's board of directors and approved by Xedia's stockholders in June 1993. The purpose of the plan is to secure for Xedia and its stockholders the benefits arising from stock ownership by employees, officers and directors of, and consultants or advisors to, Xedia, its subsidiaries and any parent corporation, who are expected to contribute to Xedia's future growth and success.

     The plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 or non-statutory options which are not intended to qualify as incentive stock options. Generally, options granted under the plan are not assignable or transferable except by will or the laws of descent and distribution and, in the case of non-statutory options, pursuant to a qualified domestic relations order.

     Participants receive the right to purchase a specified number of shares of Xedia common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Xedia common stock on the date of grant. Under present law, however, incentive stock options may not be granted at an exercise price less than the fair market value of the Xedia common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to participants holding more than 10% of the total combined voting power of Xedia and any parent and subsidiary corporations). Incentive stock options may not be granted for a term in excess of ten years (or, in the case of incentive stock options granted to participants holding more than 10% of the total combined voting power of Xedia and any parent and subsidiary corporations, options may not be granted for a term in excess of five years). Options granted under the plan may provide for the payment of the exercise price by delivery of cash, a check payable to the order of Xedia, or, to the extent provided in the applicable option agreement, by surrender to Xedia of shares of Xedia common stock, by delivery to Xedia of a promissory note, by any other lawful means or any combination of these methods.

     The plan is administered by Xedia's board of directors. The board selects the persons to whom options are granted and determines the terms of each option, including (1) the number of shares of Xedia common stock covered by each option and the dates upon which the option becomes exercisable, (2) the exercise price of options and (3) the duration of options.

     Xedia's board of directors may, in its sole discretion, include additional provisions in any option granted under the plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guarantee loans or to transfer other property to participants upon exercise of options, or such other provisions as shall be determined by the board of directors, so long as not inconsistent with the plan or applicable law. Xedia's board of directors may also, in its sole discretion, accelerate or extend the date or dates on which all options or any particular option granted under the plan may be exercised.

     Xedia's board of directors may make appropriate adjustments to the plan and any outstanding options to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or certain other events, Xedia's board of directors is authorized to provide for outstanding options to be assumed or substituted for, to provide that all unexercised options will terminate immediately unless exercised by the participant within a specified period following written notice to the participant, to accelerate the awards to make them fully exercisable prior to consummation of the event, or to provide for a cash out of the value of any outstanding options. If any option expires or is terminated, the unused shares of Xedia common stock covered by such award will again be available for grant under the plan.

     The plan will remain in effect until June 14, 2003 (except that options outstanding on that date will continue to have effect in accordance with the applicable option agreements). Xedia's board of directors may at any time modify or amend the plan in any respect, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the plan and with respect to the sale of common stock acquired under the plan.

     INCENTIVE STOCK OPTIONS. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of common stock acquired through the exercise of the option, which is referred to as ISO stock. The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO stock will vary with the length of time that the participant has owned the ISO stock at the time it is sold. If the participant sells ISO stock after having owned it for at least two years from the date the option was granted and one year from the date the option was exercised, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO stock over the exercise price.

     If the participant sells ISO stock for more than the exercise price prior to having owned it for at least two years from the grant date and one year from the exercise date, which is referred to as a disqualifying disposition, then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be long-term capital gain if the participant has held the ISO stock for more than one year prior to the date of sale.

     If a participant sells ISO stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO stock. This capital loss will be long-term capital loss if the participant has held the ISO stock for more than one year prior to the date of sale.

     NON-STATUTORY STOCK OPTIONS. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option, which is referred to as NSO stock, on the exercise date over the exercise price.

     With respect to any NSO stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO stock and the participant's tax basis in the NSO stock. This capital gain or loss will be long-term capital gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale.

     TAX CONSEQUENCES TO XEDIA. The grant of an option under the plan will have no tax consequences to Xedia. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any common stock acquired under the plan will have any tax consequences to Xedia. Xedia generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the plan, including as a result of the exercise of a non-statutory stock option or a disqualifying disposition.

                           STOCK PRICES AND DIVIDENDS

     Lucent common stock is listed for trading on the New York Stock Exchange under the trading symbol "LU". The following table sets forth, for the periods indicated, dividends and the high and low sales prices per share of Lucent common stock on the New York Stock Exchange Composite Transactions Tape. Lucent's per share data has been restated to account for Lucent's two-for-one stock splits effective on April 1, 1999 and on April 1, 1998. For current price information, stockholders are urged to consult publicly available sources. Because there is no established trading market for shares of Xedia stock, information with respect to the market prices of Xedia stock has been omitted.

                                                                            LUCENT
                                                                         COMMON STOCK
                                                                         -------------
                                                                                                  DIVIDENDS
CALENDAR PERIOD                                    HIGH                        LOW                DECLARED
---------------                                 -----------                -----------          -------------
1996
Second Quarter                                  $9     13/16               $ 7    7/16             $0.019
Third Quarter                                   11     15/32                 7    21/32             0.019
Fourth Quarter                                  13     9/32                 10    17/32             0.019

1997
First Quarter                                  $15     5/32                $11    3/16             $0.000
Second Quarter                                  18     35/64                12    15/32             0.019
Third Quarter                                   22     11/16                18    3/64              0.019
Fourth Quarter                                  22     35/64                18    3/32              0.038

1998
First Quarter                                  $32     1/16                $18    23/64            $0.000
Second Quarter                                  41     27/32                32                      0.020
Third Quarter                                   54     1/4                  34    3/16              0.020
Fourth Quarter                                  56     15/16                26    23/32             0.040

1999
First Quarter                                  $60                         $47                     $0.000
Second Quarter                                  68     11/16                51    7/8               0.020
Third Quarter                                                                                       0.020
(through   1999)


     The following table sets forth the high and low sales prices per share of Lucent common stock on the New York Stock Exchange Composite Transactions Tape on August 12, 1999, the last trading day before the public announcement of the merger agreement, and on , 1999, the last trading day before the date of this proxy statement/prospectus. Because there is no established trading market for shares of Xedia stock, information with respect to the market prices of Xedia stock has been omitted.

                                                LUCENT
                                             COMMON STOCK
                                          ------------------
                                         HIGH             LOW
                                         ----             ---
August 12, 1999                          $64 1/4         $62 7/8
         , 1999

                       DESCRIPTION OF LUCENT CAPITAL STOCK

     The following summary of the capital stock of Lucent is subject in all respects to applicable Delaware law, Lucent's certificate of incorporation and by-laws and Lucent's rights agreement. See "Comparison of Rights of Common Stockholders of Lucent and Stockholders of Xedia" on page 71.

     The total authorized shares of capital stock of Lucent consist of (1) 6 billion shares of common stock, $.01 par value per share, and (2) 250 million shares of preferred stock, $1.00 par value per share. At the close of business on August 31, 1999 approximately 3.1 billion shares of Lucent common stock were issued and outstanding and no shares of Lucent preferred stock were issued and outstanding.

     The Lucent board of directors is authorized to provide for the issuance from time to time of Lucent preferred stock in series and, as to each series, to fix the designation, the dividend rate and the preferences, if any, which dividends on each series will have compared to any other class or series of capital stock of Lucent, the voting rights, if any, the voluntary and involuntary liquidation prices, the conversion or exchange privileges, if any, applicable to each series and the redemption price or prices and the other terms of redemption, if any, applicable to each series. Cumulative dividends, dividend preferences and conversion, exchange and redemption provisions, to the extent that some or all of these features may be present when shares of Lucent preferred stock are issued, could have an adverse effect on the availability of earnings for distribution to the holders of Lucent common stock or for other corporate purposes.

     For a description of the rights to acquire Lucent junior preferred stock that are attached to shares of Lucent common stock, see "Comparison of Rights of Common Stockholders of Lucent and Stockholders of Xedia --Rights Plan" on page 71.


                   COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS
                       OF LUCENT AND STOCKHOLDERS OF XEDIA

     The rights of Lucent and Xedia stockholders are currently governed by the Delaware General Corporation Law, and the respective certificates of incorporation and by-laws of Lucent and Xedia. Upon completion of the merger, the rights of Xedia stockholders who become stockholders of Lucent in the merger will be governed by the Delaware General Corporation Law, Lucent's certificate of incorporation and Lucent's by-laws.

     The following description summarizes the material differences that may affect the rights of stockholders of Lucent and stockholders of Xedia but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Stockholders should read carefully the relevant provisions of the Delaware General Corporation Law, Lucent's certificate of incorporation, Lucent's by-laws, Xedia's certificate of incorporation and Xedia's by-laws.

CAPITALIZATION

     LUCENT. Lucent's authorized capital stock is described above under "Description of Lucent Capital Stock."

     XEDIA. The total authorized shares of capital stock of Xedia consist of (1) 19,000,000 shares of common stock, $.005 par value per share, and (2) 6,090,467 shares of preferred stock, $.01 par value per share. At the close of business on August 12, 1999, there were approximately 4,607,356 shares of Xedia common stock outstanding and 8,831,575 shares had been reserved for the conversion of the preferred stock and 60,003 shares had been reserved for issuance upon exercise of warrants. As of the same date, (i) 57,600 shares of preferred stock had been designated as Series A convertible preferred stock, of which 57,600 shares were issued and outstanding, (ii) 165,000 shares of preferred stock had been designated as Series B convertible preferred stock, of which 165,000 shares were issued and outstanding, (iii) 240,000 shares of preferred stock had been designated as Series C convertible preferred stock, of which 240,000 shares were issued and outstanding, (iv) 2,127,867 shares of preferred stock had been designated as Series D convertible preferred stock, of which 2,127,867 shares were issued and outstanding, and (v) 3,500,000 shares of preferred stock had been designated as Series E convertible preferred stock, of which 3,414,288 shares were issued and outstanding and 8,571 shares had been reserved for the conversion of warrants.

     Xedia's certificate of incorporation provides that the number of authorized shares of common stock may be increased or decreased (but not below the number then outstanding) by the affirmative vote of a majority of the stock entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

VOTING RIGHTS

     LUCENT. Each holder of Lucent common stock is entitled to one vote for each share held of record and may not cumulate votes for the election of directors.

     XEDIA. Each holder of Xedia common stock is entitled to one vote for each share held at all meetings of stockholders and written actions in lieu of meetings and may not cumulate votes.

Each holder of Xedia preferred stock is entitled to the number of votes equal to the number of whole shares of common stock into which the shares of preferred stock held are then convertible. Except as provided by law, and in certain situations set forth in Xedia's certificate of incorporation, holders of preferred stock vote together with the holders of common stock as a single class.

NUMBER, ELECTION, VACANCY AND REMOVAL OF DIRECTORS

     LUCENT. Lucent's board of directors has nine members. Lucent's certificate of incorporation provides that the Lucent board of directors will consist of at least three directors and that the number of directors may be changed from time to time by a resolution adopted by a majority of the total number of directors which Lucent would have if there were no vacancies. As permitted under the Delaware General Corporation Law, Lucent's certificate of incorporation also provides that the Lucent board of directors consists of three classes of directors. The directors in each class serve on the Lucent board of directors for approximately three years each.

     Lucent's certificate of incorporation and by-laws provide that if there is a vacancy on the Lucent board of directors or if the number of directors is increased, those vacancies will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, and not by the stockholders. A director elected to fill a vacancy or newly created directorship will serve for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until that director's successor will have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director.

     Under Lucent's certificate of incorporation, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all shares of Lucent common stock entitled to vote generally in the election of directors then outstanding, voting together as a single class.

     XEDIA. Xedia's board of directors has five members. Xedia's by-laws provide that the number of directors be determined by resolution of the stockholders or the board of directors, but that it may not be less than one. The number of directors may be decreased at any time and from time to time either by the stockholders or by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors are elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. The number of directors may be increased at any time and from time to time by the stockholders or by a majority of the directors then in office. Each director holds office until the next annual meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal.

     Except as set forth below, Xedia's by-laws provide that unless and until filled by the stockholders, any vacancy in the board of directors, including a vacancy resulting from an enlargement of the board, may be filled by vote of a majority or the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy is elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors will hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. Any director may resign by delivering his written resignation to Xedia at its principal office or to Xedia's president or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Xedia's by-laws provide that except as otherwise provided by the Delaware General Corporation Law, any one or more or all of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that the directors elected by the holders of a particular class or series of stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of such class or series.

     Xedia's certificate of incorporation provides that the holders of Series D convertible preferred stock, voting as a separate series, are entitled to elect one director and the holders of Series E convertible preferred stock, voting as a separate series, are entitled to elect one director. A vacancy in any directorship elected by the holders of the Series D convertible preferred stock or the Series E convertible preferred stock may be filled only by vote or written consent of the holders of the Series D convertible preferred stock or the Series E convertible preferred stock, as the case may be.

AMENDMENTS TO CERTIFICATE OF INCORPORATION

     LUCENT. Lucent's certificate of incorporation provides that the affirmative vote of the holders of at least 80% of the voting stock then outstanding, voting together as a single class, will be required to alter, amend, adopt any provision inconsistent with or repeal Articles V, VII and VIII of Lucent's certificate of incorporation, which relate to stockholder action, the Lucent board of directors and Lucent's by-laws, respectively.

     XEDIA. Xedia's certificate of incorporation provides that Xedia reserves the right to amend or repeal any provision of the certificate of incorporation as prescribed by present or future law and that all rights conferred upon Xedia stockholders by the certificate of incorporation are granted subject to such reservation. The certificate of incorporation further provides that Xedia may not amend the certificate of incorporation in a manner that is materially adverse to the holders of the Series C convertible preferred stock, Series D convertible preferred stock or Series E convertible preferred stock without first obtaining the approval of a majority of each of the Series C, Series D and Series E convertible preferred stock, each voting as a separate class, except that no such approval is required of such series when there are outstanding less than 100,000 shares of such series.




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

AMENDMENTS TO BY-LAWS

     LUCENT. Lucent's certificate of incorporation and by-laws provide that Lucent's by-laws may be altered or repealed and new by-laws may be adopted:

     - at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote at that meeting, provided that, any proposed alteration or repeal of, or the adoption of, any by-law inconsistent with Section 2.2, 2.7 or 2.10 of Article II of Lucent's by-laws, which relate to special meetings of stockholders, notice of stockholder business and nominations and actions by written consent of stockholders, respectively, or with Section 3.2, 3.9 or
          3.11 of Article III of Lucent's by-laws, which relate to the number and tenure of the directors, vacancies on the Lucent board of directors and removal of directors, respectively, by the stockholders requires the affirmative vote of the holders of at least 80% of the voting stock then outstanding, voting together as a single class

     - by a majority of the total number of directors Lucent would have if there were no vacancies.

     XEDIA. Xedia's certificate of incorporation authorizes the board of directors to adopt, amend or repeal Xedia's by-laws. It further provides that Xedia may not amend the by-laws in a manner which is materially adverse to the holders of the Series C convertible preferred stock, Series D convertible preferred stock or Series E convertible preferred stock without first obtaining the approval of the holders of a majority of each of the Series C, Series D and Series E convertible preferred stock, each voting as a separate class, except that no such approval is required when there are outstanding less than 100,000 shares of such series. Xedia's by-laws provide that they may be altered, amended or repealed or new by-laws adopted by the directors at any meeting of the directors at which a quorum is present. They may also be altered, amended or repealed or new by-laws adopted by the affirmative vote of the holders of a majority of the shares of the stock issued and outstanding and entitled to vote at any meeting of stockholders, provided that in the case of a special meeting, notice of such alteration, amendment, repeal or adoption of new by-laws is stated in the notice of such special meeting.

STOCKHOLDER ACTION

     LUCENT. Lucent's certificate of incorporation provides that any action required or permitted to be taken by the Lucent stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent.

     XEDIA. Xedia's by-laws provide that any action which may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.




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

NOTICE OF CERTAIN STOCKHOLDER ACTIONS

     LUCENT. Lucent's certificate of incorporation provides that a stockholder must give advance written notice of nominations for election of directors and to properly bring business before an annual meeting of stockholders. Under Lucent's by-laws, a stockholder's written notice must generally be delivered to the Secretary of Lucent not later than 45 days nor earlier than the 75 days prior to the first anniversary of the record date for determining stockholders entitled to vote at the preceding year's annual meeting.

     In the event that Lucent calls a special meeting of stockholders for the purpose of electing one or more directors to the Lucent board of directors, any stockholder may nominate a director or directors, provided that written notice must be delivered not earlier than 120 days prior to the special meeting and not later than (1) 90 days prior to that special meeting or (2) 10 days following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Lucent board of directors to be elected at that meeting.

     XEDIA. Xedia does not have any comparable notice unique to stockholder actions.

SPECIAL STOCKHOLDER MEETINGS

     LUCENT. Lucent's certificate of incorporation and by-laws provide that a special meeting of Lucent's stockholders may be called only by the Lucent board of directors by a resolution stating the purposes of the special meeting and approved by a majority of the total number of directors Lucent would have if there were no vacancies or by the chairman of the Lucent board of directors. Any power of the stockholders to call a special meeting is specifically denied in Lucent's certificate of incorporation.

     XEDIA. Xedia's by-laws provide that special meetings of the stockholders may be called at any time by the board of directors or by Xedia's president.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS AND INDEMNIFICATION

     LUCENT. Lucent's certificate of incorporation provides that a director will not be personally liable to the corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by law, for liability:

     - for any breach of the director's duty of loyalty to the corporation or its stockholders

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

     - under Section 174 of the Delaware General Corporation Law regarding unlawful payment of dividends or unlawful stock purchases or redemptions




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

     - for any transaction from which the director derived an improper personal benefit

     Lucent's certificate of incorporation provides a right to indemnification to directors and officers of Lucent subject to the limitations under Delaware General Corporation Law.

     In addition, Lucent must indemnify any present or former director or officer of a corporation who has been successful on the merits or otherwise in the defense of any claim or proceeding for expenses (including attorneys' fees) actually and reasonably incurred.

     XEDIA. Xedia's certificate of incorporation provides that except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director will be personally liable to Xedia or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. The certificate of incorporation further provides that no amendment to or repeal of such limitation of liability will apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment.

     Xedia's certificate of incorporation provides that Xedia will, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of Xedia, or is or was serving, or has agreed to serve, at the request of Xedia, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

     The certificate of incorporation further provides that indemnification may include payment by Xedia of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under Article EIGHTH of the certificate of incorporation, which undertaking may be accepted without reference to the financial ability of such person to make such repayment. Xedia will not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by Xedia's board of directors.

     The indemnification rights provided in Article EIGHTH of Xedia's certificate of incorporation (1) are not exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (2) inure to the benefit of the heirs, executors and administrators of such persons. Xedia may, to the extent authorized from time to time by its board of directors, grant indemnification rights to other employees or agents of Xedia or other persons serving the corporation and such rights may be




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equivalent to, or greater or less than, those set forth in Article EIGHTH of the certificate of incorporation.

DIVIDENDS

     LUCENT. Lucent's by-laws provide that the Lucent board of directors may from time to time declare, and Lucent may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and in Lucent's certificate of incorporation.

     XEDIA. Xedia's certificate of incorporation provides that dividends may be declared and paid on the common stock from funds lawfully available therefor as and when determined by the board of directors and subject to any preferential dividend rights of any then outstanding preferred stock. The holders of the preferred stock are entitled, when, as and if declared by the board of directors of Xedia, to dividends out of the corporation's assets legally available therefor at the rate of $0.24 per share per annum. Dividends may be declared and paid upon the common stock in any fiscal year only if dividends have been paid to or declared and set apart for payment to all shares of preferred stock at such annual rate for such fiscal year. After the holders of preferred stock have received their dividend preference as set forth above, the holders of preferred stock and common stock are entitled, when, as and if declared by the board of directors, to dividends out of Xedia's assets legally available therefor; provided, that no such dividends may be declared or paid on any shares of common stock or preferred stock unless at the same time an equivalent dividend is declared and paid on all outstanding shares of common stock and preferred stock; and provided further that the dividend on each series of preferred stock is payable at the same rate per share as would be payable on the shares of common stock or other securities into which such series of preferred stock is convertible immediately prior to the record date for such dividend. The right to dividends on shares of the common stock or preferred stock are not cumulative, and no right accrues to holders of common stock or preferred stock by reason of the fact that dividends on said shares are not declared in any prior period.

     Xedia may not declare or pay any dividends or other distributions on shares of common stock unless the holders of the preferred stock then outstanding simultaneously receives an equivalent dividend on each outstanding share of preferred stock in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or other distributions to be declared, paid or set aside for the common stock, multiplied by (ii) the number of whole shares of common stock into which such share of preferred stock is then convertible.

LIQUIDATION

     LUCENT. Holders of Lucent common stock have no preferential rights with respect to liquidation.

     XEDIA. Xedia's certificate of incorporation provides that in the event of any voluntary or involuntary liquidation, dissolution or winding up of Xedia, the holders of shares of Xedia preferred stock then outstanding are entitled to be paid out of Xedia's assets available for distribution to its stockholders before any payment may be made to the holders of Xedia common




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stock by reason of their ownership thereof, (1) an amount equal to $6.25 for each share of Series A convertible preferred stock then held by them, (2) an amount equal to $10.00 for each share of Series B convertible preferred stock then held by them, (3) an amount equal to $10.00 for each share of Series C convertible preferred stock then held by them, (4) an amount equal to $3.00 for each share of Series D convertible preferred stock then held by them, and (5) an amount equal to $3.50 for each share of Series E convertible preferred stock then held by them, in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such preferred shares, plus any dividends declared or accrued but unpaid on such preferred shares. If upon any liquidation, dissolution or winding up of Xedia the remaining assets of Xedia available for distribution to its stockholders are insufficient to pay the holders of shares of Xedia preferred stock the full amount to which they are entitled, the holders of shares of Xedia preferred stock will share ratably in any distribution of the remaining assets and funds of Xedia in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     Xedia's certificate of incorporation further provides that, after the payment of all preferential amounts required to be paid to the holders of Xedia preferred stock upon the dissolution, liquidation or winding up of Xedia, the remaining assets and funds of Xedia available for distribution to its stockholders will be distributed among the holders of shares of Xedia common stock, pro rata based on the number of shares of Xedia common stock held by each.

     Xedia's certificate of incorporation currently provides that in connection with the preceding two paragraphs of this prospectus/proxy statement, a consolidation or merger of Xedia with or into another corporation or entity in a transaction involving the disposition of more than 50% of the voting power of Xedia, or a sale of all or substantially all of the assets of Xedia, will be regarded as a liquidation, dissolution or winding up of Xedia. You are being asked to vote on an amendment to Xedia's certificate of incorporation which would amend this provision to provide that such a consolidation or merger will not be regarded as a liquidation, dissolution or winding up of Xedia for the purposes of the preceding two paragraphs. See "Amendment to Xedia's Certificate of Incorporation" on page 64.

CONVERSION

     LUCENT. Holders of Lucent common stock have no rights to convert their shares into any other securities.

     XEDIA. Holders of Xedia common stock have no rights to convert their shares into any other securities. Subject to certain terms, conditions, limitations and adjustments set forth in the certificate of incorporation, holders of each series of Xedia preferred stock have the right at their option to convert any such shares, without the payment of additional consideration, into the number of fully paid and nonassessable shares of Xedia common stock as is determined by the formulae set forth in the certificate of incorporation. Based on the formulae, each share of Xedia Series A convertible preferred stock is currently convertible into two shares of Xedia common stock, each share of Xedia Series B convertible preferred stock is



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currently convertible into two shares of Xedia common stock, each share of Xedia
Series C convertible preferred stock is currently convertible into approximately
2.9848 shares of Xedia common stock, each share of Xedia Series D convertible preferred stock is currently convertible into two shares of Xedia common stock and each share of Xedia Series E convertible preferred stock is currently convertible into one share of Xedia common stock.

     No fractional shares of common stock may be issued upon conversion of Series preferred stock. In lieu of any fractional shares to which the holder would otherwise be entitled, Xedia will pay cash equal to such fraction multiplied by the then effective applicable conversion price.

APPRAISAL OR DISSENTERS' RIGHTS

     LUCENT. Lucent is a Delaware corporation. Under the Delaware
General Corporation Law, dissenters' rights of appraisal are available to a stockholder of a corporation only in connection with certain mergers or consolidations involving that corporation. Appraisal rights are not available under the Delaware General Corporation Law if the corporations's stock is either:

     - listed on a national securities exchange, as the Lucent common stock is, or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. (the "NASD") or

     -    held of record by more than 2,000 stockholders;

provided that appraisal rights will be available if the merger or consolidation requires stockholders to exchange their stock for anything other than:

     -    shares of the surviving corporation,

     - shares of another corporation that will be listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the NASD or held of record by more than 2,000 stockholders or

     -    cash in lieu of fractional shares.

Additionally, no appraisal rights are available if the corporation is the surviving corporation, and no vote of its stockholders is required for the merger.

     XEDIA. Dissenters' rights of appraisal are available for shares of Xedia common and preferred stock.

RIGHTS PLAN

     LUCENT. Lucent has a rights agreement with The Bank of New York as rights agent. The following description of the rights agreement is qualified in its entirety by reference to the terms and conditions of the rights agreement. Stockholders should read carefully the rights agreement. See "Where You Can Find More Information" on page 94.

     Under the rights agreement, rights attach to each share of Lucent common stock outstanding and, when exercisable, entitle the registered holder to purchase from Lucent one four-hundredth of a share of junior preferred stock, par value $1.00 per share, at a purchase price of $22.50 per one four-hundredth of a share, subject to customary anti-dilution adjustments.

     The rights will not be exercisable until the earlier of:

     - 10 days following a public announcement that a person or group has acquired beneficial ownership of 10% or more of the outstanding shares of Lucent common stock or

     - 10 business days, or that later date as may be determined by the Lucent board of directors, following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in a person or group acquiring beneficial ownership of 10% or more of the outstanding shares of Lucent common stock.

The rights will expire on March 31, 2006, unless that date is extended or unless the rights are earlier redeemed or exchanged by Lucent, in each case as summarized below.

     In the event that a person or group acquires beneficial ownership of 10% or more of the outstanding shares of Lucent common stock, each holder of a right, other than rights beneficially



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owned by that person or group, which become void, will have the right to receive upon exercise that number of shares of Lucent common stock having a market value of two times the purchase price provided for in the right. In the event that Lucent is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group acquires beneficial ownership of 10% or more of the outstanding shares of Lucent common stock, each holder of a right will have the right to receive upon exercise that number of shares of common stock of the acquiring company which at the time of that transaction will have a market value of two times the purchase price provided for in the right.

     At any time after a person or group acquires beneficial ownership of 10% or more of the outstanding shares of Lucent common stock and prior to the acquisition by that person or group of 50% or more of the then outstanding shares of Lucent common stock, the Lucent board of directors may exchange the rights, other than rights owned by that person or group which have become void, in whole or in part, for Lucent common stock or junior preferred stock.

     At any time prior to a person or group acquiring beneficial ownership of 10% or more of the outstanding shares of Lucent common stock, the Lucent board of directors may redeem the rights in whole, but not in part, at a redemption price of $0.0025 per right, subject to customary anti-dilution provisions, or may amend the terms of the rights, in each case, without the consent of the holders of the rights, at the time, on the basis and upon the conditions that the Lucent board of directors may establish.

     Junior preferred shares purchasable upon exercise of the rights will not be redeemable. The junior preferred shares have dividend, voting and liquidation rights that are intended to result in the value of the one four-hundredth interest in a junior preferred share purchasable upon exercise of each right approximating the value of one share of Lucent common stock.

     The rights may have antitakeover effects. The rights will cause substantial dilution to a person or group of persons that attempts to acquire Lucent on terms not approved by the Lucent board of directors. The rights should not interfere with any merger or other business combination approved by the Lucent board of directors prior to the time that a person or group has acquired such 10% beneficial ownership since the rights may be redeemed or amended by Lucent until such time.

     XEDIA. Xedia does not have a rights plan.




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                      CERTAIN INFORMATION CONCERNING XEDIA

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     OVERVIEW

     Xedia designs, manufactures and markets integrated hardware and software high-speed network routers for broadband access to the Internet. Xedia's family of Access Point products are typically employed at the interface between enterprise networks (local area networks) and Internet service providers (wide area networks) to function as a router for accessing the Internet. In addition, its products assist in providing service quality and security by applying quality-of-service (QoS) and encryption techniques to the information flowing between networks.

     Xedia sells its products primarily to Internet service providers which typically bundle them with other services and resell them to their customers. The service providers generally are either independent operators or providers affiliated with large, traditional data communications companies. As of September 1, 1999, Xedia's customers included leading Internet service providers such as MCI Worldcom's UUNET, Concentric, PSINet, Verio and Digex.

     Xedia has approximately 90 full-time and 5 part-time employees, most of whom are located at Xedia's headquarters in Acton, Massachusetts. Xedia was organized as Other Company, Inc. under the laws of Delaware on October 5, 1992 and its executive offices are located at 50 Nagog Park, Acton, Massachusetts.

     RESULTS OF OPERATIONS

Six months ended June 30, 1998 compared to the six months ended June 30, 1999

Total Revenues

     Xedia derives its revenues from product sales and the sale of maintenance contracts for the support of the products sold to its customers. Maintenance contracts are sold on an up-front annual basis and the revenue is amortized over a fifteen-month period including the 90-day software warranty period. Maintenance contract revenue is a small component of total revenues, representing only 0.5% and 4.5% of total revenue respectively for the six months ended June 30, 1998 and the six months ended June 30, 1999, respectively. Total revenues increased from $1.54 million for the six months ended June 30, 1998 to $6.90 million for the six months ended June 30, 1999. The increase in total revenues primarily reflected an increased number of new customers, as well as increased sales of Xedia product to its existing customer base.

Cost of Revenues

     Cost of revenues includes the cost of purchasing subassembly and component materials from Xedia's independent suppliers, production related expenses, warranty and quality assurance for those products, as well as costs of personnel associated with supporting Xedia's customers. Cost of revenues also includes software costs of the media in which it is delivered and royalty



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costs for embedded third-party software components of the product. Cost of revenues increased from $0.72 million for the six months ended June 30, 1998 to $2.63 million for the six months ended June 30, 1999. The increase was primarily due to an increase in direct product costs associated with the increase in product revenues as well as an increase in manufacturing and support personnel and other related overhead costs to support Xedia's customers. The gross margin increased from 53% of total revenue for the six months ended June 30, 1998 to 62% of total revenue for the six months ended June 30, 1999. The increase in gross margin reflected lower product cost as a result of Xedia meeting volume purchase commitments and the absorption of fixed costs over higher revenues.

Research and Development

     Research and development expenses consist primarily of salaries and related costs of employees engaged in research, design and development activities. Research and development expenses increased from $1.92 million for the six months ended June 30, 1998 to $3.11 million for the six months ended June 30, 1999. The increase was due to an increase in personnel and related costs as well as to an increase in depreciation expense, expensed prototype materials, outside services and non-recurring engineering (NRE) costs and other generally allocated expenses.

Selling and Marketing Expenses

     Selling and marketing expenses consist primarily of employee-related expenses, commissions to sales representatives, product marketing and promotional expenses. Selling and marketing expenses increased from $2.68 million for the six months ended June 30, 1998 to $3.04 million for the six months ended June 30, 1999. The increase was primarily attributed to the increase in personnel to support Xedia's sales and product marketing activities for its Access Point(TM) product line.

General and Administrative Expenses

     General and administrative expenses consist principally of expenses to support the business, including corporate, accounting, legal, information technology systems and human resources expenses. General and administrative expenses increased from $0.79 million for the six months ended June 30, 1998 to $0.96 million for the six months ended June 30, 1999. The increase was primarily attributed to increased personnel and related costs incurred in expanding the management and accounting functions to support the overall increase in business activity.

Interest Income

     Interest income declined from $0.25 million for the six months ended June 30, 1998 to $0.07 million for the six months ended June 30, 1999. The decrease was primarily due to Xedia's use of its cash received from its 1997 financing to fund its operations throughout 1998 and 1999.




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Interest Expense

     Interest expense increased from $0.03 million for the six months ended June 30, 1998 to $0.04 million for the six months ended June 30, 1999. The increase was primarily attributed to the increased borrowing under Xedia's equipment and working capital line of credit to finance the purchase of capital equipment and general working capital requirements.

Years Ended December 31, 1996, 1997 and 1998

Total Revenues

     Total revenues decreased from $4.42 million in 1996 to $0.59 million in 1997 and then increased to $5.50 million in 1998. The decrease in revenues from 1996 to 1997 reflected management's decision to discontinue its workgroup ethernet switching business and restart the business with the development of its current Access Point(TM) product line. This decision made in 1996 resulted in the termination of an OEM agreement between Xedia and Bay Networks, Xedia's largest workgroup ethernet switch customer. Total revenues for 1997 were primarily attributable to the Access Point(TM) product sales which began in the fourth quarter of 1997. 1998 represented Xedia's first full year of sales of the Access Point(TM) product lines.

Cost of Revenues

     Cost of revenues decreased from $3.56 million in 1996 to $0.71 million in 1997 and then increased to $2.22 million in 1998. The decrease in cost of revenues from 1996 to 1997 was directly attributable to the decrease in total product revenues. The increase in cost of revenues in 1998 was due to an increase in direct product costs associated with the increase in product revenues and the increase in manufacturing and support personnel and other related overhead costs to support Xedia's customers. The gross margin decreased from 19% in 1996 to a loss of 20% in 1997 and then increased to 60% in 1998. The decrease in gross margin in 1997 reflected the decrease in total revenues and the increased utilization of production personnel for new product development efforts in 1997. The increase in gross margin for 1998 reflected the product cost structure for the Access Point(TM) product line and the absorption of fixed costs, such as production related expenses and personnel costs associated with supporting Xedia's customers, over higher revenues and sales volumes.

Research and Development

     Research and development expenses increased from $1.05 million in 1996 to $2.52 million in 1997 to $4.37 million in 1998. The increase in 1997 was due primarily to an increase in personnel and related costs, depreciation expense, expensed prototype materials, outside services and non-recurring engineering
(NRE) costs and other generally allocated expenses. The increase in 1998 was primarily due primarily to an increase in personnel and related costs as well as an increase in depreciation expense of capital equipment used in the various research and development activities and other generally allocated expenses.




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Selling and Marketing Expenses

     Selling and marketing expenses increased from $0.56 million in 1996 to $2.09 million in 1997 to $5.65 million in 1998. The increases were primarily due to additional personnel, including senior level management, increased product marketing costs associated with new products, increased commissions as a result of higher sales in 1998 and costs associated with the establishment of regional sales offices. The increases in 1997 and 1998, respectively, were due to increases in salaries, commissions and related expenses. The increase in 1997 was due to increases in salaries, commissions and related expenses, as well as marketing programs, trade show and advertising expenses related to the introduction of the Access Point(TM) product. The remainder of the increase in 1998 was primarily due to increased public relation costs, marketing program spending and costs associated with the addition of domestic sales offices.

General and Administrative Expenses

     General and administrative expenses increased from $0.77 million in 1996 to $0.98 million in 1997 to $1.59 million in 1998. The increases in 1997 and 1998 were primarily due to the hiring of additional personnel, including senior level management, costs associated with supporting the business, which included increases in legal and professional fees, management and director travel expenses, information systems infrastructure growth and human resource activities.

Interest Income

     Interest income increased from $6,000 in 1996 to $89,000 in 1997 to $376,000 in 1998. The increases reflected interest earned on higher balances of cash and cash equivalents resulting from sales of preferred stock in February 1997, August 1997 and December 1997.

Interest Expense

     Interest expense was $21,000, $43,000 and $45,000 in 1996, 1997 and 1998,
respectively. The increases were primarily due to the increased borrowing under Xedia's equipment and working capital line of credit to finance the purchase of capital equipment and general working capital requirements.

     INCOME TAXES. Xedia has generated taxable losses from operations since inception and, accordingly, has not had taxable income available to offset net operating losses. Xedia accounts for income taxes under SFAS No. 109, Accounting for Income Taxes, by providing for income taxes under the liability method. Deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates.

     LIQUIDITY AND CAPITAL RESOURCES. Since its inception in 1993, Xedia has financed its operations and capital requirements from the net sale of $25.2 million of preferred and common stock, borrowings under two equipment lines of credit of $0.25 million and $0.50 million, respectively, and a general working capital line of $4 million, along with cash from operations. Xedia currently has a line of credit with a bank that provided for borrowings up to $500,000 to be used for the acquisition of equipment and borrowings were made available for purchases until May 15, 1998. Substantially all of this line has been used. The line is payable in 36 equal monthly payments starting June 15, 1998. The line bears interest at prime (7.75% at December 31, 1998) plus 0.25% and is secured by substantially all assets of Xedia. Xedia has an additional revolving line of credit with a bank, which provides for borrowings up to $4.0 million. Borrowings bear interest at prime (7.75% at December 31, 1998) plus 0.25% and are secured by all assets of Xedia. There were no borrowings outstanding under this line of credit as of December 31, 1996, 1997 or 1998. As of June 30, 1999, there was $1.0 million in borrowings outstanding under this line of credit.

     Net cash used in operating activities for the years ended December 31, 1996, 1997 and 1998 was $0.98 million, $5.87 million and $6.85 million, respectively. Cash used in operating activities consisted primarily of cash utilized to fund operating losses and for working capital. For the six months ended June 30, 1999, net cash used in operating activities was $2.94 million.

     Net cash used in investing activities for the years ended December 31, 1996, 1997 and 1998 was $0.09 million, $0.61 million and $1.18 million, respectively. Capital expenditures included computers and equipment for research and development, sales, marketing and general administration to support Xedia's growth. Net cash used in investing activities for the six months ended June 30, 1999 was $0.59 million.

     Xedia had a cash and cash equivalents balance at December 31, 1996, 1997 and 1998 of $0.45 million, $12.4 million and $4.23 million, respectively. Xedia's cash and cash equivalents balance at June 30, 1999 was $1.78 million.

     Xedia expects to incur significant cash outlays for the balance of fiscal 1999 related to the continued funding of operating losses, the build-up of inventory and other working capital requirements and additional capital equipment investments. Management believes its cash and cash equivalents and available borrowings will be sufficient to satisfy Xedia's funding needs for at least the next twelve months.

     If the merger with Lucent is not consummated and Xedia continues as stand-alone company, Xedia would not have sufficient capital to continue its business operations as they are now being conducted. The merger agreement provides that Lucent will loan Xedia, at its request, up to $5 million for working capital during the period prior to the closing on commercially reasonable terms and conditions. If the merger is not consummated, Xedia will be obligated to repay any Lucent loan, which will require Xedia to obtain significant additional debt and/or equity funds both to repay the Lucent loan and to provide working capital for Xedia's continuing operations as a stand-alone company. While Xedia believes that it will be able to raise the funds required to finance its operations as a stand-alone company, it cannot assure you that the required funds will be available when needed or that they can be obtained on terms favorable to Xedia. If the required funds cannot be obtained, Xedia could be forced to revise its business plans, including possible curtailment of its future business operations, reductions of its planned future growth or a combination with another company on terms less favorable than the terms governing the merger with Lucent.

     At December 31, 1998, Xedia had available net operating loss carryforwards of approximately $18.5 million, expiring at various dates through 2018. At December 31, 1998, Xedia also had available federal tax credits of approximately $0.45 million expiring at various dates through 2018. As of December 31, 1998, Xedia had a net deferred tax asset, principally from the NOLs and tax credit carryforwards of approximately $8.16 million, and has recorded a full valuation allowance against this asset due to uncertainties regarding its realization.

     The Internal Revenue Code contains provisions that may limit Xedia's net operating loss carryforwards available to be used in any given year upon the occurrence of certain events, including changes in the ownership interests of significant stockholders.

     YEAR 2000. Many currently installed computer systems and software products are dependent upon internal calendars coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. Computer systems and software used by many companies may need to be upgraded to comply with such "Year 2000" requirements. Xedia has completed a review of its computer systems to assess what steps, if any, are required to achieve full Year 2000 compliance. Based on this review, Xedia believes that its systems are currently Year 2000 compliant. Xedia does not anticipate that it will incur material expenses or meaningful delays in connection with Year 2000 compliance.

     All of Xedia's products use internal calendars that accept four digit date codes and as such are year 2000 compliant. Moreover, based on assessments made to date, we do not anticipate material disruptions to our operations or products as a result of Year 2000 issues.

     Xedia has not yet begun to assess the Year 2000 readiness of its material supply and service vendors or its material customers. However, Xedia intends to continue through 1999 to assess its exposure to Year 2000 noncompliance on the part of any of its material vendors and customers and there can be no assurance that their systems will be Year 2000 compliant. Xedia believes that Year 2000 issues will not pose significant operational problems for its business. Therefore, Xedia does not have, and does not intend to create, a contingency plan in the event Year 2000 compliance cannot be achieved in a timely manner.

     MARKET RISKS. Xedia does not use derivative financial instruments. Xedia generally places its marketable security investments in high credit quality instruments, primarily U.S. Government and Federal Agency obligations and corporate obligations with contractual maturities of one year or less. Xedia does not expect any material loss from its marketable security investments and therefore believes that its potential interest rate exposure is not material. Xedia to date has not made any strategic equity investments and therefore has no exposure to the market risks that can be created by such investments.

     Xedia invoices customers only in U.S. dollars. Xedia is only exposed to foreign exchange rate fluctuations from expenses paid out of its U.K. subsidiary which are not deemed to be material. Xedia does not enter into foreign currency hedge transactions. Through June 30, 1999, foreign currency fluctuations have not had a material impact on Xedia's financial position or results of operations, and therefore Xedia believes that its potential foreign currency exchange rate exposure is not material.

     The foregoing risk management discussion and the effects thereof are forward-looking statements. Actual results in the future may differ materially from these projected results due to actual developments in global financial markets. The analytical methods used by Xedia to asses and mitigate risk discussed above should not be considered projections of future events or losses.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS OF XEDIA

     The following table sets forth, as of September 1, 1999, the security ownership of Xedia's directors, executive officers and holders of more than 5% of any class or series of stock. The number of shares of Xedia stock listed in the table represents outstanding shares of Xedia common stock as of September 1, 1999, not the number of shares of Xedia common stock issuable upon conversion of the Xedia preferred stock. Unless otherwise indicated, each person's address is in care of Xedia Corporation, 50 Nagog Park, Acton, Massachusetts 01720. To the knowledge of Xedia, the persons named in the table have sole voting and investment power with respect to all shares of Xedia stock shown as beneficially owned by them, subject to the information contained in the footnotes to the table. Beneficial ownership is determined according to the rules of the SEC. Shares of Xedia common stock subject to options currently exercisable or exercisable within sixty days from the date of this table are deemed outstanding when determining the number of shares and percentage ownership by the person holding these options.

                                                                                                  PERCENT OF        PERCENT OF
                                                            AMOUNT AND NATURE     PERCENT OF       SERIES A          SERIES B
                                                              OF BENEFICIAL      COMMON STOCK  PREFERRED STOCK   PREFERRED STOCK
   NAME OF BENEFICIAL OWNER              TITLE OF CLASS         OWNERSHIP             (1)            (2)               (3)
   ------------------------              --------------         ---------             ---            ---               ---
Greylock Management Corporation (8)     Common Stock               40,000              0.9%
  755 Page Mill Road, Suite A100        Series D Preferred      1,366,667
  Palo Alto, CA 94304                   Series E Preferred        857,143

Jens Montanana (9)                      Common Stock            1,883,068             39.7%
  54 Llanvoir Drive                     Series B Preferred          5,000                                               3.0%
  South Ascot, Berkshire                Series D Preferred        433,334
  England SL59LN                        Series E Preferred        285,715

Norwest Venture Partners VI             Series E Preferred      1,428,572
  c/o Norwest Venture Capital
  40 William Street, Suite 305
  Wellesley, MA 02181

Ernest Parizeau (10)                    Series E Preferred      1,428,572
  c/o Norwest Venture Capital
  40 William Street, Suite 305
  Wellesley, MA 02181

Robert P. Polychron (11)                Common Stock              833,400             17.3%
  c/o Xedia Corporation                 Series A Preferred         17,600                           30.6%
  50 Nagog Park                         Series D Preferred        166,667
  Acton, MA 01720

Nortel Networks NA Inc.                 Series C Preferred        240,000
  4401 Great America Parkway
  SC2-05
  Santa Clara, CA 95052

AT&T Ventures (12)                      Series E Preferred        714,286
  295 North Maple Avenue
  Room 3361C1
  Basking Ridge, NJ 07920
Ian R. Davison                          Common Stock              442,000              9.6%
  7 Powers Road                         Series B Preferred          5,000                                               3.0%
  Andover, MA 01810



                                       PERCENT OF        PERCENT OF        PERCENT OF      PERCENTAGE
                                        SERIES C          SERIES D          SERIES E        AGGREGATE
                                    PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK      VOTING
NAME OF BENEFICIAL OWNER                  (4)               (5)               (6)           POWER (7)
------------------------                  ---               ---               ---           ---------
Greylock Management Corporation (8)                                                           27.0%
  755 Page Mill Road, Suite A100                          64.2%
  Palo Alto, CA 94304                                                        25.1%

Jens Montanana (9)                                                                            22.4%
  54 Llanvoir Drive
  South Ascot, Berkshire                                  20.4%
  England SL59LN                                                              8.4%

Norwest Venture Partners VI                                                  41.8%            10.6%
  c/o Norwest Venture Capital
  40 William Street, Suite 305
  Wellesley, MA 02181

Ernest Parizeau (10)                                                         41.8%            10.6%
  c/o Norwest Venture Capital
  40 William Street, Suite 305
  Wellesley, MA 02181

Robert P. Polychron (11)                                                                       8.8%
  c/o Xedia Corporation
  50 Nagog Park                                            7.8%
  Acton, MA 01720

Nortel Networks NA Inc.                 100.0%                                                 5.3%
  4401 Great America Parkway
  SC2-05
  Santa Clara, CA 95052

AT&T Ventures (12)                                                            20.9%            5.3%
  295 North Maple Avenue
  Room 3361C1
  Basking Ridge, NJ 07920
Ian R. Davison                                                                                 3.4%
  7 Powers Road
  Andover, MA 01810

NOTE:       Series A and B are convertible preferred stock.
            Series C, D and E are redeemable convertible preferred stock.

                                                                                                      PERCENT OF        PERCENT OF
                                                                AMOUNT AND NATURE     PERCENT OF       SERIES A          SERIES B
                                                                  OF BENEFICIAL      COMMON STOCK  PREFERRED STOCK   PREFERRED STOCK
   NAME OF BENEFICIAL OWNER              TITLE OF CLASS             OWNERSHIP             (1)            (2)               (3)
   ------------------------              --------------             ---------             ---            ---               ---
D.R.L. Jones (13)                          Common Stock              190,000             4.1%
  Garsdon Mill                             Series A Preferred          8,000                            13.9%
  Garsdon                                  Series B Preferred         25,000                                              15.2%
  Malmesbury, Wiltshire                    Series D Preferred         99,999
  England SN169NR

Savest Management Limited (14)             Common Stock              366,000             7.9%
  c/o General Pacific Capital Ltd.         Series B Preferred         15,000                                               9.1%
  Corporate Data Services
  9 Av d'Ostende
  Monte Carlo, Monaco MC98000

John McCartney                             Common Stock              264,016             5.7%
  40 Bd. De Courcelles                     Series B Preferred         10,000                                               6.1%
  75017 Paris, France

JT Soft Service Co., Ltd.                  Series B Preferred        100,000                                              60.6%
  c/o President
  JT-Ebisu-Minami Building, 3rd Floor
  15-1 Ebisu-Minami
  1-Chome Shibuya-KU
  Tokyo 150-0022, Japan

Integran, Inc.                             Series A Preferred         16,000                            27.8%
  c/o Van Chu
  7 Buehler Road
  Bedford, MA 01730

General Pacific Capital Ltd.               Series A Preferred          8,000                            13.9%
  Corporate Data Services
  9 Av d'Ostende
  Monte Carlo, Monaco MC98000

Andrew J. Bendheim                         Series A Preferred          8,000                            13.9%
  32 Arcadia Road


                                       PERCENT OF        PERCENT OF        PERCENT OF      PERCENTAGE
                                        SERIES C          SERIES D          SERIES E        AGGREGATE
                                    PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK      VOTING
NAME OF BENEFICIAL OWNER                  (4)               (5)               (6)           POWER (7)
------------------------                  ---               ---               ---           ---------
D.R.L. Jones (13)                                                                             3.4%
  Garsdon Mill
  Garsdon
  Malmesbury, Wiltshire                                    4.7%
  England SN169NR

Savest Management Limited (14)                                                                2.9%
  c/o General Pacific Capital Ltd.
  Corporate Data Services
  9 Av d'Ostende
  Monte Carlo, Monaco MC98000

John McCartney                                                                                2.1%
  40 Bd. De Courcelles
  75017 Paris, France

JT Soft Service Co., Ltd.                                                                     1.5%
  c/o President
  JT-Ebisu-Minami Building, 3rd Floor
  15-1 Ebisu-Minami
  1-Chome Shibuya-KU
  Tokyo 150-0022, Japan

Integran, Inc.                                                                                0.2%
  c/o Van Chu
  7 Buehler Road
  Bedford, MA 01730

General Pacific Capital Ltd.                                                                  0.1%
  Corporate Data Services
  9 Av d'Ostende
  Monte Carlo, Monaco MC98000

Andrew J. Bendheim                                                                            0.1%
  32 Arcadia Road

NOTE:       Series A and B are convertible preferred stock.
            Series C, D and E are redeemable convertible preferred stock.

                                                                                                  PERCENT OF        PERCENT OF
                                                            AMOUNT AND NATURE     PERCENT OF       SERIES A          SERIES B
                                                              OF BENEFICIAL      COMMON STOCK  PREFERRED STOCK   PREFERRED STOCK
   NAME OF BENEFICIAL OWNER              TITLE OF CLASS         OWNERSHIP             (1)            (2)               (3)
   ------------------------              --------------         ---------             ---            ---               ---
  Natick, MA 01760

Atlantic Management Associates, Inc.     Series B Preferred          5,000                                             3.0%
  c/o David Steadman
  P.O. Box 10670
  Bedford, NH 03110

Ashley Stephenson (15)                   Common Stock              620,000            11.9%

Robert Steinkrauss (16)                  Common Stock              250,000             5.4%

Martin Meyer (17)                        Common Stock              161,400             3.4%

Jeremy Greene (18)                       Common Stock              143,240             3.0%

R. Stephen Cheheyl (19)                  Common Stock               75,000             1.6%
                                         Series D Preferred         20,000

All executives and directors             Common Stock            3,132,708            54.2%
  as a group (7 persons)                 Series A Preferred         17,600                           30.6%
                                         Series B Preferred          5,000                                             3.0%
                                         Series D Preferred        620,001
                                         Series E Preferred      1,714,287



                                                 PERCENT OF        PERCENT OF        PERCENT OF      PERCENTAGE
                                                  SERIES C          SERIES D          SERIES E        AGGREGATE
                                               PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK      VOTING
NAME OF BENEFICIAL OWNER                             (4)               (5)               (6)           POWER (7)
------------------------                             ---               ---               ---           ---------
  Natick, MA 01760

Atlantic Management Associates, Inc.                                                                      0.1%
  c/o David Steadman
  P.O. Box 10670
  Bedford, NH 03110

Ashley Stephenson (15)                                                                                    4.4%

Robert Steinkrauss (16)                                                                                   1.9%

Martin Meyer (17)                                                                                         1.2%

Jeremy Greene (18)                                                                                        1.1%

R. Stephen Cheheyl (19)                                                                                   0.9%
                                                                       0.9%

All executives and directors                                                                             42.0%
  as a group (7 persons)

                                                                      14.6%
                                                                                        50.2%

NOTE:       Series A and B are convertible preferred stock.
            Series C, D and E are redeemable convertible preferred stock.

(1)  Based on 4,607,356 shares outstanding as of September 1, 1999.

(2)  Based on 57,600 shares outstanding as of September 1, 1999.

(3)  Based on 165,000 shares outstanding as of September 1, 1999.

(4)  Based on 240,000 shares outstanding as of September 1, 1999.

(5)  Based on 2,127,867 shares outstanding as of September 1, 1999.

(6)  Based on 3,414,288 shares outstanding as of September 1, 1999.

(7) Each share of common stock is entitled to one vote, each share of Series A convertible preferred stock is entitled to two votes, each share of Series B convertible preferred stock is entitled to two votes, each share of Series C convertible preferred stock is entitled to approximately 2.9848 votes, each share of Series D convertible preferred stock is entitled to two votes, and each share of Series E convertible preferred stock is entitled to one vote.

(8) Includes shares held by Greylock Equity Limited Partnership and Greylock IX Limited Partnership.

(9)  Includes shares held in the name of J.P.M. International, JPM International
     (BVI) Limited, JPM International, Limited, and JPM International, Ltd., over which Mr. Montanana has sole voting and investment power. Also includes 140,000 shares of Common Stock as to which J.P.M. International has the right to acquire beneficial ownership within 60 days after September 1, 1999 through the exercise of stock options. Mr. Montanana is a director of Xedia.

(10) Mr. Parizeau, a general partner of ITASCA VC Partners VI, LLP, the general partner of Norwest Venture Partners VI, LP, is a director of Xedia. Mr. Parizeau shares voting and investment power with respect to the shares listed. Mr. Parizeau does not own any shares of Xedia in his individual capacity and disclaims beneficial ownership of the shares listed except to the extent of his pecuniary interest therein. Mr. Parizeau is a director of Xedia.

(11) Includes 211,400 shares of Common Stock as to which Mr. Polychron has the right to acquire beneficial ownership within 60 days after September 1, 1999 through the exercise of stock options.

(12) Includes shares held by Venture Fund I, L.P., AT&T Venture Fund II L.P., Special Partners Fund, L.P. and Special Partners Fund International, L.P.


Note: Series A and B are convertible preferred stock. Series C, D and E are redeemable convertible preferred stock.

(13) Includes 40,000 shares of Common Stock as to which Mr. Jones has the right to acquire beneficial ownership within 60 days after September 1, 1999 through the exercise of stock options. Mr. Jones is a former director of Xedia.

(14) To the knowledge of Xedia, General Pacific Capital does not have voting or investment power over these shares.

(15) Includes 620,000 shares of Common Stock as to which Mr. Stephenson has the right to acquire beneficial ownership within 60 days after September 1, 1999 through the exercise of stock options. Mr. Stephenson is a director and an executive officer of Xedia.

(16) Includes 37,500 shares of Common Stock as to which Mr. Steinkrauss has the right to acquire beneficial ownership within 60 days after September 1, 1999 through the exercise of stock options. Also includes 212,500 shares of Common Stock held by four irrevocable trusts of which Mr. Steinkrauss' wife is the trustee and his children are the beneficiaries; Mr. Steinkrauss disclaims beneficial ownership of the shares held by these trusts. Mr. Steinkrauss is a director and an executive officer of Xedia.

(17) Includes 161,400 shares of Common Stock as to which Mr. Meyer has the right to acquire beneficial ownership within 60 days after September 1, 1999 through the exercise of stock options. Mr. Meyer is an executive officer of Xedia.

(18) Includes 143,240 shares of Common Stock as to which Mr. Greene has the right to acquire beneficial ownership within 60 days after September 1, 1999 through the exercise of stock options. Mr. Greene is an executive officer of Xedia.

(19) Includes 75,000 shares of Common Stock as to which Mr. Cheheyl has the right to acquire beneficial ownership within 60 days after September 1, 1999 through the exercise of stock options, including shares which become fully vested and exercisable upon the completion of the merger. Mr. Cheheyl is a director of Xedia.

                                  LEGAL MATTERS

     The legality of Lucent common stock offered by this proxy statement/prospectus will be passed upon for Lucent by Pamela F. Craven, Vice President--Law and Secretary, of Lucent. As of September 7, 1999, Pamela F. Craven owned 1,096 shares of Lucent common stock and options and stock units for 282,400 shares of Lucent common stock.

     Certain United States federal income tax consequences of the merger will be passed upon for Xedia's special counsel Hale and Dorr LLP, Boston, Massachusetts.

                                     EXPERTS

     The financial statements incorporated in this proxy statement/prospectus by reference in Exhibit 99.1 to the Lucent Current Report on Form 8-K dated August 2, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated audited financial statements of Xedia Corporation as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 included in this joint proxy statement/prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                  OTHER MATTERS

     As of the date of this proxy statement/prospectus, the Xedia board of directors knows of no matters that will be presented for consideration at the special meeting of stockholders other than as described in this proxy statement/prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

     Lucent files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Lucent files with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms at the following locations:

        Public Reference             New York Regional Office            Chicago Regional Office
              Room                     7 World Trade Center                  Citicorp Center
       450 Fifth Street,                    Suite 1300                   500 West Madison Street
              N.W.                      New York, NY 10048                      Suite 1400
           Room 1024                                                      Chicago, IL 60661-2511
        Washington, D.C.
             20549

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning Lucent may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     Lucent filed a registration statement on Form S-4 on , 1999 to register with the Securities and Exchange Commission the Lucent common stock to be issued to Xedia stockholders in the merger. This proxy statement/prospectus is a part of that registration statement. As allowed by Securities and Exchange Commission rules, this proxy statement/prospectus does not contain all the information you can find in Lucent's registration statement or the exhibits to the registration statement.

     The Securities and Exchange Commission allows Lucent to "incorporate by reference" information into this proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

     This proxy statement/prospectus incorporates by reference the documents set forth below that Lucent previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about Lucent that is not included in or delivered with this proxy statement/prospectus.

LUCENT FILINGS
(FILE NO. 001-11639)                    PERIOD
--------------------                    ------
Annual Report on Form 10-K               Fiscal Year ended September 30, 1998
                                         as amended by Amendment No. 1 thereto
                                         filed on Form 10-K/A on May 17, 1999

Quarterly Reports on Form 10-Q           Quarters ended December 31, 1998,
                                         March 31, 1999 and June 30, 1999

Current Reports on Form 8-K              Filed November 19, 1998, January 8,
                                         1999, January 15, 1999, March 5, 1999
                                         (as amended by Amendment No. 1 thereto
                                         filed on Form 8-K/A on May 18, 1999),
                                         June 28, 1999 and August 2, 1999

Proxy Statement                          Filed December 22, 1998

The description of Lucent                Filed under Section 12 of the Exchange
common stock and Lucent                  Act on February 26, 1996, as amended
rights to acquire junior                 by Amendment No. 1 thereto filed on
preferred stock set forth                Form 10/A on March 12, 1996, Amendment
in the Lucent Registration               No. 2 thereto filed on Form 10/A on
Statement on Form 10                     March 22, 1996 and Amendment No. 3
                                         thereto filed on  Form 10/A on April
                                         1, 1996, including any amendments or
                                         reports filed for the purpose of
                                         updating such descriptions

     Lucent also incorporates by reference additional documents that may be filed with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     Lucent has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Lucent and Xedia has supplied all such information relating to Xedia.

     Xedia stockholders should not send in their Xedia certificates or warrants until they receive the transmittal materials from the exchange agent. Xedia stockholders of record who have further questions about their share certificates or the exchange of their Xedia stock for Lucent common stock should call the exchange agent.

     You can obtain any of the documents incorporated by reference through Lucent, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from Lucent without charge, excluding all exhibits, except that if Lucent has specifically incorporated by reference an exhibit in this proxy statement/prospectus, the exhibit will also be provided without charge. Stockholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the Lucent at the following address:

                            Lucent Technologies Inc.
                            c/o The Bank of New York
                              Church Street Station
                                 P.O. Box 11009
                          New York, New York 10286-1009
                            Telephone: 1-888-LUCENT6

     You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this
proxy statement/prospectus. This proxy statement/prospectus is dated   , 1999.
You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of Lucent common stock in the merger creates any implication to the contrary.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for stock of Lucent and Xedia and other matters. Statements in this proxy statement/prospectus that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income, in each case relating to Lucent and Xedia , wherever they occur in this proxy statement/prospectus, are necessarily estimates reflecting the best judgment of the senior management of Lucent and Xedia and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement/prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

     - the ability to integrate the operations of Lucent and Xedia, including their respective product lines

     - the effects of vigorous competition in the markets in which Lucent and Xedia operate

     Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement/prospectus and the other documents incorporated by reference, including, but not limited to, the Annual Report on Form 10-K for the year ended September 30, 1998 of Lucent, including any amendments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus. Neither Lucent nor Xedia undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

                 INDEX TO XEDIA CORPORATION FINANCIAL STATEMENTS

                                                                                                PAGE
Report of Independent Public Accountants........................................................F-2

Consolidated Balance Sheets as of December 31, 1997 and 1998
and June 30, 1999 (Unaudited)...................................................................F-3

Consolidated Statements of Operations for the Years Ended December 31, 1996,
1997 and 1998 and for the Six-Month Periods
Ended June 30, 1998 and 1999 (Unaudited)........................................................F-4

Consolidated Statements of Stockholders' Deficit for the Years Ended December
31, 1996, 1997 and 1998 and for the Six-Month Period
Ended June 30, 1999 (Unaudited).................................................................F-5

Consolidated Statements of Cash Flows for the Years Ended December 31, 1996,
1997 and 1998 and for the Six-Month Periods
Ended June 30, 1998 and 1999 (Unaudited)........................................................F-6

Notes to Consolidated Financial Statements......................................................F-7-21

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Xedia Corporation:

We have audited the accompanying consolidated balance sheets of Xedia Corporation (a Delaware corporation) and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Xedia Corporation and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                                 /s/ Arthur Andersen LLP



Boston, Massachusetts
March 11, 1999

                       XEDIA CORPORATION AND SUBSIDIARIES
                           Consolidated Balance Sheets

                                                                              DECEMBER 31,               JUNE 30,
                                                                         1997             1998             1999
                                                                                                       (UNAUDITED)
Current Assets:
      Cash and cash equivalents                                 $     12,369,063   $     4,227,067   $    1,777,683
      Accounts receivable, less reserves of $50,000,
      $103,409 and $91,416 at December 31, 1997 and
      1998 and June 30, 1999, respectively                               352,510         1,866,932        3,273,685
      Inventories                                                        631,922           766,254          856,399
      Prepaid expenses and other current assets                          207,273           278,424          470,823
                                                                ----------------   ---------------   --------------
            Total current assets                                      13,560,768         7,138,677        6,378,590
                                                                ----------------   ---------------   --------------

Property and Equipment, at cost:
      Equipment                                                          650,548         1,210,341        1,534,733
      Computer equipment and software                                    556,857         1,093,211        1,322,041
      Furniture and fixtures                                              46,037           128,986          135,345
      Leasehold improvements                                              24,735            69,358                -
                                                                ----------------   ---------------   --------------
                                                                       1,278,177         2,501,896        2,992,119
      Less--Accumulated depreciation and amortization                    568,076         1,166,950        1,543,274
                                                                ----------------   ---------------   --------------
                                                                         710,101         1,334,946        1,448,845
                                                                ----------------   ---------------   --------------
Other Assets                                                              69,857            24,932          119,377
                                                                ----------------   ---------------   --------------
                                                                $     14,340,726   $     8,498,555   $    7,946,812
                                                                ================   ===============   ==============

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
      Line of credit                                            $              -   $             -   $    1,000,000
      Current portion of long-term debt                                  151,216           168,029          166,596
      Accounts payable                                                   397,318           917,730        1,309,470
      Accrued expenses                                                   680,263         1,684,453        2,163,139
      Deferred revenue                                                    15,296           737,274        1,103,996
                                                                ----------------   ---------------   --------------
            Total current liabilities                                  1,244,093         3,507,486        5,743,201
                                                                ----------------   ---------------   --------------

Long-Term Debt, net of current portion                                   430,804           236,011          152,713
                                                                ----------------   ---------------   --------------

Commitments (Notes 3 and 6)


Redeemable Convertible Preferred Stock, $.01 par
value:
      Authorized--5,867,867 shares
      Issued and outstanding--5,782,155 shares
      (preference in
            liquidation of $20,733,609)                               20,733,609        20,733,609       20,733,609
                                                                 ---------------   ---------------   --------------
Stockholders' Deficit:

      Convertible preferred stock, $.01 par value
            Authorized--222,600 shares
            Issued and outstanding--222,600 shares
            (preference in
               liquidation of $2,010,000)                                 2,226              2,226            2,226
      Common stock, $.005 par value
            Authorized--19,000,000 shares
            Issued and outstanding--4,194,556,                           20,972             21,624           22,729
      4,324,956 and 4,546,056
            shares at December 31, 1997 and 1998 and
    June 30, 1999,
            respectively
      Additional paid-in capital                                      4,249,411          4,349,058        4,512,778
      Accumulated deficit                                           (12,340,389)       (20,351,459)     (23,220,444)
                                                                ---------------    ---------------   --------------
            Total stockholders' deficit                              (8,067,780)       (15,978,551)     (18,682,711)
                                                                ---------------    ---------------   --------------

                                                                $    14,340,726   $      8,498,555   $    7,946,812
                                                                ===============   ================   ==============

     The accompanying notes are an integral part of these consolidated financial statements.

                       XEDIA CORPORATION AND SUBSIDIARIES

                     Consolidated Statements of Operations


                                                                     YEARS ENDED DECEMBER 31,          SIX-MONTH PERIODS ENDED
                                                                                                               JUNE 30,
                                                       1996            1997            1998             1998             1999
                                                                                                              (UNAUDITED)
Revenue                                       $     4,423,725   $      594,893   $    5,499,766   $    1,535,445   $   6,903,672

Cost of Revenue                                     3,564,974          714,141        2,215,796          719,430       2,631,747
                                              ---------------   --------------   --------------   --------------   -------------

      Gross profit (loss)                             858,751        (119,248)        3,283,970          816,015       4,271,925

Operating Expenses:
      Research and development                      1,052,015        2,515,205        4,374,173        1,920,509       3,122,388
      Sales and marketing                             555,096        2,092,648        5,649,427        2,679,356       3,044,740
      General and administrative                      771,223          981,725        1,594,977          792,382         964,601
                                              ---------------   --------------   --------------   --------------   -------------

      Loss from operations                        (1,519,583)      (5,708,826)      (8,334,607)      (4,576,232)     (2,859,804)

      Interest income                                   5,848           89,469          376,372          244,856          65,387
      Interest expense                               (20,922)         (43,434)         (45,423)         (25,201)        (44,017)
      Other expense, net                                    -          (8,053)          (7,412)          (2,912)        (30,551)
                                              ---------------   -------------    -------------    -------------    ------------

      Net loss                                $   (1,534,657)   $  (5,670,844)   $  (8,011,070)   $  (4,359,489)   $ (2,868,985)
                                              ==============    =============    =============    =============    ============

Net Loss per Share (Note 2(j)):
      Basic and diluted net loss per common
            share                             $        (0.41)   $       (1.38)   $       (1.89)   $       (1.04)   $      (0.65)
                                              ==============    =============    =============    =============    ============
      Basic and diluted weighted average
            common shares outstanding               3,753,767        4,123,203        4,249,733        4,199,230       4,438,211
                                              ===============   ==============   ==============   ==============   =============

Pro Forma Net Loss per Share (Note 2(j)):
      Pro forma basic and diluted net loss
            per share                                                            $       (0.61)                    $      (0.22)
                                                                                 =============                     =============
      Pro forma basic and diluted weighted
            average common shares
            outstanding                                                              13,081,355                       13,269,833
                                                                                 ==============                    =============


The accompanying notes are an integral part of these consolidated financial statements.

                       XEDIA CORPORATION AND SUBSIDIARIES

                Consolidated Statements of Stockholders' Deficit



                                        CONVERTIBLE PREFERRED
                                                STOCK              COMMON STOCK       ADDITIONAL               TOTAL
                                        NUMBER OF  $.01 PAR    NUMBER OF   .005 PAR     PAID-IN     ACCUMULATED     STOCKHOLDERS'
                                         SHARES      VALUE      SHARES       VALUE      CAPITAL       DEFICIT          DEFICIT

Balance, December 31, 1995               222,600    $2,226     3,665,272    $18,326    $3,796,079    (5,134,888)    $(1,318,257)
      Sale of common stock                     -         -        12,200         61         7,039             -           7,100
      Conversion of notes payable into
         common stock                          -         -       267,084      1,335       399,291             -         400,626
      Net loss                                 -         -             -          -             -    (1,534,657)     (1,534,657)
                                         -------    ------     ---------    -------    ----------    ----------     -----------

Balance, December 31, 1996               222,600     2,226     3,944,556     19,722     4,202,409    (6,669,545)     (2,445,188)

      Issuance costs in connection with
         issuance of Series C and
         Series D redeemable convertible
         preferred stock                       -         -             -          -       (76,748)            -         (76,748
      Sale of common stock                     -         -       158,000        790        78,210             -          79,000
      Exercise of stock options                -         -        84,000        420        41,580             -          42,000
      Issuance of common stock for
        services rendered                      -         -         8,000         40         3,960             -           4,000
      Net loss                                 -         -             -          -             -    (5,670,844)     (5,670,844)
                                         -------    ------     ---------    -------    ----------   -----------      ----------
Balance, December 31, 1997               222,600     2,226     4,194,556     20,972     4,249,411   (12,340,389)     (8,067,780)
      Exercise of stock options                -         -       130,400        652        69,047             -          69,699



      Issuance of common stock options to
         nonemployees                                -        -           -         -       20,600              -          20,600
      Value ascribed to common stock
         warrants                                    -        -           -         -       10,000              -          10,000
      Net loss                                       -        -           -         -            -     (8,011,070)     (8,011,070)
                                               -------  -------   ---------  --------    ---------    -----------    ------------

Balance, December 31, 1998                     222,600    2,226   4,324,956    21,624    4,349,058    (20,351,459)    (15,978,551)
      Exercise of stock options (unaudited)          -        -     221,100     1,105      163,720              -         164,825
      Net loss (unaudited)                           -        -           -         -            -     (2,868,985)     (2,868,985)
                                               -------   ------   ---------   -------   ----------   ------------    ------------
Balance, June 30, 1999 (unaudited)             222,600   $2,226   4,546,056   $22,729   $4,512,778   $(23,220,444)   $(18,682,711)
                                               =======   ======   =========   =======   ==========   ============    ============


The accompanying notes are an integral part of these consolidated financial statements.

                       XEDIA CORPORATION AND SUBSIDIARIES
                     Consolidated Statements of Cash Flows

                                                                                       SIX-MONTH PERIODS
                                                                                        ENDED JUNE 30,
                                                     YEARS ENDED DECEMBER 31,             (UNAUDITED)
                                                1996           1997           1998      1998        1999
Cash Flows from Operating Activities:
    Net loss                                 $(1,534,657) $(5,670,844) $(8,011,070) $(4,359,489) $(2,868,985)

    Adjustments to reconcile net loss to
    net cash used in operating activities-
    Depreciation and amortization                 98,148      254,636      598,874      257,643     376,324
    Issuance of common stock for
    services                                          -         4,000            -            -           -
    Value ascribed to common stock
    warrants                                          -             -       10,000            -           -
    Compensation charge for the
     issuance of stock options to
      nonemployees                                    -             -       20,600            -           -
    Changes in current assets and
    liabilities-
    Accounts receivable                         305,356      (352,510)  (1,514,422)    (747,499) (1,406,753)
    Inventories                               1,510,974      (573,787)    (134,332)    (178,268)    (90,145)
    Prepaid expenses and other current
    assets                                      (11,235)     (144,763)     (71,151)     (42,174)   (192,399)
    Accounts payable                         (1,461,472)      279,147      520,412       77,863     391,740
    Accrued expenses                            119,752       314,270    1,004,190      442,332     478,686
    Deferred revenue                                  -        15,296      721,978       34,964     366,722
                                             ----------     ---------    ---------    ---------  ----------

    Net cash used in operating activities      (973,134)   (5,874,555)  (6,854,921)  (4,514,628) (2,944,810)
                                             ----------     ---------    ---------    ---------  ----------

Cash Flows from Investing Activitie:
   Purchases of property and equipment          (73,099)    (559,706)   (1,223,719)    (872,603)   (490,223)
   (Increase) decrease in other assets          (21,290)     (48,567)       44,925       42,384     (94,445)
                                             ----------     ---------    ---------    ---------  ----------

   Net cash used in investing activities        (94,389)    (608,273)   (1,178,794)    (830,219)   (584,668)
                                             ----------     ---------    ---------    ---------  ----------

Cash Flows from Financing Activities:
   Borrowings under line of credit                   -            -             -            -    1,000,000

   Borrowings (payments) on notes
   payable to stockholders                     300,000      (50,000)            -       166,596           -
   Proceeds from long-term debt                      -      499,788             -       319,309           -


      Payments on long-term debt                 (25,592)       (97,213)        (177,980)       (555,303)          (84,731)
      Proceeds from sale of redeemable
         convertible preferred stock,
         net of issuance costs                   400,000     17,933,261                -               -                 -
      Sale of common stock                         7,100         79,000                -               -                 -
      Proceeds from exercise of stock options          -         42,000           69,699          52,700           164,825
                                             -----------   ------------    -------------    ------------     -------------

      Net cash provided by (used in)
      financing activities                       681,508     18,406,836         (108,281)        (16,698)        1,080,094
                                             -----------   ------------    -------------    ------------     -------------

Net (Decrease) Increase in Cash and
Cash Equivalents                                (386,015)    11,924,008       (8,141,996)     (5,361,545)       (2,449,384)

Cash and Cash Equivalents, beginning of
period                                           831,070        445,055       12,369,063      12,369,063         4,227,067
                                             -----------   ------------    -------------    ------------     -------------

Cash and Cash Equivalents, end of
period                                       $   445,055   $ 12,369,063    $   4,227,067    $  7,007,518     $   1,777,683
                                             ===========   ============    =============    ============     =============

Supplemental Disclosure of Cash Flow
Information:
      Cash paid for interest                 $     5,452   $     50,762    $      45,423    $     25,201     $      44,017
                                             ===========   ============    =============    ============     =============
      Cash paid for income taxes             $        -    $          -    $       7,412    $      1,612     $       4,156
                                             ===========   ============    =============    ============     =============

Supplemental Disclosure of Noncash
Investing Activity:
      Equipment acquired under
         capital leases                      $   179,617   $     21,020    $           -    $          -     $          -
                                             ===========   ============    =============    ============     =============
Supplemental Disclosure of Noncash
Financing Activities:
      Conversion of notes payable to         $   400,626   $          -    $           -    $          -     $           -
      stockholders plus accrued interest     ===========   ============    =============    ============     =============
      into 267,084 shares of common
      stock
      Conversion of notes payable and        $         -   $    323,600    $           -    $                $           -
      accrued interest into 107,867          ===========   ============    =============    ============     =============
      shares of Series D redeemable
      convertible preferred stock



The accompanying notes are an integral part of these consolidated financial statements.

                       XEDIA CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                (including data applicable to unaudited periods)

(1)  Operations

     Xedia Corporation (the Company) develops, manufactures and sells a new generation of integrated, scaleable, managed broadband access products for connection to service provider networks.

     The Company is subject to a number of risks common to companies in similar stages of development, including dependence on key individuals, competition from substitute products and larger companies, the need for adequate financing to fund future operations and for the successful development and marketing of the Company's products.

(2)  Significant Accounting Policies

     The accompanying consolidated financial statements reflect the application of certain significant accounting policies, as described in this note and elsewhere in these notes to consolidated financial statements.

     (a)  Principles of Consolidation

          The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

     (b)  Interim Unaudited Financial Statements

          The accompanying consolidated balance sheet as of June 30, 1999, the consolidated statements of operations and cash flows for the six-month periods ended June 30, 1998 and 1999 and the consolidated statements of stockholders' deficit for the six-month period ended June 30, 1999 are unaudited, but in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of results for these interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted, although management believes that the disclosures included are adequate to make the information presented not misleading. The results of operations for the six-month period ended June 30, 1999 are not necessarily indicative of the results to be expected for any other interim period or the entire fiscal year.

     (c)  Management Estimates

          The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (d)  Revenue Recognition

          The Company generally recognizes product revenue upon shipment, provided that there are no significant obligations or customer acceptance criteria to be met. A provision is made at that time for estimated warranty costs to be incurred. The Company recognizes revenue from its maintenance contracts ratably over the term of the contract, which is typically one year.

     (e)  Significant Customers and Concentration of Credit Risk

          Statement of Financial Accounting Standards (SFAS) No. 105, Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations. Financial instruments that subject the Company to credit risk consist primarily of cash equivalents and trade accounts receivable. The Company has not experienced any significant losses related to its accounts receivable.

          The Company had a total of four customers whose accounts receivable balances individually represented a significant percentage of total accounts receivable in certain or all years or periods, as follows:

                            FOR THE YEARS ENDED DECEMBER      FOR THE SIX MONTHS ENDED
                            31,                                       JUNE 30,
                              1996       1997       1998         1998           1999
                                                                     (UNAUDITED)
Nortel (A Related Party)       -%        -%          -%            3%            42%
Customer B                      -          -          2            -             11
Customer C                      -         94          1            10            24
Customer D                      -          -         74            55             2

          The Company had a total of five customers whose revenues individually represented a significant percentage of total revenue in certain or all years or periods, as follows:

                                FOR THE YEARS ENDED DECEMBER 31,           FOR THE SIX-MONTH
                                                                         PERIODS ENDED JUNE 30,
                                1996          1997        1998            1998          1999
                                                                              (UNAUDITED)
Customer A                      91%             4%         -%              -%             7%
Customer B                        -             13          2               6              1
Customer C                        -             64         13              21             22
Customer D                        -              -         61              36             22
Nortel (A Related Party)          -              -          1               2             21

     (f)  Cash and Cash Equivalents

          The Company considers highly liquid investments purchased with an original maturity of 90 days or less at the time of acquisition to be cash equivalents. Cash equivalents consist of money market investments and T-bills carried at cost, which approximates their fair market value.

     (g)  Inventories

          Inventories, which include material and contracted assembly, are stated at the lower of cost (first-in, first-out) or market and consisted of the following at December 31, 1997, 1998 and June 30, 1999:

                                                        DECEMBER 31,                          JUNE 30,
                                                1997                    1998                    1999
                                                                                            (UNAUDITED)
Raw materials and work-in-process             $582,515                $583,422                $707,863
Finished goods                                  49,407                 182,832                 148,536
                                                ------                 -------                 -------
                                              $631,922                $766,254                $856,399
                                              ========                ========                ========

     (h)  Depreciation and Amortization

          The Company provides for depreciation and amortization by charges to operations in amounts estimated to allocate the cost of property and equipment over its estimated useful lives, on the straight-line basis, as follows:

                    ASSET CLASSIFICATION                 ESTIMATED
                                                        USEFUL LIFE
Equipment                                                 3 years
Computer equipment and software                           3 years
Furniture and fixtures                                    3 years
Leasehold improvements                                    3 years

     (i)  Research and Development and Software Development Costs

          Research and development costs are charged to operations as incurred. SFAS No. 86, Accounting for the Costs of Computer Software To Be Sold, Leased or Otherwise Marketed, requires the capitalization of certain computer software development costs incurred after technological feasibility is established and prior to shipment of the product. The costs incurred after technological feasibility and prior to product shipment have not been material; therefore, no software development costs were capitalized during the years ended December 31, 1996, 1997 and 1998 or the six-month periods ended June 30, 1998 and 1999.

     (j)  Net Loss Per Common Share

          Basic and diluted net loss per common share were determined by dividing net loss by the weighted average common shares outstanding during the period. Basic and diluted net loss per share are the same for all periods presented as outstanding common stock options, warrants, redeemable convertible and convertible preferred stock are antidilutive. Redeemable convertible and convertible preferred stock, options and warrants to purchase a weighted total of 2,625,838, 7,337,321, 13,101,940, 12,828,524 and 13,312,985 common shares have been excluded from the computation of diluted weighted average shares outstanding for the years ended December 31, 1996, 1997 and 1998 and the six-month periods ended June 30, 1998 and 1999, respectively.

          The calculation of pro forma net loss per common share assumes that all Series A and B convertible preferred stock and Series C, D and E redeemable convertible preferred stock had been converted to common stock as of the issuance date.

     (k)  Comprehensive Loss

          In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, Reporting Comprehensive Income. The Company did not have any components of comprehensive loss in addition to its reported net loss.

     (l)  Accrued Expenses

          Accrued expenses at December 31, 1997 and 1998 consisted of the following:

                                                        DECEMBER 31,
                                                1997                    1998

Payroll and related costs              $             438,155   $           1,055,201
Warranty                                              95,516                 103,481
Other                                                146,592                 525,771
                                       ---------------------   ---------------------

                                       $             680,263   $           1,684,453
                                       =====================   =====================

(3)  Debt

     At December 31, 1997 and 1998 and June 30, 1999, long-term debt consisted of the following:

                                                                        DECEMBER 31,                          JUNE 30,
                                                                1997                    1998                    1999
                                                                                                            (UNAUDITED)
            Equipment lines of credit                         $499,787                $402,607                $319,309
            Capital lease obligations                           82,233                   1,433                      -
                                                                ------                   -----                 -------
                        Total long-term debt                   582,020                 404,040                 319,309
            Less--Current portion                              151,216                 168,029                 166,596
                                                               -------                 -------                 -------
                                                              $430,804                $236,011                $152,713
                                                              ========                ========                ========

The following represents the future minimum payments on long-term debt at December 31, 1998:

            1999                                                 $             185,205
            2000                                                               183,722
            2001                                                                76,571
                                                                 ---------------------

                                                                               445,498

            Less--Amounts representing interest                               (41,458)
                                                                 ---------------------

                                                                 $             404,040
                                                                 =====================


     (a)  Equipment Lines of Credit

          The Company has a line of credit with a bank that provides for borrowings up to $500,000 to be used for the acquisition of equipment. Borrowings were made available for purchases until May 15, 1998. Borrowings are payable in 36 equal monthly payments commencing on June 15, 1998 and they bear interest at prime (7.75% at December 31, 1998) plus .25% and are secured by substantially all assets of the Company.

          The Company has an additional line of credit agreement with a lease financing limited partnership (the limited partnership) that provides for borrowings up to $500,000 to be used for the acquisition of equipment. Borrowings were made available for purchases until October 31, 1998. This line is collateralized by all equipment acquired under the agreement. During 1997, the limited partnership purchased 10,000 shares of the Company's common stock for net proceeds of $5,000 in connection with this agreement.

     (b)  Revolving Line of Credit

          The Company has a revolving line of credit agreement with a bank, which provides for borrowings of up to $4,000,000. Borrowings bear interest at prime (7.75% at December 31, 1998) plus .25% and are secured by substantially all assets of the Company. There were no borrowings outstanding under this revolving line of credit at December 31, 1997 and 1998 and $1,000,000 was outstanding under this revolving line of credit at June 30, 1999. On January 13, 1999, the Company amended its agreement with the bank to change certain financial covenants, as well as to extend the expiration date of the line of credit to January 27, 2000. On August 2, 1999, the Company again amended its agreement with the bank to remove all existing financial covenants.

(4)  Redeemable Convertible Preferred Stock

     Redeemable convertible preferred stock consisted of the following at December 31, 1997 and 1998 and June 30, 1999:

                                                                              DECEMBER 31,                    JUNE 30,
                                                                      1997                    1998              1999
                                                                                                             (UNAUDITED)
Redeemable convertible preferred stock, $.01 par value:
  Series C (at redemption value)-
            Authorized--240,000 shares
            Issued and outstanding--240,000 shares
            (preference in liquidation of $2,400,000)          $     2,400,000            $   2,400,000   $    2,400,000
  Series D (at redemption value)-
            Authorized--2,127,867 shares
            Issued and outstanding--2,127,867 shares
            (preference in liquidation of $6,383,601)                6,383,601                6,383,601        6,383,601
  Series E (at redemption value)-
            Authorized--3,500,000 shares
            Issued and outstanding--3,414,288 shares
            (preference in liquidation of $11,950,008)              11,950,008               11,950,008       11,950,008
                                                               ---------------            -------------   --------------

                                                               $    20,733,609            $  20,733,609   $   20,733,609
                                                               ===============            =============   ==============

     The rights, preferences and privileges of the Series C, D and E redeemable convertible preferred stock (the Redeemable Convertible Preferred Stock) are listed below:

     CONVERSION

     Each share of Series D Redeemable Convertible Preferred Stock is convertible into two shares of common stock, adjustable for certain dilutive events, as defined. Each share of Series C Redeemable Convertible Preferred Stock is convertible into 2.9848 shares of common stock, adjustable for certain dilutive events, as defined. Each share of Series E Redeemable Convertible Preferred Stock is convertible into one share of common stock, adjustable for certain dilutive events, as defined. Conversion is at the option of the preferred stockholder, but it is mandatory upon the closing of an initial public offering of the Company's common stock at a per share price of at least $14.00 and with gross proceeds to the Company of at least $10,000,000.

     VOTING RIGHTS

     The holders of the Redeemable Convertible Preferred Stock are entitled to vote on all matters and are entitled to the number of votes equal to the number of shares of common stock into which the Redeemable Convertible Preferred Stock is then convertible.

     Together, the holders of the Series D and Series E Redeemable Convertible Preferred Stock are each entitled to elect one director to the Company's Board of Directors.

     DIVIDENDS

     The holders of the Redeemable Convertible Preferred Stock shall be entitled to receive, prior to any dividends on common stock, dividends of $0.24 per share each year, when and if declared by the Board of Directors. The dividends are not cumulative. Any dividends in excess of the preference amount would be paid to all stockholders as if all Redeemable Convertible Preferred Stock had converted into common stock.

     LIQUIDATION PREFERENCE

     The holders of the Redeemable Convertible Preferred Stock have preference over the common stockholders in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. The holders of the Series C, D and E Redeemable Convertible Preferred Stock are entitled to a preference of $10.00, $3.00 and $3.50, respectively, per share, plus any accrued but unpaid dividends.

     REDEMPTION

     The Series C, D and E Redeemable Convertible Preferred Stock are redeemable at the option of the holder beginning on February 11, 2002 in three equal annual installments. The maximum amount to be redeemed in any one year is limited to 50% of the Company's cash flows for the previous fiscal year.

(5)  Stockholders' Equity

     (a)  Convertible Preferred Stock

          Convertible preferred stock consisted of the following at December 31, 1997 and 1998 and June 30, 1999:

                                                                     DECEMBER 31,                    JUNE 30,
                                                               1997               1998                 1999
                                                                                                   (UNAUDITED)
Convertible preferred stock, $.01 par value:
            Series A-
            Authorized--57,600 shares
            Issued and outstanding--57,600 shares
            (preference in liquidation of $360,000)            $576                 $576                 $576
            Series B-
            Authorized--165,000 shares
            Issued and outstanding--165,000 shares
            (preference in liquidation of $1,650,000)         1,650                1,650                1,650
                                                              -----                -----                -----

                                                             $2,226               $2,226               $2,226
                                                             ======               ======               ======

     The rights, preferences and privileges of the Series A and B convertible preferred stock (the Convertible Preferred Stock) are listed below:

     CONVERSION

     Each share of Series A and B Convertible Preferred Stock is convertible into two shares of common stock, adjustable for certain dilutive events, as defined. Conversion is at the option of the preferred stockholder, but it is mandatory upon the closing of an initial public offering of the Company's common stock at a per share price of at least $14.00 and with gross proceeds to the Company of at least $10,000,000.

     VOTING RIGHTS

     The holders of Convertible Preferred Stock are entitled to vote on all matters and are entitled to the number of votes equal to the number of shares of common stock into which the Convertible Preferred Stock is then convertible.

     DIVIDENDS

     The holders of the Convertible Preferred Stock shall be entitled to receive, prior to any dividends on common stock, dividends of $0.24 per share each year, when and if declared by the Board of Directors. The dividends are not cumulative. Any dividends in excess of the preference amount would be paid to all stockholders as if all Series A and B Convertible Preferred Stock had converted into common stock.

     LIQUIDATION PREFERENCE

     The holders of the Convertible Preferred Stock have preference over the common stockholders in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. The holders of the Series A and B Convertible Preferred Stock are entitled to a preference of $6.25 and $10.00 respectively, per share, plus any accrued but unpaid dividends.

     (b)  Common Stock

          As of June 30, 1999, the Company has reserved shares of common stock as follows:

            Series A Convertible Preferred Stock                                    115,200
            Series B Convertible Preferred Stock                                    330,000
            Series C Redeemable Convertible Preferred
            Stock                                                                   716,352
            Series D Redeemable Convertible Preferred
            Stock                                                                 4,255,734
            Series E Redeemable Convertible Preferred
            Stock                                                                 3,414,288
            Options                                                               4,550,966
            Warrants                                                                 60,003
                                                                                 ----------

                                                                                 13,442,543
                                                                                 ==========


     (c)  Stock Option Plan

          The Company's 1993 Stock Option Plan (the Plan) provides for the grant of incentive stock options (ISOs) and nonqualified options to purchase up to 5,950,000 shares of common stock to key employees, directors and consultants. Under the terms of the Plan, the exercise price of options granted shall be determined by the Board of Directors, and for ISOs, shall not be less than the fair market value of the common stock on the date of grant. The vesting term of each stock option shall be determined by the Board, but shall not exceed 10 years from the date of grant. At June 30, 1999, there are 964,134 options available for grant under this plan.

     The following is all activity under the Plan for the years ended December 31, 1996, 1997 and 1998 and the six-month period ended June 30, 1999:

                                                                                     NUMBER                 WEIGHTED
                                                                                   OF OPTIONS               AVERAGE
                                                                                                             OPTION
                                                                                                         EXERCISE PRICE
            Outstanding, December 31, 1995                                              1,413,300   $                    .63
                        Granted                                                         1,310,900                        .67
                        Canceled                                                        (389,500)                        .74
                                                                            --------------------    ------------------------
            Outstanding, December 31, 1996                                              2,334,700                        .58
                        Granted                                                         1,231,416                        .50
                        Exercised                                                        (84,000)                        .50
                        Canceled                                                        (215,750)                        .52
                                                                            --------------------    ------------------------

            Outstanding, December 31, 1997                                              3,266,366                        .56
                        Granted                                                         1,562,100                        .75
                        Exercised                                                       (130,400)                        .57
                        Canceled                                                         (94,600)                        .70
                                                                            --------------------    ------------------------

            Outstanding, December 31, 1998                                              4,603,466                        .62
                        Granted (unaudited)                                               214,000                        .97
                        Exercised (unaudited)                                           (221,000)                        .75
                        Canceled (unaudited)                                             (45,500)                        .75
                                                                            --------------------    ------------------------

            Outstanding, June 30, 1999                                                  4,550,966   $                    .63
            (unaudited)                                                     =====================   ========================

            Exercisable, December 31, 1996                                              1,389,100   $                    .61
                                                                            =====================   ========================
            Exercisable, December 31, 1997                                              1,736,183   $                    .52
                                                                            =====================   ========================

            Exercisable, December 31, 1998                                              2,186,386   $                    .55
                                                                            =====================   ========================

            Exercisable, June 30, 1999                                                  2,440,364   $                    .57
                     (unaudited)                                             =====================   ========================

     The range of exercise prices for options outstanding and options exercisable at June 30, 1999 (unaudited) is as follows:

               OPTIONS OUTSTANDING                                                    OPTIONS EXERCISABLE
                                      WEIGHTED
                                       AVERAGE           WEIGHTED                                         WEIGHTED
     RANGE OF                         REMAINING           AVERAGE                                          AVERAGE
     EXERCISE         OPTIONS        CONTRACTUAL         EXERCISE                 OPTIONS                 EXERCISE
      PRICE         OUTSTANDING          LIFE              PRICE                EXERCISABLE                 PRICE
     $  .50-.75        4,236,366           7.68    $                 .57               2,319,564   $                 .52
       .90-1.20          178,500           9.84                     1.04                       -                       -
           1.50          136,000           6.69                     1.50                 120,800                    1.50
                  --------------    -----------    ---------------------   ---------------------   ---------------------
                       4,550,866           7.73    $                 .63               2,440,364   $                 .57
                  ==============    ===========    =====================   =====================   =====================

     In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation, which requires the measurement of the fair value of stock-based compensation to be included in the statement of operations or disclosed in the notes to the financial statements. The Company has determined that it will continue to account for its stock-based compensation for employees under Accounting Principles Board Opinion No. 25 and elect the disclosure-only alternative under SFAS No. 123. Using the Black-Scholes option pricing model prescribed by SFAS No. 123, the assumptions and weighted average information are as follows:

                                              FOR THE YEARS ENDED                          FOR THE SIX-MONTH
                                                   DECEMBER 31,                          PERIODS ENDED JUNE 30,
                                    1996             1997            1998            1998                    1999
                                                                                               (UNAUDITED)
Risk-free interest rates           6.18%         5.77%-6.76%     4.18%-5.42%       5.42%-5.63%             4.60%-5.81%
Expected dividend yield              -                -               -                 -                       -
Expected lives                    5 years          5 years         5 years           5 years                 5 years
Expected volatility                  -                -               -                 -                       -
Weighted average fair
value per share of
options granted                    $0.18            $0.14           $0.17             $0.18                   $0.23
Weighted average
remaining contractual
life of options                  7.71 years       8.68 years      8.16 years        8.42 years              7.73 years


     Had compensation cost for the Company's stock option plan been recorded, the Company's pro forma net loss would have been increased, as follows:

                                      FOR THE YEARS ENDED                                FOR THE SIX-MONTH
                                         DECEMBER 31,                                  PERIODS ENDED JUNE 30,
                          1996               1997            1998                    1998                   1999
                                                                                            (UNAUDITED)
Net loss-
As reported       $   (1,534,657)       $(5,670,844)    $(8,011,070)            $   (4,359,489)     $   (2,868,985)

Pro forma             (1,560,933)        (5,745,175)     (8,044,320)                (4,380,595)         (2,918,137)

Basic and
diluted net
loss per
share-
As reported                (0.41)             (1.38)          (1.89)                     (1.04)              (0.65)
Pro forma                  (0.42)             (1.39)          (1.89)                     (1.04)              (0.66)

     Because the method prescribed by SFAS No. 123 has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

     (d)  Warrants

          The following summarizes all warrant activity for the years ended December 31, 1996, 1997 and 1998 and the six-month period ended June 30, 1999:

                                    SERIES C REDEEMABLE           SERIES E REDEEMABLE           COMMON STOCK
                                      PREFERRED STOCK               PREFERRED STOCK
                                   NUMBER         EXERCISE        NUMBER      EXERCISE      NUMBER       EXERCISE
                                     OF          PRICE PER         OF         PRICE PER       OF         PRICE PER
                                  WARRANTS          SHARE        WARRANTS       SHARE       WARRANTS       SHARE
Outstanding,
December 31, 1995                    399,209   $  10.00-14.50            -            -      290,468   $     1.50
  Exercised                         (40,000)            10.00            -            -    (238,468)         1.50
  Expired                          (359,209)      10.00-14.50            -            -     (46,668)         1.50
                            ---------------    --------------   ----------   ----------    --------    ----------
Outstanding,
December 31, 1996                          -   $            -            -   $        -        5,332   $     1.50
  Granted                                  -                -        8,571         3.50            -            -
  Expired                                  -                -            -            -      (5,332)       (1.50)
                            ----------------   --------------   ----------   ----------    --------    ---------
Outstanding,
December 31, 1997                          -   $            -        8,571   $     3.50            -   $        -
  Granted                                  -                -            -            -       51,432         5.00
                            ----------------   --------------   ----------   ----------    ---------   ----------
Outstanding,
December 31, 1998 and
June 30, 1999 (unaudited)                  -   $            -        8,571   $     3.50       51,432   $     5.00
                            ================   ==============   ==========   ==========    =========   ==========

     On June 30, 1998, the Company issued warrants to a nonemployee to purchase 51,432 shares of common stock at $5.00 per share which vested upon issuance. These warrants expire in five years. As a result of this issuance of warrants, the Company valued these warrants using the Black-Scholes option pricing model and incurred a $10,000 expense during 1998.

(6)  Commitments

     The Company leases its facilities and certain equipment under operating leases that expire through June 2004.

     The annual minimum payments under these noncancelable leases as of December 31, 1998 are as follows:

                                                                AMOUNT
            Year Ending December 31,
                        1999                                   $644,863
                        2000                                    868,515
                        2001                                    880,725
                        2002                                    864,243
                        Thereafter                            1,289,226
                                                             ----------
                                                             $4,547,572
                                                             ==========

     Total rent expense was approximately $170,000, $159,000, $402,000, $185,848 and $222,572 for the years ended December 31, 1996, 1997 and 1998 and the six-month periods ended June 30, 1998 and 1999, respectively.

(7)  Income Taxes

     The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes, by providing for income taxes under the liability method. Deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates.

     At December 31, 1997 and 1998, the Company had available net operating loss carryforwards (NOLs) of approximately $10,727,000 and $18,502,000, respectively, expiring at various dates through 2018. The Company also had available federal tax credits of approximately $390,000 and $453,000 also expiring at various dates through 2018. At December 31, 1997 and 1998, the Company had a net deferred tax asset, principally from the NOLs and tax credit carryforwards of approximately $5,019,000 and $8,163,000, respectively, and it had recorded a full valuation allowance against this asset due to the significant uncertainties regarding its realization.

     The Internal Revenue Code contains provisions that may limit the Company's net operating loss carryforwards available to be used in any given year upon the occurrence of certain events, including changes in the ownership interests of significant stockholders, as defined.

(8)  Disclosures about Segments of an Enterprise

     The Company has adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, in the fiscal year ended December 31, 1998. SFAS No. 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas.

     Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The Company's chief operating decision-makers, as defined under SFAS No. 131, are the Chief Executive Officer, the Chief Financial Officer and the Chairman of the Board. To date, the Company has viewed its operations and manages its business as principally one operating segment, broadband access products. The Company evaluates these products based upon gross margins. As a result, the financial information disclosed herein represents all of the material financial information related to the Company's principal operating segment.

(9)  Geographic Sales Information

     The Company's geographic sales information as a percentage of total revenue is as follows:

                                                                                      FOR THE SIX-MONTH
                                    FOR THE YEARS ENDED DECEMBER 31,                 PERIODS ENDED JUNE 30,
                                    1996       1997       1998                    1998                    1999
                                                                                            (UNAUDITED)
United States                         97%        98%        97%                     97%                     91%
Europe                                  3          2          2                       1                       8
Other                                   -          -          1                       2                       1
                                        -          -          -                       -                       -
                                     100%       100%       100%                    100%                    100%
                                     ===        ===        ===                     ===                     ===

(10) Valuation and Qualifying Accounts

     A summary of the valuation and qualifying accounts of the Company related to doubtful accounts for the three years ended December 31, 1998 is as follows:

Reserve balance at December 31, 1995                             $   19,352
            Addition to reserves                                          -
            Reduction in reserves                                  (17,030)
                                                                  ---------
Reserve balance at December 31, 1996                                  2,322
            Addition to reserves                                     47,678
            Reduction in reserves                                         -

Reserve balance at December 31, 1997                                 50,000
            Addition to reserves                                     84,000
            Reduction in reserves                                  (30,591)
                                                                   --------

Reserve balance at December 31, 1998                             $  103,409
                                                                 ==========

(11) Related Party Transaction

     At June 30, 1999, Nortel Networks NA Inc. owned 100% of the Company's Series C convertible preferred stock outstanding. Nortel Networks purchased from the Company data communication equipment representing $28,867, $27,992 and $1,416,916 of revenue for the periods ending December 31, 1998 and June 30, 1998 and 1999, respectively, and represented $1,410,218 of the Company's accounts receivable at June 30, 1999.

(12) Subsequent Event

     On August 12, 1999, the Company entered into a definitive merger agreement (the Merger Agreement) with Xylophone Acquisition Inc. (Xylophone), a wholly owned subsidiary of Lucent Technologies, Inc. (Lucent). Pursuant to the Merger Agreement, Xylophone will merge with and into the Company, which will become a wholly owned subsidiary of Lucent. At the effective time of the merger, each outstanding share of the Company's common stock and Convertible Preferred Stock will be converted into shares of Lucent common stock. The respective obligations of the Company, Xylophone and Lucent to effect the merger are subject to the satisfaction of certain conditions.

                                                                         ANNEX A

       -----------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           LUCENT TECHNOLOGIES INC.,

                           XYLOPHONE ACQUISITION INC.

                                      AND

                               XEDIA CORPORATION

                  -------------------------------------------

                          Dated as of August 12, 1999

                  -------------------------------------------

                               TABLE OF CONTENTS

                                                                              PAGE
AGREEMENT AND PLAN OF MERGER................................................... -1-

BACKGROUND..................................................................... -1-
     1.   The Merger........................................................... -2-
          1.1  General......................................................... -2-
          1.2  Certificate of Incorporation.................................... -2-
          1.3  By-Laws......................................................... -3-
          1.4  Directors and Officers.......................................... -3-
          1.5  Conversion of Securities........................................ -3-
          1.6  Adjustment of the Exchange Ratios............................... -4-
          1.7  Dissenting Shares............................................... -4-
          1.8  No Fractional Shares............................................ -4-
          1.9  Exchange Procedures; Distributions with Respect to
               Unexchanged Shares; Stock Transfer Books........................ -5-
          1.10 Return of Exchange Fund......................................... -7-
          1.11 No Further Ownership Rights in Company Capital
               Stock........................................................... -7-
          1.12 Further Assurances.............................................. -7-

     2.   Approval by Stockholders............................................. -8-
          2.1  Approval by Stockholders........................................ -8-

     3.   Representations and Warranties of the
          Company.............................................................. -8-
          3.1  Organization.................................................... -8-
          3.2  Capitalization, Options and Other Rights........................ -8-
          3.3  Authority; Stockholder Vote..................................... -9-
          3.4  Charter Documents............................................... -11-
          3.5  Financial Statements............................................ -11-
          3.6  Absence of Undisclosed Liabilities; Indebtedness................ -12-
          3.7  Operations and Obligations...................................... -12-
          3.8  Properties...................................................... -14-
          3.9  Customers and Suppliers......................................... -14-
          3.10 Contracts....................................................... -14-
          3.11 Absence of Default.............................................. -16-
          3.12 Litigation...................................................... -16-
          3.13 Compliance with Law............................................. -16-
          3.14 Intellectual Property; Year 2000................................ -17-
          3.15 Tax Matters..................................................... -18-
          3.16 Employee Benefit Plans.......................................... -19-
          3.17 Executive Employees............................................. -21-
          3.18 Employees....................................................... -21-
          3.19 Environmental Laws.............................................. -22-
          3.20 Bank Accounts, Letters of Credit and Powers of Attorney......... -22-
          3.21 Subsidiaries.................................................... -22-
          3.22 Affiliate Transactions.......................................... -23-
          3.23 Insurance....................................................... -23-
          3.24 Leases.......................................................... -23-
          3.25 Assets.......................................................... -23-
          3.26 Accounts Receivable; Inventory.................................. -24-
          3.27 Export Control Laws............................................. -24-
          3.28 Minute Books.................................................... -25-
          3.29 Financial Projections........................................... -25-
          3.30 Complete Copies of Materials.................................... -25-
          3.31 Disclosure...................................................... -25-
          3.32 Pooling of Interests; Reorganization............................ -25-
          3.33 Information in Lucent Registration Statement.................... -25-
          3.34 Hart-Scott-Rodino Compliance.................................... -26-

     4.   Representations and Warranties of Acquisition and Lucent............. -26-
          4.1  Organization.................................................... -26-
          4.2  Capital Structure............................................... -26-
          4.3  Authority....................................................... -26-
          4.4  Litigation...................................................... -27-
          4.5  SEC Filings; Lucent Financial Statements........................ -28-
          4.6  Information Supplied............................................ -28-
          4.7  Operations and Obligations...................................... -29-
          4.8  Interim Operations of Acquisition............................... -29-
          4.9  Pooling of Interests; Reorganization............................ -29-


     5.   Conduct Pending Closing.............................................. -29-
          5.1  Conduct of Business Pending Closing............................. -29-
          5.2  Prohibited Actions Pending Closing.............................. -30-
          5.3  Access; Documents; Supplemental Information..................... -32-
          5.4  No Solicitation................................................. -33-
          5.5  Filings; Other Actions.......................................... -33-
          5.6  Company Stock Options; Warrants................................. -34-
          5.7  Company Stock Plan.............................................. -35-
          5.8  Employee Benefit Plans; Existing Agreement...................... -36-
          5.9  Indemnification................................................. -36-
          5.10 Comfort Letters................................................. -36-
          5.11 Stock Exchange Listing.......................................... -37-
          5.12 Affiliates...................................................... -37-
          5.13 Notification of Certain Matters................................. -37-
          5.14 Tax Returns; Cooperation........................................ -37-
          5.15 Pooling of Interests; Reorganization............................ -38-
          5.16 Working Capital Financing....................................... -38-
          5.17 Actions by the Parties.......................................... -38-

     6.   Conditions Precedent................................................. -39-
          6.1  Conditions Precedent to Each Party's Obligation to Effect
               the Merger...................................................... -39-
          6.2  Conditions Precedent to Obligations of Acquisition and Lucent... -40-

          6.3  Conditions Precedent to the Company's Obligations ............... -42-

     7.   Survival of Representation and Warranties ............................ -43-
          7.1  Representations and Warranties .................................. -43-

     8.   Indemnification ...................................................... -43-
          8.1  Escrow Shares ................................................... -43-
          8.2  General Indemnification ......................................... -43-
          8.3  Damage Threshold ................................................ -44-
          8.4  Escrow Period; Release of Escrow Fund ........................... -44-
          8.5  Claims Upon Escrow Fund ......................................... -44-
          8.6  Objections to Claims ............................................ -45-
          8.7  Third-Party Claims .............................................. -45-
          8.8  Stockholders' Representative .................................... -46-

     9.   Brokers' and Finders' Fees ........................................... -46-
          9.1  Company ......................................................... -46-
          9.2  Acquisition and Lucent .......................................... -47-

     10.  Expenses ............................................................. -47-

     11.  Press Releases ....................................................... -47-

     12.  Contents of Agreement; Parties in Interest; etc. ..................... -47-

     13.  Assignment and Binding Effect ........................................ -47-

     14.  Termination .......................................................... -48-

     15.  Definitions .......................................................... -48-

     16.  Notices .............................................................. -51-

     17.  Amendment ............................................................ -52-

     18.  Governing Law ........................................................ -52-

     19.  No Benefit to Others ................................................. -52-

     20.  Severability ......................................................... -52-

     21.  Section Headings ..................................................... -52-

     22.  Schedules and Exhibits ............................................... -53-

     23.  Extensions ........................................................... -53-

     24.  Counterparts ......................................................... -53-

Glossary of Defined Terms ......................................................  -i-


                                 AGREEMENT AND
                                 PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of August 12, 1999 by and among LUCENT TECHNOLOGIES INC., a Delaware corporation ("Lucent"), XYLOPHONE ACQUISITION INC., a Delaware corporation ("Acquisition"), and XEDIA CORPORATION, a Delaware corporation (the "Company").

                                   BACKGROUND

     A. The Company is a Delaware corporation with its registered office located at 1209 Orange Street, Wilmington, Delaware and has authorized 19,000,000 shares of common stock, par value $.005 per share ("Company Common Stock"), and 6,090,467 shares of preferred stock, $.01 par value per share, of which 57,600 shares have been designated Series A Convertible Preferred Stock ("Series A Preferred Stock"), 165,000 shares have been designated Series B Convertible Preferred Stock ("Series B Preferred Stock"), 240,000 shares have been designated Series C Convertible Preferred Stock ("Series C Preferred Stock"), 2,127,867 shares have been designated Series D Convertible Preferred Stock ("Series D Preferred Stock") and 3,500,000 shares have been designated Series E Convertible Preferred Stock ("Series E Preferred Stock"; the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are collectively referred to herein as the "Company Preferred Stock" and the Company Common Stock and the Company Preferred Stock are collectively referred to herein as the "Company Capital Stock"). The Company is engaged principally in the design, development, production, marketing, distribution, maintenance and support of products designed for access to service providers or enterprise networks that support Internet protocol routing, bandwidth management, traffic shaping and virtual private networking (the "Business").

     B. Lucent is a Delaware corporation with its registered office located at 1013 Centre Road, Wilmington, Delaware.

     C. Acquisition is a wholly-owned subsidiary of Lucent and was formed to merge with and into the Company so that as a result of the merger the Company will survive and become a wholly-owned subsidiary of Lucent. Acquisition is a Delaware corporation with its registered office located at 1013 Centre Road, Wilmington, Delaware, and has authorized an aggregate of 1,000 shares of common stock, no par value per share ("Acquisition Common Stock").

     D. The Board of Directors of each of Acquisition and the Company has determined that the merger of Acquisition with and into the Company (the "Merger") in accordance with the provisions of the Delaware General Corporation Law, as amended (the "DGCL"), and subject to the terms and conditions of this Agreement, is in the best interests of Acquisition and the Company and their respective stockholders.

     E. The Boards of Directors of Acquisition and the Company have approved this Agreement and the transactions contemplated hereby.

     F. The parties intend that, (a) for federal income tax purposes, the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a plan of reorganization and (b) for financial accounting purposes, the Merger shall be accounted for as a pooling of interests transaction.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

     1.   The Merger

          1.1  General.

          (a) Subject to the terms and conditions of this Agreement and in accordance with the DGCL, at the Effective Time, (i) Acquisition shall be merged with and into the Company, (ii) the separate corporate existence of Acquisition shall cease and (iii) the Company shall be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware.

          (b) The Merger shall become effective at the time of filing of a Certificate of Merger, substantially in the form of Exhibit A attached hereto (the "Certificate of Merger"), with the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the DGCL, or at such later time as may be stated in the Certificate of Merger or such later date as the parties may mutually agree (the "Effective Time") . Subject to the terms and conditions of this Agreement, the Company and Acquisition shall duly execute and file the Certificate of Merger with the Secretary of State of the State of Delaware at the time of the Closing. The closing of the Merger (the "Closing") shall take place at the offices of Sidley & Austin, 875 Third Avenue, New York, N.Y. at 10:00 A.M. two business days after the date on which the last of the conditions set forth in Section 6 shall have been satisfied or waived, or on such other date, time and place as the parties may mutually agree (the "Closing Date").

          (c) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Acquisition shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

          1.2 Certificate of Incorporation. The Certificate of Incorporation of Acquisition, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein and by law except that Article I of such Certificate of Incorporation shall be amended to read as follows: "The name of the Corporation is: Xedia Corporation."

          1.3 By-Laws. The By-laws of Acquisition, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided therein and by law.

          1.4 Directors and Officers. From and after the Effective Time, (a) the directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and
(b) the officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified.

          1.5 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holders of any of the following securities:

          (a) Each issued and outstanding share of common stock of Acquisition shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, no par value per share, of the Surviving Corporation;

          (b) Each share of Company Capital Stock held in the treasury of the Company and each share of Company Capital Stock owned by Acquisition or Lucent or any of its Subsidiaries shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

          (c) Subject to the provisions of Sections 1.6 and 1.8, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares canceled in accordance with Section 1.5(b) and (ii) Dissenting Shares) shall be converted into (A) in the case of each share of Common Stock, 0.216997 (such number as adjusted in accordance with Section 1.6 (the "Common Stock Exchange Ratio")), (B) in the case of each share of Series A Preferred Stock, 0.433994 (such number as adjusted in accordance with Section
1.6 (the "Series A Exchange Ratio")), (C) in the case of each share of Series B Preferred Stock, 0.433994 (such number as adjusted in accordance with Section
1.6 (the "Series B Exchange Ratio")), (D) in the case of each share of Series C Preferred Stock, 0.647694 (such number as adjusted in accordance with Section
1.6 (the "Series C Exchange Ratio")), (E) in the case of each share of Series D Preferred Stock, 0.433994 (such number as adjusted in accordance with Section
1.6 (the "Series D Exchange Ratio")) and (F) in the case of each share of Series E Preferred Stock, 0.216997 (such number as adjusted in accordance with Section 1.6 (the "Series E Exchange Ratio"; each of the Common Stock Exchange Ratio, the Series A Exchange Ratio, the Series B Exchange Ratio, the Series C Exchange Ratio, the Series D Exchange Ratio and the Series E Exchange Ratio is referred to as an "Exchange Ratio" and collectively referred to as the "Exchange Ratios") of a validly issued, fully paid and nonassessable share of Lucent Common Stock, including the corresponding percentage right (the "Right") to purchase shares of junior preferred stock, par value $1.00 per share, pursuant to the Rights Agreement dated as of April 4, 1996 between Lucent and First Chicago Trust Company of New York, as Rights Agent. All references in this Agreement to Lucent Common Stock to be received in accordance with the Merger shall be deemed, from and after the Effective Time, to include the Rights. As of the

Effective Time, each share of Company Capital Stock shall no longer be outstanding and shall automatically be canceled and retired, and each holder of a certificate representing any shares of Company Capital Stock shall cease to have any rights with respect thereto other than (i) the right to receive shares of Lucent Common Stock to be issued in consideration therefor upon the surrender of such certificate, (ii) any dividends and other distributions in accordance with Section 1.9(c) and (iii) any cash, without interest, to be paid in lieu of any fractional share of Lucent Common Stock in accordance with
Section 1.8.

          1.6 Adjustment of the Exchange Ratios. In the event that, prior to the Effective Time, any stock split, combination, reclassification or stock dividend with respect to the Lucent Common Stock, any change or conversion of Lucent Common Stock into other securities or any other dividend or distribution with respect to the Lucent Common Stock (other than regular quarterly dividends) should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to each Exchange Ratio, and thereafter all references to an Exchange Ratio shall be deemed to be to such Exchange Ratio as so adjusted.

          1.7 Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Capital Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the consideration set forth in Section 1.5(c). Such stockholders shall be entitled to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with the provisions of Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the shares of Lucent Common Stock specified in Section 1.5(c), without any interest thereon, upon surrender, in the manner provided in Section 1.9, of the certificate or certificates that formerly evidenced by such Dissenting Shares less the number of shares of Lucent Common Stock allocable to such stockholder that have been deposited in the Escrow Fund in respect of Company Capital Stock pursuant to Sections 1.9(b) and 8.1.

          (b) The Company shall give Lucent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and
(ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Lucent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

          1.8 No Fractional Shares. No certificates or scrip representing fractional shares of Lucent Common Stock shall be issued upon the surrender for exchange of Certificates or Warrants, as applicable, and such fractional share shall not entitle the record or beneficial owner thereof to vote or to any other rights as a stockholder of Lucent. In lieu of receiving any such fractional share, the stockholder shall receive cash (without interest) in an amount rounded to the nearest whole cent, determined by multiplying (i) the per share closing price on the New York Stock Exchange, Inc. (the "NYSE") of Lucent Common Stock (as reported on the NYSE Composite Transactions Tape as such Tape is reported in the Wall Street Journal or another recognized business publication) on the date immediately preceding the date on which the Effective Time shall occur (or, if the Lucent Common Stock did not trade on the NYSE on such prior date, the last day of trading in Lucent Common Stock on the NYSE prior to the Effective Time) by (ii) the fractional share to which such holder would otherwise be entitled. Lucent shall make available to the Exchange Agent the cash necessary for this purpose.

          1.9 Exchange Procedures; Distributions with Respect to Unexchanged Shares; Stock Transfer Books. (a) As of the Effective Time, Lucent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Capital Stock and Warrants, certificates representing the shares of Lucent Common Stock to be issued pursuant to Sections 1.5(c) and 5.6(f) in exchange for the shares of Company Capital Stock and Warrants, less the number of shares of Lucent Common Stock to be deposited in the Escrow Fund pursuant to
Section 8.1. Such shares of Lucent Common Stock deposited with the Exchange Agent, together with any dividends or distributions with respect thereto pursuant to Sections 1.8 and 1.9(c), are referred to herein as the "Exchange Fund".

          (b) As soon as practicable after the Effective Time, Lucent shall use its reasonable best efforts to cause the Exchange Agent to send to each Person who was, at the Effective Time, a holder of record of certificates which represented outstanding Company Capital Stock (the "Certificates"), which shares were converted into the right to receive Lucent Common Stock pursuant to
Section 1.5(c), or a holder of Warrants entitled to receive shares of Lucent Common Stock pursuant to Section 5.6(f), a letter of transmittal which (i) shall specify that delivery shall be effected and risk of loss and title to such Certificates or Warrants, as applicable, shall pass, only upon actual delivery thereof to the Exchange Agent and (ii) shall contain instructions for use in effecting the surrender of the Certificates or Warrants, as applicable. Upon surrender to the Exchange Agent of Certificates or Warrants, as applicable, for cancellation, together with such letter of transmittal duly executed and such other documents as the Exchange Agent may reasonably require, such holder shall be entitled to receive in exchange therefor (A) a certificate representing the number of whole shares of Lucent Common Stock into which the Company Capital Stock represented by the surrendered Certificate or Warrant, as applicable, shall have been converted at the Effective Time less such holder's pro rata portion, if any, of the number of shares of Lucent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 8.1,
(B) cash in lieu of any fractional share of Lucent Common Stock in accordance with Section 1.8 and (C) dividends and distributions, if any, that are payable in accordance with Section 1.9(c), and the Certificates or Warrants, as applicable, so surrendered shall then be canceled. Subject to Section 1.8 and
Section 1.9(c), until surrendered as contemplated by this Section 1.9(b), each Certificate or Warrant, as applicable, from and after the Effective Time shall be deemed to represent only the right to receive, upon such surrender, the number of shares of Lucent Common Stock into which such Company Capital Stock or Warrant, as applicable, shall have been converted. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 8, Lucent shall cause to be delivered to the Escrow Agent certificates representing 291,620 shares of Lucent Common Stock which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates canceled pursuant to this Section 1.9. Such shares shall be beneficially owned by such holders, shall be held in escrow and shall be used, if necessary, to compensate Lucent as provided in Section 8. To the extent not so used, such shares shall be released, as provided in Section 8.

          (c) No dividends or other distributions declared or made after the Effective Time with respect to the Lucent Common Stock with a record date after the Effective Time shall be paid to any holder entitled by reason of the Merger to receive certificates representing Lucent Common Stock and no cash payment in lieu of a fractional share of Lucent Common Stock shall be paid to any such holder pursuant to Section 1.8 until such holder shall have surrendered its Certificates or Warrants, as applicable, pursuant to this Section 1.9. Subject to applicable law, following surrender of any such Certificate or Warrant, as applicable, such holder shall be paid, in each case, without interest, (i) the amount of any dividends or other distributions theretofore paid with respect to the shares of Lucent Common Stock represented by the certificate received by such holder and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date, or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Lucent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or after such surrender.

          (d) If any certificate representing shares of Lucent Common Stock or any cash is to be issued or paid to any Person other than the registered holder of the Certificate or Warrant, as applicable, surrendered in exchange therefor, it shall be a condition to such exchange that such surrendered Certificate or Warrant, as applicable, shall be properly endorsed and otherwise in proper form for transfer and such Person either (i) shall pay to the Exchange Agent any transfer or other taxes required as a result of the issuance of such certificates of Lucent Common Stock and the distribution of such cash payment to such Person or (ii) shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Lucent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Capital Stock or Warrant, as applicable, such amounts as Lucent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Lucent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Capital Stock or Warrant in respect of which such deduction and withholding was made by Lucent or the Exchange Agent. All amounts in respect of taxes received or withheld by Lucent shall be disposed of by Lucent in accordance with the Code or such state, local or foreign tax law, as applicable.

          (e) If any Certificate or Warrant, as applicable, shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate or Warrant to be lost, stolen or destroyed and subject to such other conditions as the Board of Directors of the Surviving Corporation may impose, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate or Warrant the shares of Lucent Common Stock as determined under Section 1.5(c) or Section 5.6(f), as applicable, and pay any cash, dividends or other distributions as determined in accordance with Sections 1.8 and 1.9(c) in respect of such

Certificate or Warrant; provided that Lucent may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate or Warrant to deliver a bond in such sum as it may reasonably require as indemnity against any claim that may be made against Lucent, the Surviving Corporation or the Exchange Agent with respect to the Certificate or Warrant alleged to have been lost, stolen or destroyed.

          (f) At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Capital Stock on the records of the Company. From and after the Effective Time, the holders of shares of Company Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law.

          1.10 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former holders of Company Capital Stock or holders of Warrants, as applicable, for six months after the Effective Time shall be delivered to Lucent, upon its request, and any such former holders who have not theretofore surrendered to the Exchange Agent their Certificates or Warrants, as applicable, in compliance herewith shall thereafter look only to Lucent for payment of their claim for shares of Lucent Common Stock, any cash in lieu of fractional shares of Lucent Common Stock and any dividends or distributions with respect to such shares of Lucent Common Stock, and Lucent agrees to promptly pay any such claims. None of Lucent, Acquisition, the Exchange Agent or the Company shall be liable to any former holder of Company Capital Stock or Warrants, as applicable, for any such shares of Lucent Common Stock held in the Exchange Fund (and any cash, dividends and distributions payable in respect thereof) which are delivered to a public official pursuant to an official request under any applicable abandoned property, escheat or similar law.

          1.11 No Further Ownership Rights in Company Capital Stock. All certificates representing shares of Lucent Common Stock delivered upon the surrender for exchange of any Certificate or Warrant, as applicable, in accordance with the terms hereof (including any cash paid pursuant to Section
1.8 or Section 1.9) shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the Company Capital Stock previously represented by such Certificate or Warrant.

          1.12 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or Acquisition or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either the Company or Acquisition, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Acquisition, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or Acquisition, as applicable, and otherwise to carry out the purposes of this Agreement.

     2.   Approval by Stockholders

          2.1 Approval by Stockholders. Each of Acquisition and the Company shall either (i) call a meeting of its respective stockholders to be held as promptly as practicable after the date hereof or (ii) solicit written consents of its respective stockholders in lieu thereof for purposes of voting upon this Agreement. Each of the Company and Acquisition will, through their respective boards of directors, recommend to their respective stockholders approval of this Agreement. The Company shall provide Lucent with a copy of all materials to be distributed to its stockholders describing the transactions contemplated hereby not later than one day prior to distribution. The Company, Acquisition and Lucent each agree to execute and deliver such further documents and instruments and to do such other acts and things as may be required to complete all requisite corporate action in connection with the transactions contemplated by this Agreement. All materials distributed to the stockholders of the Company with respect to this Agreement, including any description of the transactions contemplated hereunder, the recommendation of the Board of Directors of the Company that such stockholders approve the Merger, the vote by such stockholders to approve this Agreement and the Merger and any description of appraisal rights available to such stockholders shall be in form and substance reasonably acceptable to Lucent and shall be in accordance with applicable law.

     3. Representations and Warranties of the Company. The Company represents and warrants to Acquisition and Lucent as follows:

          3.1 Organization. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary governmental approval to carry on its business as it has been and is now being conducted. Except as set forth in
Schedule 3.1, each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing, could not reasonably be expected to have a Material Adverse Effect on the Company.

          3.2 Capitalization; Options and Other Rights. (a) The total authorized shares of capital stock of the Company consists of (i) 19,000,000 shares of Company Common Stock, of which 4,607,356 shares are issued and outstanding (the "Outstanding Common Shares"), 8,831,575 shares have been reserved for issuance upon the conversion of the Company Preferred Stock and 60,003 shares have been reserved for issuance upon exercise of the Warrants (collectively, the "Reserved Common Shares" and together with the Outstanding Common Shares, the "Common Shares"); and (ii) 6,090,467 shares of Company Preferred Stock, of which (A) 57,600 shares have been designated as Series A Preferred Stock and 57,600 shares are issued and outstanding, (B) 165,000 shares have been designated as Series B Preferred Stock and 165,000 shares are issued and outstanding, (C) 240,000 shares have been designated as Series C Preferred Stock and 240,000 shares are issued and outstanding, (D) 2,127,867 shares have been

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

designated as Series D Preferred Stock and 2,127,867 shares are issued and outstanding and (E) 3,500,000 shares have been designated as Series E Preferred Stock and 3,414,288 shares are issued and outstanding and 8,571 shares are reserved for issuance upon exercise of the Warrants (collectively, the "Preferred Shares"; the Common Shares and the Preferred Shares are collectively referred to herein as the "Shares"). All the Outstanding Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable and all the Reserved Common Shares, when issued upon the conversion of the Company Preferred Stock and the exercise of the Warrants, will be duly and validly authorized and issued and fully paid and nonassessable. All the Preferred Shares have been duly and validly authorized and issued and are fully paid and nonassessable and all the shares of Series E Preferred Stock when issued in accordance with the terms of the Warrants will be duly and validly authorized and issued and fully paid and nonassessable. None of the Shares has been issued and none of such Company Capital Stock will be issued in violation of the preemptive rights of any stockholder of the Company. The Outstanding Common Shares, the Preferred Shares and the Warrants have been issued, and the shares of Company Common Stock to be issued upon the conversion of the Company Preferred Stock and the exercise of the Warrants and the shares of Series E Preferred Stock to be issued upon exercise of the Warrants will be issued, in compliance in all material respects with all applicable Federal and state securities laws and regulations.

          (b) Except as set forth in Section 3.2(a) and in Schedules 3.2(b) and 3.16(e), there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any Person any interest in or the right to purchase or otherwise acquire from the Company or granting to the Company any interest in or the right to purchase or otherwise acquire from any Person, at any time, or upon the occurrence of any stated event, any securities of the Company, whether or not presently issued or outstanding, nor are there any outstanding securities of the Company or any other entity which are convertible into or exchangeable for other securities of the Company, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind granting to any Person any interest in or the right to purchase or otherwise acquire from the Company or any other Person any securities so convertible or exchangeable, nor, to the Best Knowledge of the Company, are there any proxies, agreements or understandings with respect to the voting of the Shares or the direction of the business operations or conduct of the Company or any of its Subsidiaries, except as contemplated by this Agreement.

          (c) Schedule 3.2(c) sets forth a true and complete list of all holders of Company Capital Stock (including the amount and type of security held by such holder).

            3.3 Authority; Stockholder Vote. (a) The Company has full power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereunder. The execution, delivery and performance of this Agreement by the Company has been duly authorized and approved by all necessary corporate or other action and, except for (i) the approval of this Agreement by the stockholders of the Company and (ii) the filing and recordation of appropriate merger documents as required by the DGCL, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (b) The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger do not, and will not, (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws or equivalent constituent documents of the Company or any of its Subsidiaries,
(ii) violate any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority or regulatory agency applicable to the Company or any of its Subsidiaries, except for violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of its properties may be bound, except (A) as set forth in Schedule 3.3(b) and (B) for violations, breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

          (c) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of this Agreement will not, require any consent, approval, authorization or permission of, or filing with or notification to any governmental or regulatory authority, domestic or foreign, or any other Person except for (i) the filing and recordation of appropriate merger documents as required by the DGCL and (ii) any such consent, approval, authorization, permission, notice or filing which if not obtained or made could not reasonably be expected to have a Material Adverse Effect on the Company.

          (d) The Board of Directors of the Company (i) has approved this Agreement and the transactions contemplated hereby, (ii) has determined that the terms of the Merger are in the best interests of the stockholders of the Company, and (iii) has resolved to recommend the approval of the Merger and the adoption of this Agreement and the consummation of the transactions contemplated hereby to the stockholders of the Company.

          (e) Pursuant to the provisions of the DGCL, the Certificate of Incorporation of the Company, the By-laws of the Company and any other applicable law, the only approval of holders of Company Capital Stock required to approve the Merger and to approve and adopt this Agreement and the transactions contemplated hereby is the approval of (i) a majority of the outstanding shares of Company Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock voting together as a single class, (ii) a majority of the outstanding shares of each of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, each voting as a separate class, and (iii) at least two of the following three holders of Series D Preferred Stock (or such holders' representative elected to the Board of Directors of the Company):
Greylock Equity Limited Partnership, J.P.M. International and D.R.L. Jones, and prior to Closing this Agreement and the transactions contemplated hereby shall have been so approved.

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



          3.4 Charter Documents. The Company has previously furnished to Lucent a true, complete and correct copy of the Certificate of Incorporation and the By-laws or equivalent constituent documents of each of the Company and its Subsidiaries. The Certificate of Incorporation and By-laws or equivalent constituent documents of each of the Company and its Subsidiaries are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any provision of its Certificate of Incorporation or By-laws or equivalent constituent documents.

          3.5 Financial Statements. (a) The Company has previously furnished to Lucent true and complete copies of the following financial statements of the Company (the "Financial Statements"):

          (i) audited consolidated balance sheets of the Company and, to the extent any of its Subsidiaries were then organized, such Subsidiaries as of December 31, 1998 (the "Balance Sheet") and December 31, 1997, each audited and with a report by Arthur Andersen LLP; and

          (ii) audited consolidated statements of operations, stockholders' equity and cash flows of the Company and, to the extent any of its Subsidiaries were then organized, such Subsidiaries for the fiscal years ended December 31, 1998 and December 31, 1997, each audited and with a report by Arthur Andersen LLP; and

          (iii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1999 (the "Unaudited Balance Sheet"); and

          (iv) unaudited consolidated statements of operations and cash flows of the Company and its Subsidiaries for the six-month period ended June 30, 1999.

          (b) The Financial Statements were prepared in accordance with GAAP (except, in the case of the unaudited financial statements, for normal and recurring year-end adjustments and the omission of footnotes). The Financial Statements were prepared on the basis of the books and records of the Company and, to the extent any of its Subsidiaries were then organized, such Subsidiaries (in each case, as of the date of such Financial Statements) and present fairly, in all material respects, the financial position of the Company and such Subsidiaries as of the dates thereof and the results of its operations and changes in stockholders' equity and cash flows for each of the periods then ended in conformity with GAAP.

          3.6 Absence of Undisclosed Liabilities; Indebtedness. (a) Except as disclosed in Schedule 3.6(a) or as set forth in the notes to the Financial Statements, neither the Company nor any of its Subsidiaries has any liability or obligation of any nature (whether absolute, accrued or contingent or otherwise) which is materially in excess of amounts shown or reserved therefor in the Financial Statements other than (a) liabilities or obligations not required under GAAP on a basis consistent with that of preceding accounting periods to be reported on such Financial Statements and (b) liabilities or obligations incurred after the date of the Unaudited Balance Sheet incurred in the ordinary course of business and consistent with past practice.


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

          (b) Except as disclosed in Schedule 3.6(b), the Company and its Subsidiaries do not have any Indebtedness.

          3.7 Operations and Obligations. (a) Except as set forth in Schedule 3.7(a), or reflected on the Unaudited Balance Sheet, since December 31, 1998,

          (i) there has been no event or condition that has had or reasonably could be expected to have a Material Adverse Effect on the Company (other than as a result of (i) general economic conditions, (ii) business and economic conditions generally affecting the data networking industry, (iii) liabilities incurred in connection with this Agreement or the transactions contemplated hereby (including litigation brought or threatened against the Company or any member of its Board of Directors in respect of this Agreement), or (iv) resulting from the announcement of the transactions contemplated hereby (including loss of personnel, customers or suppliers or the delay or cancellation of orders or products)); and

          (ii) there has been no impairment, damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking which could reasonably be expected to have a Material Adverse Effect on the Company.

          (b) Except (i) as set forth in Schedule 3.7(b) and (ii) for actions required to be taken hereunder or approved in advance thereof by Lucent in writing, since December 31, 1998, the Company and its Subsidiaries have conducted their business only in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, since December 31, 1998, except as set forth in such Schedule, neither the Company nor any of its Subsidiaries has:

          (i) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver, or granted any option, warrant or other right to purchase, any of its capital stock or other equity interest or any security convertible into its capital stock or other equity interest;

          (ii) other than in the ordinary course of business consistent with past practice, issued, delivered or agreed (conditionally or unconditionally) to issue or deliver any bonds, notes or other debt securities, or borrowed or agreed to borrow any funds or entered into any lease the obligations of which, in accordance with generally accepted accounting principles, would be capitalized;

          (iii) paid any obligation or liability (absolute or contingent) other than liabilities reflected or reserved against in the Balance Sheet and liabilities incurred since December 31, 1998 in the ordinary course of business consistent with past practice;

          (iv) declared or made, or agreed to declare or make, any payment of dividends or distributions to its stockholders or purchased or redeemed, or agreed to purchase or redeem, any Company Capital Stock or any equity interest in any of its Subsidiaries;

          (v) except in the ordinary course of business consistent with past practice, made or permitted any material amendment or termination of any agreement to which the Company or any of its Subsidiaries is a party and is or should be set forth on Schedule 3.10;

          (vi) undertaken or committed to undertake capital expenditures exceeding $100,000 for any single project or related series of projects;

          (vii) sold, leased (as lessor), transferred or otherwise disposed of, mortgaged or pledged, or imposed or suffered to be imposed any Lien on, any of the assets reflected on the Balance Sheet or any assets acquired by the Company or any of its Subsidiaries after December 31, 1998, except for inventory and personal property sold or otherwise disposed of for fair value in the ordinary course of its business consistent with past practice and except for Permitted Liens;

          (viii) canceled any debts owed to or claims held by the Company or any of its Subsidiaries (including the settlement of any claims or litigation) other than in the ordinary course of its business consistent with past practice;

          (ix) accelerated or delayed collection of accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected except in the ordinary course of its business consistent with past practice;

          (x) delayed or accelerated payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid except in the ordinary course of its business consistent with past practice;

          (xi) entered into or become committed to enter into any other material transaction except in the ordinary course of business;

          (xii) allowed the levels of supplies or other materials included in the inventory of the Company or any of its Subsidiaries to vary materially from the levels customarily maintained in accordance with past practice;

          (xiii) except for increases in the ordinary course of business consistent with past practice, instituted any increase in any compensation payable to any employee of the Company or any of its Subsidiaries, amended any Benefit Plan or modified any other benefits made available to any such employees;

          (xiv) made any change in the accounting principles or made any material change in accounting practices used by the Company, in each case, from those applied in the preparation of the Financial Statements; or

          (xv) taken any of the actions which, under Section 5.2, they are prohibited from taking between the date hereof and the Closing Date.

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

          (c) There are no accrued and unpaid dividends or distributions with respect to the Company Capital Stock.

          3.8 Properties. (a) Each of the Company and its Subsidiaries has good and valid title to all its properties and assets (other than Intellectual Property Rights and Patents to the extent qualified by Section 3.14) reflected on the Balance Sheet or acquired after the date thereof except for (i) properties and assets sold or otherwise disposed of in the ordinary course of business since the date of such Balance Sheet, (ii) leasehold interests, in which event the Company or such Subsidiary has a valid leasehold interest and
(iii) properties and assets which individually or in the aggregate are not material to the operations of the business of the Company and its Subsidiaries taken as a whole.

          (b) Neither the Company nor any or its Subsidiaries owns any real property.

          3.9 Customers and Suppliers. Except as set forth in Schedule 3.9, as of the date of this Agreement, none of the Company's or its Subsidiaries' customers which individually account for more than 5% of the Company's consolidated gross revenues during the 12-month period immediately preceding the date hereof has terminated or indicated that it intends to terminate any agreement with the Company or such Subsidiary. During the 12-month period immediately preceding the date hereof, no material supplier of the Company and its Subsidiaries taken as a whole has indicated that it will stop, or decrease the rate of, supplying materials, products or services to the Company or such Subsidiary.

          3.10 Contracts. Schedule 3.10 lists any of the following not otherwise listed on any other Schedule:

          (a) each written contract or commitment which creates an obligation on the part of the Company or any of its Subsidiaries in excess of $50,000;

          (b) each written debt instrument, including, without limitation, any loan agreement, line of credit, promissory note, security agreement or other evidence of indebtedness, where the Company or any of its Subsidiaries is a lender, borrower or guarantor, in a principal amount in excess of $50,000;

          (c) each written contract or commitment restricting the Company or any of its Subsidiaries from engaging in any line of business;

          (d) each written contract to which the Company or any of its Subsidiaries is a party which contains a change of control provision;

          (e) each written contract or commitment in excess of $50,000 to which the Company or any of its Subsidiaries is a party for any charitable contribution;

          (f) each written joint venture or partnership agreement to which the Company or any of its Subsidiaries is a party;

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

          (g) each written distributorship, sales agency, sales representative, reseller or marketing, value added reseller, original equipment manufacturing, technology transfer, source code license or other license or other agreement containing the right to sublicense software and/or technology, in each case, to which the Company or any of its Subsidiaries is a party;

          (h) each written agreement in excess of $50,000 to which the Company or any of its Subsidiaries is a party with respect to any assignment, discounting or reduction of any receivables of the Company or any of its Subsidiaries;

          (i) each agreement, option or commitment or right with, or held by, any third party to acquire any assets or properties, or any interest therein, of the Company or any of its Subsidiaries, having a value in excess of $50,000, except for contracts for the sale of inventory, machinery or equipment in the ordinary course of business;

          (j) each written employment or consulting contract entered into by the Company or any of its Subsidiaries; and

          (k) each supply agreement that the Company or any of its Subsidiaries could not readily replace without a material impact on the Company and its Subsidiaries taken as a whole.

          Except as set forth in Schedule 3.10, (i) there are no oral contracts or oral commitments of the types described in this Section 3.10 which create an obligation on the part of the Company or any of its Subsidiaries which are individually in excess of $50,000 or in the aggregate in excess of $100,000,
(ii) there are no contracts or commitments between the Company or any of its Subsidiaries and any Affiliate, (iii) there are no contracts, commitments or arrangements between the Company or any of its Subsidiaries and any employee which require the payment of any compensation upon the occurrence of any specified contingency, (iv) there are no contracts or arrangements to which the Company or any of its Subsidiaries is a party, except this Agreement, which require notice to, the consent of, or any payment of any compensation (whether as a penalty, liquidated damages or otherwise) to any party with respect to the Merger or any of the transactions contemplated hereby or in the event of the termination of such contract or arrangement on or following the Effective Time, and (v) there are no contracts to which the Company or any of its Subsidiaries is a party which would create rights to any Person against Lucent or any of its Affiliates (other than rights against the Company and its Subsidiaries as in effect on the Closing Date).

          3.11 Absence of Default. Except as set forth in Schedule 3.11, (a) each of the agreements listed in Schedules 3.10, 3.14, 3.17 and 3.24 that creates obligations of any Person in excess of $50,000 constitutes a valid and binding obligation of the parties thereto, is in full force and effect and will continue in full force and effect after giving effect to the Merger, in each case, without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without notice to, the consent, approval or act of, or the making of any filing with, any other Person; (b) the Company and its Subsidiaries have fulfilled and performed in all material respects their obligations under each such agreement to which they are a party to the extent such obligations are required by the terms thereof to have been fulfilled or performed through the date hereof; (c) the Company and its Subsidiaries are not and are not alleged in writing to be, and each other party to any such agreement is not, to the Best Knowledge of the Company, in default under, nor is there alleged in writing to be any basis for termination of, any such agreement; (d) no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or, to the Best Knowledge of the Company, by any such other party, and (e) neither the Company nor any of its Subsidiaries is currently renegotiating any such agreement or paying liquidated damages in lieu of performance thereunder. Except as set forth in Schedule 3.30, the Company has previously delivered complete and correct copies of all such agreements (including all amendments) to Lucent.

          3.12 Litigation. There are no actions, suits, arbitrations, legal or administrative proceedings or investigations pending or, to the Best Knowledge of the Company, threatened against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries, nor the assets, properties or business of the Company or any such Subsidiary, is subject to any judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal. Neither the Company nor any of its Subsidiaries is the plaintiff in any such proceeding nor is the Company or any of its Subsidiaries contemplating commencing legal action against any other Person.

          3.13 Compliance with Law. (a) Each of the Company and its Subsidiaries has complied in all material respects with, and is not in violation of, in any material respect, any law, ordinance or governmental rule or regulation (collectively, "Laws") which is material to the business of the Company and its Subsidiaries taken as a whole; and

          (b) each of the Company and its Subsidiaries has obtained all licenses, permits, certificates or other governmental authorizations (collectively "Authorizations") necessary for the ownership or use of its assets and properties or the conduct of its business other than Authorizations (i) which are ministerial in nature and which the Company or such Subsidiary has no reason to believe would not be issued in due course and (ii) which, the failure of the Company or such Subsidiary to possess, would not subject the Company and its Subsidiaries to penalties other than fines not to exceed $20,000 in the aggregate ("Immaterial Authorizations"); and

          (c) neither the Company nor any of its Subsidiaries has received written notice of violation of, or, to the Best Knowledge of the Company, has materially violated any Laws to which it or its business is subject or any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business (other than Immaterial Authorizations).

          3.14 Intellectual Property; Year 2000. (a) The Company and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all trademarks, trade secrets, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights which are material to the conduct of the Business (the "Intellectual Property Rights"). Schedule 3.14(a) contains a list of (i) patents and patent applications ("Patents"), (ii) trademark registrations and applications and (iii) copyright registrations and applications owned by the Company and its Subsidiaries.

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



          (b) To the Best Knowledge of the Company, neither the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Patent or Intellectual Property Rights of any other Person. Neither the Company nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company or any such Subsidiary must license or refrain from using any Patents or Intellectual Property Rights of any other Person) which has not been settled or otherwise fully resolved. To the Best Knowledge of the Designated Group, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Patents or Intellectual Property Rights of the Company or any of its Subsidiaries.

          (c) Except as disclosed in Schedule 3.14(c), assuming that Lucent continues to operate the business of the Company and its Subsidiaries as separate entities and as presently conducted by the Company and such Subsidiaries, then, to the Company's Best Knowledge, Lucent's use of the Patents or Intellectual Property Rights which are material to the conduct of the business by the Company and its Subsidiaries will not interfere with, infringe upon, misappropriate or otherwise come into conflict with the Patents or Intellectual Property Rights of any other Person by virtue of any change of control or prohibition of assignment provisions in agreements between the Company and any such Person.

          (d) Except as disclosed in Schedule 3.14(d), each employee, agent, consultant, officer, director or contractor who has materially contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company, any of its Subsidiaries or any predecessor in interest thereto either: (i) is a party to a "work-for-hire" agreement under which the Company or such Subsidiary is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company, such Subsidiary or such predecessor in interest, as applicable, all right, title and interest in such material, a copy of which assignment or agreement to assign has been made available to Lucent.

          (e) Except as disclosed in Schedule 3.14(e), the Company has taken all reasonable steps with the intent of ensuring that its and its Subsidiaries' products (including prior and current products and technology and products and technology currently under development) will, when used in accordance with associated documentation on a specified platform or platforms, be capable upon installation of (i) operating in the same manner on dates in both the Twentieth and Twenty-First centuries, (ii) accurately processing, providing and receiving date data from, into and between the Twentieth and Twenty-First centuries, including the years 1999 and 2000, and (iii) recognizing year 2000 as a leap year; provided that all non-Company products (e.g., hardware, software and firmware) used in or in combination with the Company's products, properly exchange data with the Company's products in the same manner on dates in both the Twentieth and Twenty-First centuries. Except as disclosed in Schedule 3.14(e), the Company has taken all reasonable steps to assure that the year 2000 date change will not adversely affect its operations or the systems and facilities that support the operations of the Company and its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company.

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



          (f) Except as disclosed in Schedule 3.14(f), (i) the Company and its Subsidiaries have not sold, assigned, transferred, licensed or sublicensed, or entered into any contract to sell, assign, transfer or sublicense their Patents or Intellectual Property Rights other than, in connection with the Company's and its Subsidiaries' assets, in the ordinary course of business, permitting their customers to use any Patents or Intellectual Property Rights embedded in their products and (ii) the Company and its Subsidiaries have not entered into any contract (oral or written) or other arrangement pursuant to which the Company or its Subsidiaries have agreed or are obligated to license, transfer or place in escrow the source code for any of their products (prior or current) or restrict the use of any of their Patents or Intellectual Property Rights.

          (g) To the Best Knowledge of the Company, no Stockholder or employee of the Company has any interest in any Intellectual Property Rights or Patents (other than as a stockholder of the Company) that is material to the business or operations of the Company.

          3.15 Tax Matters. (a) Except as set forth in Schedule 3.15, (i) each of the Company and its Subsidiaries has filed all Tax Returns required to be filed; (ii) all such Tax Returns are complete and accurate in all material respects and all Taxes shown to be due on such Tax Returns have been timely paid; (iii) all Taxes (whether or not shown on any Tax Return) owed by the Company and each of its Subsidiaries have been timely paid or the Company has established adequate reserves therefor; (iv) neither the Company nor any of its Subsidiaries has waived or been requested to waive any statute of limitations in respect of Taxes; (v) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) there is no action, suit, investigation, audit, claim or assessment pending or, to the Best Knowledge of the Company, proposed or threatened with respect to Taxes of the Company or any of its Subsidiaries; (vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full; (viii) Tax indemnity arrangements, if any, will terminate prior to Closing and the Surviving Corporation will not have any liability thereunder on or after Closing; (ix) there are no liens for Taxes upon the assets of the Company except liens relating to current Taxes not yet due;
(x) all Taxes which the Company or any of its Subsidiaries is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Company or such Subsidiary in accordance with GAAP; (xi) since December 31, 1998, neither the Company nor any of its Subsidiaries has taken any action that would, under applicable law, materially adversely impact Lucent's or the Company's ability to utilize any net operating carry forwards of the Company and such Subsidiary; and (xii) neither the Company nor any of its Subsidiaries is or has been a member of any group of corporations filing a consolidated tax return for United States federal income tax purposes other than a group comprising exclusively the Company and one or more of its Subsidiaries.

          (b) No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held or acquired or to be acquired by the Company or any of its Subsidiaries.

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


          (c) Each of the Company and its Subsidiaries has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code, and, to the Best Knowledge of the Company, the Internal Revenue Service ("IRS") has not proposed any such adjustment or change in accounting method with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any application pending with the IRS or any other tax authority requesting permission for any change in accounting method.

          (d) Except as set forth in Schedule 3.15, neither the Company nor any of its Subsidiaries owns an interest in any (i) domestic international sales corporation, (ii) foreign sales corporation, (iii) controlled foreign corporation or (iv) passive foreign investment company.

          (e) Neither the Company nor any of its Subsidiaries is a party (other than as an investor) to any industrial development bond.

          (f) Each of the Company and its Subsidiaries has never been and is not a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (g) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          3.16 Employee Benefit Plans. (a) Schedule 3.16(a) contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (sometimes referred to as "Welfare Plans") and all other Benefit Plans (together with the Pension Plans and Welfare Plans, the "Plans") maintained, or contributed to, by the Company or any of its Subsidiaries or any Person that, together with the Company and its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (the Company and each such other Person, a "Commonly Controlled Entity") for the benefit of any current or any former employees, officers or directors of the Company or any of its Subsidiaries. The Company has made available to Lucent true, complete and correct copies of (i) each Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the IRS with respect to each Plan (if any such report was required), (iii) the most recent summary plan description for each Plan for which such summary plan description is required, (iv) each trust agreement and group annuity contract relating to any Plan and (v) all correspondence with the IRS or the United States Department of Labor relating to any outstanding controversy or audit. Except as could not reasonably be expected to have a Material Adverse Effect on the Company, (i) each Plan has been administered in accordance with its terms, and (ii) the Company and all Plans are in compliance with applicable provisions of ERISA and the Code.

          (b) All Pension Plans that are intended to be qualified under Section 401(a) of the Code have been the subject of a determination opinion, notification or advisory letter from the IRS to the effect that each such Pension Plan is so qualified and the trust thereunder is exempt from Federal income taxes under Section 501(a) of the Code, and no such determination letter has been revoked nor has any event occurred since the date of such Plan's most recent determination letter that would adversely affect its qualification or materially increase its costs.

          (c) Neither the Company, nor any of its Subsidiaries, nor any Commonly Controlled Entity has maintained, contributed to or been obligated to contribute to any Plan that is subject to Title IV of ERISA.

          (d) Neither the Company nor any of its Subsidiaries has any liability or obligation under any Welfare Plan to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by Part 6 of Title I of ERISA.

          (e) Schedule 3.16(e) lists all outstanding Company Stock Options, showing for each such Option: (i) the name of the optionee, (ii) the number of shares issuable, (iii) the number of vested shares and the dates unvested shares will vest, (iv) the date of expiration and (v) the exercise price.

          (f) Except as set forth in Schedule 3.16(f) or as provided by this Agreement, no employee of the Company or any of its Subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Plan as a result of the transactions contemplated by this Agreement.

          (g) The deduction of any amount payable pursuant to the terms of the Plans will not be subject to disallowance under Section 162 (m) of the Code.

          (h) The Company has not issued any Company Common Stock under any restricted stock purchase arrangement and the Company is not a party to any restricted stock purchase arrangement.

          3.17 Executive Employees. (a) Schedule 3.17 lists the names, titles and current annual salary rates of, and bonuses paid or payable to, all present officers and employees of each of the Company and its Subsidiaries whose 1998 annual base salary exceeded $100,000 ("Executive Employees").

          (b) Except as set forth in Schedules 3.16 or 3.17, neither the Company nor any of its Subsidiaries has any employment agreement with, or maintains any employee benefit plan (within the meaning of Section 3(3) of ERISA) with respect to, any of its Executive Employees. Except as set forth in
Schedule 3.17, there are no agreements with respect to Executive Employees which would obligate the Company or any of its Subsidiaries to make any payment or provide any benefit the deduction of which is limited by Section 280G of the Code or that could be subject to tax under Section 4999 of the Code.

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


          3.18 Employees. (a) Each of the Company and its Subsidiaries has complied in all material respects with all applicable laws, rules and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours, other than instances of non-compliance which, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect on the Company, and neither the Company nor any of its Subsidiaries is liable for any arrears of wages or any taxes or penalties for failure to comply with any such laws, rules or regulations; (b) the Company believes that each of the Company's and its Subsidiaries' relations with their respective employees is satisfactory; (c) there are no controversies pending or, to the Best Knowledge of the Company, threatened between the Company or any of its Subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on the Company; (d) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of its Subsidiaries, nor, to the Best Knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (e) there are no unfair labor practice complaints pending against the Company or any of its Subsidiaries before the National Labor Relations Board or any current union representation questions involving employees of the Company or any of its Subsidiaries; (f) there is no strike, slowdown, work stoppage or lockout existing, or, to the Best Knowledge of the Company, threatened, by or with respect to any employees of the Company or any of its Subsidiaries; (g) no charges are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices with respect to the Company or any of its Subsidiaries; (h) there are no claims pending against the Company or any of its Subsidiaries before any workers' compensation board; and (i) neither the Company nor any of its Subsidiaries has received written notice that any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation of or relating to the Company or any of its Subsidiaries and, to the Best Knowledge of the Company, no such investigation is in progress.

          3.19 Environmental Laws. The Company has not received any notice or claim (and is not aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other Person, and, to the Best Knowledge of the Company, neither the Company nor any of its Subsidiaries is the subject of any investigation by any governmental or regulatory authority, domestic or foreign, relating to any material or potentially material liability or remedial action under any Environmental Laws. There are no pending or, to the Best Knowledge of the Company, threatened, actions, suits or proceedings against the Company, any of its Subsidiaries or any of their respective properties, assets or operations asserting any such material liability or seeking any material remedial action in connection with any Environmental Laws.

          3.20 Bank Accounts, Letters of Credit and Powers of Attorney. Schedule
3.20 lists (a) all bank accounts, lock boxes and safe deposit boxes relating to the business and operations of each of the Company and its Subsidiaries (including the name of the Bank or other institution where such account or box is located and the name of each authorized signatory thereto), (b) all outstanding letters of credit issued by financial institutions for the account of the Company or any of its Subsidiaries (setting forth, in each case, the financial institution issuing such letter of credit, the maximum amount available under such letter of credit, the terms (including the expiration date) of such letter of credit and the party or parties in whose favor such letter of credit was issued), and (c) the name and address of each Person who has a power of attorney to act on behalf of the Company or any of its Subsidiaries. The Company has heretofore delivered to Lucent true, correct and complete copies of each letter of credit and each power of attorney described in Schedule 3.20.

          3.21 Subsidiaries. (a) Schedule 3.21 sets forth (i) the name and jurisdiction of incorporation of each Subsidiary of the Company, (ii) the total number of shares of each class of capital stock of each Subsidiary authorized, the number of shares outstanding and the number of shares owned by the Company or any other Subsidiary of the Company and (iii) a complete list of the directors and officers of the Company and each Subsidiary. All the issued and outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid, non-assessable and free of pre-emptive rights. None of the outstanding shares of capital stock of any Subsidiary has been issued in violation of the preemptive rights of any stockholder of such Subsidiary. The shares of each Subsidiary were issued in compliance with all applicable Federal and state securities laws and regulations, and are owned free and clear of all Liens.

          (b) Except as set forth in Schedule 3.21, there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any Person any interest in or the right to purchase or otherwise acquire from the Company or any Subsidiary, at any time, or upon the occurrence of any stated event, any shares of capital stock of or equity interest in any Subsidiary, whether or not presently issued or outstanding, nor are there any outstanding shares of capital stock of or equity interests in any Subsidiary or any other entity which are convertible into or exchangeable for other shares of capital stock of or equity interests in any Subsidiary nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind granting to any Person any interest in or the right to purchase or otherwise acquire from any Subsidiary or any other Person any shares of capital stock or equity interests so convertible or exchangeable, nor are there any proxies, agreements or understandings with respect to the voting of the shares of capital stock of or equity interests in any Subsidiary. Except for the Company's ownership of the Subsidiaries as disclosed in Schedule 3.21, the Company does not, directly or indirectly, have any ownership or other interest in, or control of, any Person, nor is any Subsidiary controlled by or under common control with any Person.

          3.22 Affiliate Transactions. Except for the individuals listed in
Schedule 3.22, (i) no officer or director of the Company or any of its Subsidiaries has any significant interest in any Person that is engaged in a business which is in competition with the Business of the Company, and (ii) no officer or director of the Company is a supplier to, or a customer of, the Company, or is a party to any contract listed in Schedule 3.10, 3.14 or 3.24.

          3.23 Insurance. Schedule 3.23 sets forth a list of all policies of insurance maintained, owned or held by the Company or any of its Subsidiaries as of the date hereof and a brief description of any outstanding claims under any of such insurance policies. Each of the Company and its Subsidiaries shall use all commercially reasonable efforts to keep such insurance or comparable insurance in full force and effect through the Closing Date. Each of the Company and its Subsidiaries has complied in all material respects with each such insurance policy to which it is a party and has not failed to give any notice or present any claim thereunder in a due and timely manner, other than instances which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in Schedule 3.23, to the Best Knowledge of the Company, the full policy limits (subject to deductibles provided in such policies) are available and unimpaired under each such policy and no insurer under any of such policies has a basis to void such policy on grounds of non-disclosure on the part of the Company or any of its Subsidiaries thereunder. Each such policy is in full force and effect and will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement.

          3.24 Leases. Schedule 3.24 lists all outstanding leases, both capital and operating, or licenses, pursuant to which the Company or any of its Subsidiaries has (i) obtained the right to use or occupy any real or personal property where the value of such personal property exceeds $25,000 in the case of any single lease or $50,000 in the aggregate, or (ii) granted to any other Person the right to use any property described in Schedule 3.25.

          3.25 Assets. (a) Schedule 3.25 lists each material item of machinery, equipment, furniture, vehicles or other personal property owned by the Company or any of its Subsidiaries having an original cost of $50,000 or more.

          (b) Except as set forth in Schedule 3.25, the assets and properties owned or leased by the Company or its Subsidiaries constitute all the material assets and properties used by each of the Company and the Subsidiaries in the operation of its business (including all books, records, computers and computer programs and data processing systems but excluding Intellectual Property Rights and Patents) and are in good and serviceable condition (subject, in each case, to normal wear and tear and obsolescence and except for assets the book value of which does not exceed $50,000 in the aggregate; provided that the foregoing wear, tear and obsolescence shall not materially disrupt the business of the Company as presently being conducted) and are suitable for the uses for which intended.

          3.26 Accounts Receivable; Inventory. (a) All accounts receivable of the Company and its Subsidiaries (i) have arisen from bona fide transactions by the Company or its Subsidiaries in the ordinary course of its business and represent bona fide claims against debtors for sales and other charges and (ii) are not subject to discount except for normal cash and immaterial trade discount. The amount carried for doubtful accounts and allowances accrued on the books of the Company and its Subsidiaries, based on past loss experience, is sufficient to provide for any losses that may be sustained on realization of the accounts receivable of the Company and its Subsidiaries.

               (b) The inventories (net of any reserves with respect thereto that have been established by the Company) of the Company and its Subsidiaries as of June 30, 1999 are (i) properly reflected in the Unaudited Balance Sheet in accordance with GAAP (except for normal and recurring year-end adjustments and the omission of footnotes), (ii) of such quality as to be useable and saleable in the ordinary course of business (subject in the case of work-in-process

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

inventory to completion in the ordinary course of business), and (iii) reflected in the books and records of the Company or such Subsidiary at the lower of cost (based on a first-in, first-out basis) or market value.

          3.27 Export Control Laws. Each of the Company and its Subsidiaries has conducted its export transactions in accordance with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations, except for such violations which could not reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the foregoing, the Company represents and warrants that:

               (a) Each of the Company and its Subsidiaries has obtained all export licenses and other approvals required for its exports of products, software and technologies from the United States except where the failure to obtain such export licenses and other approvals would not subject the Company or such Subsidiary to penalties other than fines not to exceed $100,000 in the aggregate;

               (b) Each of the Company and its Subsidiaries is in compliance in all material respects with the terms of all applicable export licenses or other approvals;

               (c) There are no pending or, to the Company's Best Knowledge, threatened material claims against the Company or any of its Subsidiaries with respect to such export licenses or other approvals;

               (d) To the Best Knowledge of the Company, there are no actions, conditions or circumstances pertaining to the Company's or any of its Subsidiaries' export transactions that may give rise to any future claims; and

               (e) No consents or approvals for the transfer of export licenses to Lucent are required, or such consents and approvals can be obtained expeditiously without material cost.

          3.28 Minute Books. The minute books of the Company made available to Lucent contain, in all material respects, a complete and accurate summary of all meetings of directors and stockholders or actions by written resolutions since the time of incorporation of the Company through the date of this Agreement, and reflect all transactions referred to in such minutes and resolutions accurately, except for omissions which are not material.

          3.29 Financial Projections. The Company has made available to Lucent certain financial projections with respect to the Company's business which projections were prepared by the Company based upon the assumptions reflected therein. The Company makes no representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved or otherwise, except that the Company represents and warrants that such projections were prepared in good faith and are based on assumptions believed by it at the time such projections were presented to Lucent to be reasonable and accurate.

          3.30 Complete Copies of Materials. Except as set forth in Schedule 3.30, the Company has delivered or made available true and complete copies of each document that has been requested by Lucent or its counsel in connection with their legal and accounting review of the Company.

          3.31 Disclosure. None of the representations or warranties of the Company contained herein, none of the information contained in the Schedules referred to in this Section 3, and none of the other information or documents furnished or to be furnished to Lucent or Acquisition by the Company or any of its Subsidiaries or pursuant to any provision of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact herein or therein necessary in order to make the statements contained herein or therein not misleading in any material respect.

          3.32 Pooling of Interests; Reorganization. The Company has not (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests in accordance with GAAP and the regulations and interpretations of the Securities and Exchange Commission (the "SEC") for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

          3.33 Information in Lucent Registration Statement. None of the information supplied or to be supplied by the Company or any of its Subsidiaries specifically for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by Lucent under the Securities Act of 1933 (together with the rules and regulations thereunder, the "Securities Act"), for the purpose of registering shares of Lucent Common Stock to be issued in the Merger (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") will, at the time the Registration Statement is filed with the SEC, at the time the Registration Statement becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made by the Company with respect to statements made in the Registration Statement or incorporated by reference therein based on information supplied by Lucent specifically for inclusion or incorporation by reference in the Registration Statement.

          3.34 Hart-Scott-Rodino Compliance. The Company is its own "ultimate parent entity" (as defined in 16 CFR Section 801.1(a)(3)). The "person" (as defined in 16 CFR Section 801.1(a)(1)) in which the Company is included does not have annual net sales or "total assets" (as each such term is defined in 16 CFR
Section 801.11)) of $10,000,000 or more.

     4. Representations and Warranties of Acquisition and Lucent. Each of Acquisition and Lucent represents and warrants to the Company as follows:


          4.1 Organization. Each of Lucent and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and all necessary governmental approvals to enter into and perform this Agreement and the transactions contemplated hereby to be performed by it.

          4.2 Capital Structure. The authorized capital stock of Lucent consists of (i) 6,000,000,000 shares of common stock, par value $.01 per share (the "Lucent Common Stock"), of which as of June 30, 1999 approximately 3,000,000,000 shares were issued and outstanding, and (ii) 250,000,000 shares of preferred stock, par value $1.00 per share ("Lucent Authorized Preferred Stock"), of which 15,000,000 shares have been designated Series A Junior Participating Preferred Stock (the "Lucent Junior Preferred Stock") and no shares are issued or outstanding. All the outstanding shares of Lucent Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable. None of the outstanding shares of Lucent Common Stock has been issued in violation of the preemptive rights of any stockholder of Lucent. The shares of outstanding Lucent Common Stock were issued in compliance in all material respects with all applicable federal and state securities laws and regulations. The shares of Lucent Common Stock to be issued pursuant to the Merger and upon exercise of the Adjusted Options will be duly and validly authorized and issued, will be fully paid and non-assessable and will not be issued in violation of the preemptive rights of any stockholder of Lucent.

          4.3 Authority. (a) Each of Lucent and Acquisition has full corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereunder. The Board of Directors of Acquisition has declared the Merger advisable and approved this Agreement and resolved to recommend the approval of the Merger and adoption of this Agreement and the consummation of the transactions contemplated hereby to the sole stockholder of Acquisition. The execution, delivery and performance of this Agreement by each of Lucent and Acquisition has been duly authorized and approved (i) in the case of Acquisition, by its Board of Directors and (ii) in the case of Lucent, by all necessary corporate action and, except for (A) the adoption of this Agreement by the stockholders of Acquisition and (B) the filing of appropriate merger documents as required by the DGCL, no other corporate proceedings other than actions previously taken on the part of either Lucent or Acquisition are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by each of Lucent and Acquisition and is the legal, valid and binding obligation of each of Lucent and Acquisition, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The filing of the Registration Statement has been duly authorized by Lucent.

          (b) The execution, delivery and performance by each of Lucent and Acquisition of this Agreement and the consummation of the Merger do not, and will not, (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of either Lucent or Acquisition, (ii) violate any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority, or regulatory agency, except for violations which, individually or in the aggregate, will not have a Material Adverse Effect on Lucent and Acquisition taken as a whole, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation, oral or written, to which Lucent or Acquisition is a party or by which any of the properties of Lucent or Acquisition may be bound, except for violations, breaches or defaults which, individually or in the aggregate, will not have a Material Adverse Effect on Lucent, its Subsidiaries and Acquisition taken as a whole.

          (c) The execution and delivery of this Agreement by each of Lucent and Acquisition does not, and the performance by each of Lucent and Acquisition of this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any other Person except for (i) the filing and recordation of appropriate merger documents as required by the DGCL; (ii) any such consent, approval, authorization, permission, notice or filing which is required under the Securities Act, the Securities Exchange Act of 1934 (together with the rules and regulations promulgated thereunder, the "Exchange Act") and applicable state securities laws; and (iii) any such consent, approval, authorization, permission, notice or filing which if not obtained or made would not have a Material Adverse Effect on Lucent, its Subsidiaries and Acquisition taken as a whole.

          4.4 Litigation. (a) Neither Lucent nor Acquisition is a party to any suit, action, arbitration or legal, administrative, governmental or other proceeding or investigation pending or, to its knowledge threatened, which reasonably could adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

          (b) There is no judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal to which Lucent or Acquisition is subject which might adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

          4.5 SEC Filings; Lucent Financial Statements. (a) Since October 1, 1997, Lucent has filed with the SEC all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required under the Securities Act and the Exchange Act (the "Lucent SEC Documents"). As of their respective dates, the Lucent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Lucent SEC Documents and, except to the extent that information contained in any Lucent SEC Document has been revised or superseded by a later filed Lucent SEC Document, none of the Lucent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Lucent included in the Lucent SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes


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

thereto) and fairly present in all material respects the consolidated financial position of Lucent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments) and are consistent in all material respects with the books and records of Lucent.

          (b) Except for liabilities (i) reflected in such financial statements or in the notes thereto, (ii) incurred in the ordinary course of business consistent with past practice since September 30, 1998, the date of the most recent audited financial statements of Lucent included in the Lucent SEC Documents, (iii) incurred in connection with this Agreement or the transactions contemplated hereby, or (iv) disclosed in Schedule 4.5, neither Lucent nor any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Lucent and its Subsidiaries taken as a whole.

          4.6 Information Supplied. None of the information supplied or to be supplied by Lucent specifically for inclusion or incorporation by reference in the Registration Statement, at the time the Registration Statement becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Lucent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Registration Statement. No representation or warranty is made by Lucent with respect to statements made in the Registration Statement or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Registration Statement.

          4.7 Operations and Obligations. Except as described in the Lucent SEC Documents, since September 30, 1998, the date of the most recent audited balance sheet of Lucent contained in the Lucent SEC Documents, (i) except as a result of the transactions contemplated by this Agreement or in connection with the acquisition by Lucent or any of its Subsidiaries of all or substantially all the capital stock or all or substantially all the assets of another Person, there has not been any development that has had or reasonably would be expected to have a Material Adverse Effect on Lucent and its Subsidiaries taken as a whole;
(ii) there has not been any material change by Lucent in its accounting methods, principles or practices, except as required by changes in GAAP or any other change provided such other change could not reasonably be expected to have a Material Adverse Effect on Lucent and its Subsidiaries; or (iii) except as a result of the transactions contemplated by this Agreement or in connection with the acquisition by Lucent or any of its Subsidiaries of all or substantially all the capital stock or all or substantially all the assets of another Person, there has not been any material revaluation by Lucent of any of its assets including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable which would have a Material Adverse Effect.


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


          4.8 Interim Operations of Acquisition. Acquisition was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          4.9 Pooling of Interests; Reorganization. Neither Lucent nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests in accordance with GAAP and the regulations and interpretations of the SEC for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     5.   Conduct Pending Closing.

          5.1 Conduct of Business Pending Closing. From the date hereof until the Closing, the Company will (and will cause each of its Subsidiaries to):

          (a)  maintain its existence in good standing;

          (b) maintain the general character of its business and properties and conduct its business in the ordinary and usual manner consistent with past practices, except as expressly permitted by this Agreement;

          (c) maintain business and accounting records consistent with past practices; and

          (d) use its reasonable best efforts (i) to preserve its business intact, (ii) to keep available to the Company the services of its present officers and employees, and (iii) to preserve for the Company or such Subsidiary the goodwill of its suppliers, customers and others having business relations with the Company or such Subsidiary.

          5.2  Prohibited Actions Pending Closing. Except as set forth in
Schedule 5.2 or otherwise provided for herein or approved by Lucent in writing, from the date hereof until the Closing, the Company shall not (and shall not permit any of its Subsidiaries to):

          (a) amend or otherwise change its Certificate of Incorporation or By-laws;

          (b) issue, sell or authorize for issuance or sale any shares of its capital stock or any other of its securities (other than in connection with the exercise of outstanding options or warrants of the Company); or issue, grant or take any action with respect to any options (including any modification of any option plan or the vesting of any options previously granted), or make other agreements with respect to, any shares of its capital stock or any other of its securities, except for (i) the grant of stock options to purchase up to an aggregate of 100,000 shares of Company Common Stock granted to employees of the Company hired after the date hereof consistent with past practice and with an exercise price reflecting such Company Common Stock's fair market value and which are granted in the ordinary course of business and (ii) those


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provisions of the agreement with the Exchange Agent which provisions are in furtherance of this Agreement;

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock;

          (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money (other than as contemplated by Section 5.16 or as disclosed in Schedule 3.6(b)) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except for interest and fees on Indebtedness set forth in
Schedule 3.6 incurred in the ordinary course of business and consistent with past practice: (iii) enter into any contract or agreement (or series of related contracts or agreements) in excess of $100,000 other than in the ordinary course of business, consistent with past practice; (iv) authorize any capital commitment which is in excess of $25,000 or capital expenditures which are, in the aggregate, in excess of $100,000; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.2(e);

          (f) mortgage, pledge or subject to Lien, any of its assets or properties or agree to do so except for Permitted Liens;

          (g) assume, guarantee or otherwise become responsible for the obligations of any other Person or agree to so do;

          (h) enter into or agree to enter into or terminate (prior to the expiration date thereof) any employment agreement or increase the number of employees of the Company above 108; provided that in the event of any increase in the number of employees beyond the number employed by the Company as of the date hereof, the Company shall notify Lucent in writing at the end of each month following the date of such increase of the number of employees of the Company at the end of such month;

          (i) increase the compensation or benefits payable or to become payable to its officers or employees, except for increases to employees of the Company or any of its Subsidiaries who are not officers in the ordinary course of business and in accordance with past practices in salaries or wages of employees of the Company or such Subsidiary who are not officers of the Company or such Subsidiary, or grant any severance or termination pay to, or enter into any severance agreement with any director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any such director, officer or employee;


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          (j)  take any action, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivables);

          (k) make any material Tax election or settle or compromise any material federal, state, local or foreign income Tax liability;

          (l) settle or compromise any pending or threatened suit, action or claim which is material or which relates to any of the transactions contemplated by this Agreement;

          (m) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than
(i) the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice and (ii) other claims, liabilities or obligations (qualified as aforesaid) that in the aggregate do not exceed $25,000 and as to which the Company's or any of its Subsidiaries' failure to so pay, discharge or satisfy could not reasonably be expected to have a Material Adverse Effect on the Company;

          (n) except in connection with the sale or licensing of the Company's products in the ordinary course of business and consistent with past practice, sell, assign, transfer, license, sublicense, pledge or otherwise encumber any of the Intellectual Property Rights; or

          (o) announce an intention, commit or agree to do any of the foregoing.

          5.3 Access; Documents; Supplemental Information. (a) From and after the date hereof until the Closing, the Company shall afford, shall cause its Subsidiaries to afford and, with respect to clause (ii) below, shall use its reasonable best efforts to cause the independent certified public accountants for the Company to afford, (i) to the officers, independent certified public accountants, counsel and other representatives of Acquisition and Lucent, upon reasonable notice, free and full access at all reasonable times to the properties, books and records, including tax returns filed and those in preparation of the Company or any of its Subsidiaries, and the right to consult with the officers, employees, accountants, counsel and other representatives of the Company or any of its Subsidiaries in order that Acquisition and Lucent may have full opportunity to make such investigations as they shall reasonably desire to make of the operations, properties, business, financial condition and prospects of the Company and its Subsidiaries, (ii) to the independent certified public accountants of Acquisition and Lucent, free and full access at all reasonable times to the work papers and other records of the accountants relating to the Company and its Subsidiaries, and (iii) to Acquisition and Lucent and their representatives, such additional financial and operating data and other information as to the properties, operations, business, financial condition and prospects of the Company and its Subsidiaries as Acquisition and Lucent shall from time to time reasonably require.

          (b) From the date of this Agreement through and including the Closing, Acquisition, Lucent and the Company agree to furnish to each other copies of any notices, documents, requests, court papers, or other materials received from any governmental agency or any other third party with respect to the transactions contemplated by this Agreement, except where it is obvious from such notice, document, request, court paper or other material that the other party was already furnished with a copy thereof.

          (c) The Company shall deliver to Lucent, without charge, the following financial information (the "Supplemental Financial Information"): (i) within 45 days after each fiscal quarter ending after the date hereof and prior to the Effective Time, the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the unaudited consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for such quarter and for the portion of the fiscal year then completed, (ii) within 90 days after each fiscal year ending after the date hereof and prior to the Effective Time, the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and the audited consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for such year, in each case prepared in accordance with GAAP certified by Arthur Andersen LLP, and (iii) promptly upon the reasonable request by Lucent, such additional financial information as may be required in connection with any filing by Lucent pursuant to the requirements of federal or state securities laws. Such Supplemental Financial Information shall present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries for the period covered, subject, in the case of unaudited financials, to normal year-end adjustments and the omission of footnotes.

          (d) Lucent shall deliver to the Company, without charge a copy of any filing made by Lucent with the SEC under the Exchange Act, including, without limitation, any Form 10-Q, 8-K, 10-K or amendments thereto, not later than five business days after the date of such filing with the SEC.

          5.4 No Solicitation. The Company shall not, nor shall it authorize or permit any of its Affiliates over which the Company exercises control or any officer, director, employee, investment banker, attorney or other adviser or representative of the Company or any of its Affiliates to (i) solicit, initiate, or encourage the submission of, any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information for the purpose of facilitating the making of, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation, of which the Company or any of its Affiliates had knowledge at the time of such violation, of the restrictions set forth in the immediately preceding sentence by any officer, director, employee, investment banker, attorney, employee, or other adviser or representative of the Company or any of its Affiliates, whether or not such Person is purporting to act on behalf of the Company or any of its Affiliates or otherwise, shall be deemed to be a breach of this Section 5.4 by the Company and its Affiliates. The Company promptly shall advise Lucent of any Acquisition Proposal and inquiries with respect to any Acquisition Proposal. "Acquisition Proposal" means any proposal for a merger or other business combination involving the Company or any of its Affiliates or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in the Company or any of its Affiliates, any voting securities of the Company or


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

any of its Affiliates or a substantial portion of the assets of the Company (other than sales of the Company's products in the ordinary course of business consistent with past practice).

          5.5 Filings; Other Actions. (a) As promptly as practicable after the date hereof, Lucent shall prepare and file the Registration Statement with the SEC. Lucent acknowledges that the Company and its counsel may participate in the preparation of the Registration Statement, provided that the final determination of any issues related thereto shall be made by Lucent. Lucent shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Lucent shall also take such actions (other than qualifying to do business in any jurisdiction in which Lucent is now not so qualified) as may be required to be taken under any applicable state securities laws in connection with the issuance of Lucent Common Stock in the Merger and upon the exercise of the Adjusted Options. The Company shall furnish all information concerning the Company and the holders of Company Capital Stock as may be reasonably requested in connection with any of the foregoing.

          (b) Each party hereto agrees, subject to applicable laws relating to the exchange of information, promptly to furnish the other parties hereto with copies of written communications (and memoranda setting forth the substance of all oral communications) received by such party, or any of its Subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof), from, or delivered by any of the foregoing to, any governmental or regulatory authority, domestic or foreign, relating to or in respect of the transactions contemplated under this Agreement.

          5.6 Company Stock Options; Warrants. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Xedia Corporation 1993 Stock Option Plan (the "Company Stock Plan") shall adopt such resolutions or take such other actions as may be required to effect the following:

               (i) adjust the terms of all outstanding options to purchase shares of Company Capital Stock under the Company Stock Plan (the "Company Stock Options"), whether vested or unvested, as necessary to provide that, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the number of shares of Lucent Common Stock (rounded down to the nearest whole share) equal to (A) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by (B) the Common Stock Exchange Ratio, at an exercise price per share of Lucent Common Stock (rounded to the nearest 1/100th of a whole cent) equal to (x) the exercise price per share of such Company Common Stock immediately prior to the Effective Time divided by (y) the Common Stock Exchange Ratio (each Company Stock Option as so adjusted, an "Adjusted Option"); and

               (ii) make such other changes to the Company Stock Plan as the Company and Lucent may agree are appropriate to give effect to the Merger, including as provided in Section 5.7.

          (b) As soon as practicable after the Effective Time, Lucent shall deliver to the holders of Company Stock Options appropriate notices (the "Company Stock Option Notices") setting forth (i) such holders' rights pursuant to the Company Stock Plan and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and agreements shall be assumed by Lucent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.6 after giving effect to the Merger) and (ii) the procedures for the exercise of the Adjusted Options. The term, exercisability, vesting schedule (including any acceleration provisions therein), status as an "incentive stock option" under Section 422 of the Code, if applicable, and all of the other terms of the Company Stock Options shall otherwise remain unchanged.

          (c) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part by (i) following the exercise procedures to be delivered by Lucent as set forth in the Company Stock Option Notice and (ii) concurrently delivering to Lucent the consideration therefor and the federal withholding tax information, if any, required in accordance with the related Company Stock Plan.

          (d) Except as otherwise contemplated by this Section 5.6 and except to the extent required under the respective terms of the Company Stock Options all restrictions or limitations on transfer and vesting with respect to Company Stock Options awarded under the Company Stock Plan or any other plan, program or arrangement of the Company or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Lucent as set forth above.

          (e) No later than 30 days after the Effective Time, Lucent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained in accordance with the relevant requirements of the Securities Act and the Exchange Act) at least for so long as any Adjusted Options remain outstanding.

          (f) Prior to the Effective Time, the Company shall take all actions to receive from each holder of an outstanding warrant (each, a "Warrant") to purchase shares of Company Capital Stock an agreement that, as of the Effective Time, such Warrant shall be converted into a right of such holder to receive from the Exchange Agent the consideration set forth in the next sentence at the same time that each such holder of Company Capital Stock is entitled to receive shares of Lucent Common Stock in connection with the Merger. Each holder of a Warrant shall be entitled to receive from the Exchange Agent, (A) in respect of the shares of Series E Preferred Stock to be issued upon the exercise of such Warrant, the number of shares of Lucent Common Stock (rounded down to the nearest whole share) equal to the number of shares of Series E Preferred Stock subject to such Warrant immediately prior to the Effective Time multiplied by

0.161423 (the "Series E Warrant Exchange Ratio") and (B) in respect of the shares of Company Common Stock to be issued upon the exercise of such Warrant, the number of shares of Lucent Common Stock (rounded down to the nearest whole share) equal to the number of shares of Company Common Stock subject to such Warrant immediately prior to the Effective Time multiplied by 0.137605 (the "Common Stock Warrant Exchange Ratio", and together with the Series E Warrant Exchange Ratio, the"Warrant Exchange Ratios"). Lucent shall pay cash (without interest) to holders of Warrants in lieu of issuing fractional shares of Lucent Common Stock in an amount, rounded to the nearest whole cent, computed in accordance with the formula set forth in Section 1.8.

          5.7 Company Stock Plan. At the Effective Time, by virtue of the Merger, the Company Stock Plan and the Company Stock Options granted thereunder shall be assumed by Lucent, with the result that all obligations of the Company under the Company Stock Plan, including with respect to awards outstanding at the Effective Time under the Company Stock Plan, shall be obligations of Lucent following the Effective Time; provided that in the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 or Section 423 of the Code, the option price, number of shares purchasable pursuant to such Company Stock Option and the terms and conditions of exercise of such Company Stock Option shall be determined in order to comply with Section 424 of the Code. Prior to the Effective Time, Lucent shall take all necessary actions (including, if required to comply with Section 162(m) of the Code (and the regulations thereunder) or applicable law or rule of the NYSE, obtaining the approval of its stockholders at the next regularly scheduled annual meeting of Lucent following the Effective Time) for the assumption of the Company Stock Plan, including the reservation, issuance and listing of Lucent Common Stock in a number at least equal to the number of shares of Lucent Common Stock that will be subject to the Adjusted Options.

          5.8 Employee Benefit Plans; Existing Agreement. As soon as practicable after the Effective Time (the "Benefits Date"), Lucent shall provide, or cause to be provided, employee benefit plans, programs and arrangements to employees of the Company that are the same as those made generally available to similarly situated employees of Lucent's Internetworking Systems Group who are hired by Lucent after July 1, 1999. From the Effective Time to the Benefits Date (which the parties acknowledge may occur on different dates with respect to different plans, programs or arrangements of the Company), Lucent shall provide, or cause to be provided, the employee benefit plans, programs and arrangements of the Company provided to employees of the Company as of the date hereof.

          5.9 Indemnification. (a) From and after the Effective Time, Lucent shall, or shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company to indemnify each Person who is or was a director or officer (an "Indemnified Party") of the Company or any of its Subsidiaries pursuant to any indemnification provision of the Certificate of Incorporation or By-laws or equivalent constituent documents of the Company or any of its Subsidiaries as each is in effect on the date hereof.

          (b) For a period of six years after the Effective Time, Lucent shall cause to be maintained in effect officers' and directors' liability insurance with respect to each Indemnified

Party of the Company or any of its Subsidiaries covering acts or omissions by such Person occurring prior to the Effective Time under customary terms and conditions. This Section 5.9 shall survive the closing of all the transactions contemplated hereby, is intended to benefit the Indemnified Parties and their respective heirs and personal representative (each of which shall be entitled to enforce this Section 5.9 against Lucent and the Surviving Corporation, as the case may be, as a third-party beneficiary of this Agreement).

          5.10 Comfort Letters. (a) The Company shall use its reasonable best efforts to cause to be delivered to Lucent a "comfort" letter of Arthur Andersen LLP, the Company's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Lucent and the Company, in form and substance reasonably satisfactory to Lucent and reasonably customary in scope and substance for letters delivered by independent public accounts in connection with transactions such as those contemplated by this Agreement.

          (b) Lucent shall use its reasonable best efforts to cause to be delivered to the Company a "comfort" letter of PricewaterhouseCoopers LLP, Lucent's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, addressed to the Company and Lucent, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

          5.11 Stock Exchange Listing. Lucent shall use all reasonable best efforts to list on the NYSE, upon official notice of issuance, the shares of Lucent Common Stock to be issued in connection with the Merger and upon exercise of Adjusted Options.

          5.12 Affiliates. As soon as practicable after the date hereof, the Company shall deliver to Lucent a letter identifying all Persons who are, at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. The Company shall use its reasonable best efforts to cause each such Person to deliver to Lucent as of the Closing Date, a written agreement substantially in the form attached as Exhibit E hereto. Lucent shall use its reasonable best efforts to cause all Persons who are "affiliates" of Lucent for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to deliver to the Company as of the Closing Date a written agreement substantially in the form attached as Exhibit F hereto; provided that Lucent and its "affiliates" may deliver a letter substantially in the form of Exhibit F hereto which covers the same period even if such letter was previously executed.

          5.13 Notification of Certain Matters. The Company shall give prompt notice to Lucent, and Lucent shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence, of any event which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and (b) any failure of the Company, Lucent or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any notice pursuant to this Section 5.13 shall not limit or otherwise affect the remedies available to the party receiving such notice.

          5.14 Tax Returns; Cooperation. The Company on the one hand and Lucent on the other will cooperate with each other and provide such information as any party may require in order to file any return to determine Tax liability or a right to a Tax refund or to conduct a Tax audit or other Tax proceeding. Such cooperation shall include, but not be limited to, making employees available on a mutually convenient basis to explain any documents or information provided hereunder or otherwise as required in the conduct of any audit or other proceeding. The Company and Lucent will retain until the expiration of any applicable statutes of limitations (including any extensions thereof) all Tax Returns, schedules and workpapers and all other material records or documents relating to the Company for all Tax periods through the first Tax period ending after the Closing Date. At the expiration of such statutory period (including any extensions thereof), each party shall have the right to dispose of any such Returns and other documents or records on thirty (30) days written notice to the other party. Any information, documents or records obtained under this Section
5.14 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

          5.15 Pooling of Interests; Reorganization. Each of Lucent and the Company shall cooperate and work together with its respective accountants, with the objective that the Merger shall qualify as a pooling of interests under Opinion 16 of the Accounting Principles Board and the applicable SEC rule and regulations and Lucent's and the Company's conclusion that such accounting treatment is appropriate for the Merger to be concurred with by each of the Company's and Lucent's auditors and the SEC respectively, and each of the Company and Lucent agrees that it shall voluntarily take no action that would cause such accounting treatment not to be obtained. Neither Lucent or any of its Subsidiaries nor the Company or any of its Subsidiaries shall take any action which could reasonably be expected to jeopardize such qualification. Each of Lucent and the Company shall use its reasonable best efforts to cause the business combination of the Merger to be qualified as a reorganization under
Section 368(a) of the Code.

          5.16 Working Capital Financing. Lucent agrees, at the request of the Company, to provide prior to the Closing Date up to $5,000,000 in working capital financing to the Company for a term of one year on commercially reasonable terms and conditions consistent with past practice and reasonably acceptable to Lucent and the Company.

          5.17 Actions by the Parties. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto will use its reasonable best efforts to take or cause to be taken all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective in the most expeditious manner practicable, the transactions contemplated by this Agreement including (i) the obtaining of all necessary actions and non-actions, waivers and consents, if any, from any governmental agency or authority and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to


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avoid an action or proceeding by any governmental agency or authority; (ii) the obtaining of all necessary consents, approvals or waivers from any other Person;
(iii) the defending of any claim, investigation, action, suit or other legal proceeding, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby; and (iv) the execution of additional instruments necessary to consummate the transactions contemplated by this Agreement. Each party will promptly consult with the other and provide necessary information (including copies thereof) with respect to all filings made by such party with any agency or authority in connection with this Agreement and the transactions contemplated hereby.

     6.   Conditions Precedent.

          6.1 Conditions Precedent to Each Party's Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date of the following conditions:

          (a) Stockholder Approval. The Merger shall have been duly approved by the requisite vote of the outstanding shares of Company Capital Stock as set forth in Section 3.3(e) and the common stock, no par value per share, of Acquisition entitled to vote thereon in accordance with the DGCL and the Certificate of Incorporation and By-laws of each of the Company and Acquisition, respectively. Each holder of Company Preferred Stock shall have agreed to waive any rights to receive any liquidation premium payable in cash in lieu of shares of Lucent Common Stock.

          (b) Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental or regulatory authority, domestic or foreign, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Lucent or the Company (as Surviving Corporation), assuming the Merger had taken place, shall have been obtained, made or occurred.

          (c) No Litigation. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect specifically referencing any of the parties hereto or the transactions contemplated by this Agreement which (i) prevents or materially delays the consummation of the Merger or (ii) otherwise would materially impair the ability of the Company or Lucent to perform its obligations under this Agreement. No action or proceeding shall have been commenced seeking any temporary restraining order, preliminary or permanent injunction or other order from any court of competent jurisdiction or seeking any other legal restraint or prohibition preventing or materially delaying the consummation of the Merger or which would materially impair the ability of the Company or Lucent to perform its obligations under this Agreement other than any of the foregoing which shall have been dismissed with prejudice; provided that each of the parties shall have used its reasonable best efforts to prevent the entry of any such temporary restraining order, preliminary or permanent injunction or other order and to appeal as promptly as possible any of the foregoing.


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


          (d) Escrow Agreement. Each of Lucent, the Company, the Escrow Agent and the Stockholders' Representative shall have entered into the Escrow Agreement substantially in the form of Exhibit B hereto (the "Escrow Agreement").

          (e) Exchange Agency Agreement. Each of Lucent and the Exchange Agent shall have entered into the Exchange Agency Agreement to be agreed to by Lucent and the Exchange Agent.

          (f) Representation Letters. Each of the Company and Lucent shall have executed and delivered a letter of representation relating to certain tax matters substantially in the form of Exhibits C and D hereto.

          (g) Affiliate Letters. Each of the Company and its Affiliates and Lucent and its Affiliates shall have executed and delivered a letter relating to pooling of interests substantially in the form of Exhibits E and F hereto, respectively, and each such letter shall be true and correct in all respects and in full force and effect; provided that Lucent and its Affiliates may deliver a letter substantially in the form of Exhibit F hereto which covers the same period even if such letter was previously executed.

          (h) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Lucent or the Company, threatened by the SEC.

          (i) Stock Exchange Listing. The shares of Lucent Common Stock issued in accordance with the Merger and issuable upon exercise of the Adjusted Options shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          (j) Amendment to Certificate of Incorporation. The Board of Directors shall have recommended to the stockholders of the Company and a majority of the outstanding shares of the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock voting together as a single class and each of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock each voting as separate classes shall have approved an amendment to the Amended and Restated Certificate of Incorporation of the Company substantially in the form of Exhibit G. The Company shall have taken all necessary or appropriate action to cause such amendment to the Amended and Restated Certificate of Incorporation of the Company to be, and the Amended and Restated Certificate of Incorporation of the Company as so amended shall be, in full force and effect.

          6.2 Conditions Precedent to Obligations of Acquisition and Lucent. All obligations of Acquisition and Lucent under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:

          (a) Performance of Obligations; Representations and Warranties. The Company shall have performed and complied in all material respects with all agreements and


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conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing. Each of the Company's representations and warranties contained in Section 3 of this Agreement to the extent it is qualified by Material Adverse Effect or materiality and the Company's representations and warranties contained in Section 3.14 shall be true and correct and each of the Company's representations and warranties to the extent it is not so qualified by Material Adverse Effect or materiality shall be true and correct in all material respects, in each case, on and as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing, except for changes permitted by this Agreement and except to the extent that any representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be as of such earlier date. Lucent and Acquisition shall have received a certificate dated the Closing Date and signed by the Chairman, President or a Vice-President of the Company, certifying that, the conditions specified in this
Section 6.2(a) have been satisfied.

          (b) Opinion of Counsel. Lucent and Acquisition shall have received the favorable written opinion dated the Closing Date of Hale and Dorr LLP, counsel to the Company, in form satisfactory to Lucent and Acquisition.

          (c) Pooling Letter. Lucent shall have received a letter, dated as of the Closing Date, from Arthur Andersen LLP, in form and substance satisfactory to Lucent stating in substance that Arthur Andersen LLP concurs with the conclusion of the Company's management that no condition exists that would preclude the Company from being a party to a transaction that would be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

          (d) Officer and Director Terminations. In accordance with Section 1.4, each director and officer of the Company shall cease to act in such capacity.

          (e) No Material Adverse Change. There shall have been no material adverse change in the assets, business, financial condition or operations of the Company and no event or events shall have occurred that could reasonably be expected to have a Material Adverse Effect (other than as a result of (i) general economic conditions, (ii) business and economic conditions generally affecting the data networking industry, (iii) liabilities incurred in connection with this Agreement or the transactions contemplated hereby (including litigation brought or threatened against the Company or any member of its Board of Directors in respect of this Agreement), or (iv) resulting from the announcement of the transactions contemplated hereby (including loss of personnel, customers or suppliers or the delay or cancellation of orders or products)) on the Company, and Lucent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to such effect.

          (f) Consents; Waivers. The Company shall have received all necessary consents, in form and substance satisfactory to Lucent and Acquisition, from the other parties to each contract, lease or agreement to which the Company is a party, except where the failure to receive such consent would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. The Company shall have received the waivers set forth in Schedule 3.2(b) in form and substance satisfactory to Lucent.

          (g) Non-Competition Agreements and Non-Disclosure Agreements. Each of Ashley Stephenson and Jeremy Greene shall have entered into Non-Competition and Non-Disclosure Agreements with the Surviving Corporation, each substantially in the form of Exhibit H hereto, and such agreements shall be in full force and effect.

          (h) Real Property Certificate. Lucent shall have received a certificate from the Company certifying that each of the Company and its Subsidiaries has never been and is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code pursuant to Treas. Reg. Sec. 1.897-2(h) and Treas. Reg. Sec. 1.1445-2(c)(3)(i) at the Closing.

          (i) Stockholder Agreements, Registration Rights Agreements and Voting Agreements. Each of the stockholder agreements and voting agreements entered into by the Stockholders prior to the date hereof, registration rights agreements entered into by the Company and other parties thereto prior to the date hereof and other similar agreements shall have been terminated by the Company and each of the other parties thereto.

          6.3 Conditions Precedent to the Company's Obligations6.3 Conditions Precedent to the Company's Obligations. All obligations of the Company under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:

          (a) Performance of Obligations; Representations and Warranties. Acquisition and Lucent shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing. Each of the representations and warranties of Acquisition and Lucent contained in Section 4 of this Agreement to the extent it is qualified by Material Adverse Effect or materiality shall be true and correct and each of the representations and warranties of Acquisition and Lucent to the extent it is not so qualified by Material Adverse Effect or materiality shall be true and correct in all material respects, in each case, on and as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing, except for changes permitted by this Agreement and except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be as of such earlier date. The Company shall have received certificates dated the Closing Date and signed by the President or a Vice-President of Acquisition and an authorized signatory of Lucent, certifying that the conditions specified in this Section 6.3(a) have been satisfied.

          (b) Opinion of Counsel. The Company shall have received the favorable written opinions dated the Closing Date of Sidley & Austin, special counsel to Acquisition and Lucent, and internal counsel to Acquisition and Lucent, each in form satisfactory to the Company. The Company shall have received a written opinion dated the Closing Date of Hale and Dorr LLP, counsel to the Company, that the Merger should be treated, for federal income tax purposes, as a reorganization within the meaning of Section 368(a) of the Code.

          (c) Pooling Letter. The Company shall have received a letter, dated as of the Closing Date, from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Company stating in substance that PricewaterhouseCoopers LLP concurs with the conclusion of Lucent's management that no condition exists at Lucent that would preclude accounting of the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

          (d) No Material Adverse Change. There shall have been no material adverse change in the assets, business, financial condition or operations of Lucent and no event or events shall have occurred that could reasonably be expected to have a Material Adverse Effect (other than as a result of (i) general economic conditions, (ii) business and economic conditions generally affecting the data networking industry, (iii) liabilities incurred in connection with this Agreement or the transactions contemplated hereby (including litigation brought or threatened against Lucent or any member of its Board of Directors in respect of this Agreement), or (iv) resulting from the announcement of the transactions contemplated hereby (including loss of personnel, customers or suppliers or the delay or cancellation of orders or products)) on Lucent, and the Company shall have received a certificate signed on behalf of Lucent by an authorized signatory thereof.

          (e) Employment Arrangements. Lucent shall have delivered to each of Ashley Stephenson, Robert A. Steinkrauss and Jeremy Greene letters relating to their employment with the Company following the Closing Date substantially in form and substance to the letters previously delivered by Lucent to the Company.

     7.   Survival of Representation and Warranties.

          7.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement (including the schedules to the Agreement which are hereby incorporated by reference) or in any instrument delivered pursuant to this Agreement shall survive for 12 months following the Effective Time. This Section shall not limit any claim for fraud or any covenant or agreement by the parties which contemplates performance after the Effective Time.

     8.   Indemnification.

          8.1 Escrow Shares. As soon as practicable after the Closing Date, a total of 291,620 shares of Lucent Common Stock (the "Escrow Fund") shall be deposited with The Bank of New York (or another institution selected by Lucent), as escrow agent (the "Escrow Agent"), such deposit to be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Fund shall be the sole and exclusive source available to compensate Lucent for the indemnification obligations of each holder of Company Capital Stock (each, a "Stockholder" and collectively, the "Stockholders") under Section 8.2 except that Lucent may elect not to have recourse to the Escrow Fund for any claim of fraud.

          8.2 General Indemnification. (a) Subject to the limitations set forth in this Section 8, the Stockholders will indemnify and hold harmless Lucent and each Person, if any, who controls, may control or is controlled by Lucent within the meaning of the Securities Act and their

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respective officers, directors, employees, agents and advisors (each such indemnitee being referred to herein as an "Indemnified Person"), from and against any and all losses, costs, damages, liabilities, obligations, impositions, inspections, assessments, fines, deficiencies and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees (collectively, "Damages"), arising out of (i) any inaccuracy in any representation or warranty made by the Company in this Agreement or in any exhibit or schedule to this Agreement, and (ii) any breach or default by the Company of any of the covenants or agreements given or made by any of them in this Agreement or any exhibit or schedule to this Agreement.

          (b) Lucent and the Stockholders each acknowledge that such Damages, if any, would relate to unresolved contingencies existing at the Closing Date, which if resolved at the Closing Date would have led to a reduction in the total consideration that Lucent would have agreed to pay in connection with the transactions contemplated hereby.

          8.3 Damage Threshold; Damages Cap. (a) Notwithstanding anything to the contrary contained in this Agreement, solely with respect to any claim by Lucent for indemnification under Section 8.2(a)(i), Lucent may not seek indemnification with respect to any claim for Damages until the aggregate amount of all Damages for which Lucent is seeking indemnification under Section 8.2(a)(i) equals or exceeds $750,000 (the "Threshold"), whereupon Lucent shall be entitled to seek indemnification with respect to all such Damages that exceed the Threshold.

          (b) In determining the amount of any Damage for which Lucent may seek indemnification under Section 8.2(a)(i) or Section 8.2(a)(ii), any materiality standard contained in a representation, warranty or covenant shall be disregarded.

          (c) The liability of the Stockholders to Lucent for all Damages for which indemnification is provided hereunder shall not exceed the Escrow Fund.

          8.4 Escrow Period; Release of Escrow Fund. The Escrow Fund shall commence on the date hereof and terminate on the first anniversary of the Closing Date (the "Escrow Period"). On such first anniversary, all shares of Lucent Common Stock then remaining in the Escrow Fund shall be released; provided that the amount of any claim made pursuant to Section 8.5 during the Escrow Period shall be withheld and remain in the Escrow Fund pending resolution of such claim; provided further that the number of shares of Lucent Common Stock in the Escrow Fund which is necessary to satisfy any unsatisfied claims specified in any Lucent Notice theretofore delivered to the Escrow Agent prior to the termination of the Escrow Period with respect to facts and circumstances existing prior to the expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved. Any portion of the Escrow Fund for which there is no claim pursuant to this Section 8 shall be promptly distributed by the Escrow Agent to the Stockholders' Representative for distribution by the Escrow Agent to the Stockholders in accordance with each Stockholder's percentage of the Escrow Fund as set forth in the Escrow Agreement.

          8.5  Claims Upon Escrow Fund. Subject to the provisions of this
Section 8, Lucent shall make claims upon the Escrow Fund by delivering to the Escrow Agent on or before the last day of the Escrow Period of a notice signed by an authorized representative of Lucent (a "Lucent Notice") specifying in reasonable detail the individual items of Damages for which indemnification is being sought, the date each such item was paid, or properly accrued or arose and the nature of the misrepresentation, breach of warranty or claim to which such item is related. Lucent shall, concurrently with the sending of any Lucent Notice to the Escrow Agent, provide a copy of such Lucent Notice to the Stockholders' Representative. Within 20 days after the receipt of any Lucent Notice, the Stockholders' Representative, on behalf of the Stockholders, shall deliver a notice to Lucent and the Escrow Agent (a "Stockholders' Representative Notice") certifying that the Stockholders either agree with the Lucent Notice or object to the Lucent Notice. If the Stockholders agree with the Lucent Notice, the Escrow Agent shall deliver to Lucent out of the Escrow Fund, as promptly as practicable after receipt of a Stockholders' Representative Notice, the number of Shares held in the Escrow Fund having a fair market value on the Closing Date equal to such Damages. If the Stockholders' Representative objects to the Lucent Notice within the 20-day period after receipt of the Lucent Notice, Lucent and the Stockholders' Representative shall resolve such dispute in accordance with
Section 8.6. If the Stockholders' Representative fails to deliver a Stockholders' Representative Notice within such 20-day period, the Stockholders' Representative shall be deemed to have consented to the Lucent Notice and given a Stockholders' Representative Notice to Lucent and the Escrow Agent, and the Escrow Agent shall deliver to Lucent out of the Escrow Fund, as promptly as practicable after such 20-day period, the number of Shares held in the Escrow Fund having a fair market value on the Closing Date equal to such Damages.

          8.6 Objections to Claims. (a) If the Stockholders' Representative shall object to a Lucent Notice within the twenty-day period after receipt thereof, then Lucent and the Stockholders' Representative shall use their good faith efforts to resolve such dispute. If Lucent and the Stockholders' Representative resolve such dispute, the parties shall deliver a written notice to the Escrow Agent directing the delivery of the Escrow Fund based upon such resolution.

          (b) If Lucent and the Stockholders' Representative are unable to resolve such dispute within 30 days after the Stockholders' Representative objects to such Lucent Notice, either Lucent or the Stockholders' Representative may, by written notice to the other and the Escrow Agent, demand arbitration of such dispute. Any such arbitration shall be conducted by JAMS/Endispute, Inc. or such other alternative dispute service ("Arbitration Service") as shall be reasonably acceptable to Lucent and the Stockholders' Representative. The Arbitration Service shall select one arbitrator reasonably acceptable to Lucent and the Stockholders' Representative who shall be expert in the area of development and production of data networking products. The decision by the arbitrator shall be binding and conclusive and, notwithstanding any other provisions of this Section 8, the Escrow Agent shall be entitled to act in accordance with such decision and make delivery of the Escrow Fund in accordance therewith.

          (c) The arbitration shall be held in New York, New York. The costs of any such arbitration shall be borne one-half for the account of Lucent and one-half by the Stockholders (out of the Escrow Fund to the extent available). Judgment upon any award rendered by the arbitrator may be entered in any court of competent jurisdiction.

          8.7 Third-Party Claims. In the event Lucent becomes aware of a third-party claim which Lucent believes may result in a demand pursuant to this
Section 8, Lucent shall promptly notify the Stockholders' Representative of such claim, and the Stockholders' Representative shall be entitled, at the Stockholders' expense (out of the Escrow Fund to the extent available ), to participate in any defense of such claim; provided that Lucent shall control such defense, and shall have the right with the consent of the Stockholders' Representative (which consent shall not be unreasonably withheld) to settle any such claim (it being understood that no such consent of the Stockholders' Representative shall be required where the third-party claim, which Lucent proposes to settle involves the business reputation of Lucent or its Affiliates in any material adverse respect, or the possible criminal liability of Lucent or its Affiliates or any of their respective officers, directors or employees). In the event that the Stockholders' Representative has consented to any such settlement, the Stockholders shall have no power or authority to object under any provision of this Section 8 to the amount of any claim by Lucent for indemnity with respect to such settlement.

          8.8 Stockholders' Representative. (a) Robert A. Steinkrauss is hereby appointed as the representative (the "Stockholders' Representative") for and on behalf of the Stockholders to take all actions necessary or appropriate in the judgment of the Stockholders' Representative for the accomplishment of the terms of this Agreement. The holders of a majority in interest of the shares of Lucent Common Stock held in the Escrow Fund may replace the Stockholders' Representative upon not less than 10 days' prior written notice to Lucent. No bond shall be required of the Stockholders' Representative and the Stockholders' Representative shall receive no compensation for his services. Notices of communications to or from the Stockholders' Representative shall constitute notice to or from each of the Stockholders. If Robert A. Steinkrauss dies or is otherwise no longer able or willing to serve as the Stockholders' Representative, a new Stockholders' Representative shall be chosen by the Stockholders holding a majority of the shares of Lucent Common Stock issued in connection with the Merger.

          (b) The Stockholders' Representative shall not be liable for any act done or omitted in such capacity while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advise of counsel shall be conclusive evidence of such good faith. The Stockholders shall severally indemnify the Stockholders' Representative and hold him harmless against any loss, liability or expense (including any expenses of legal counsel retained by the Stockholders' Representative) incurred without gross negligence or bad faith on the part of the Stockholders' Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

          (c) Any decision, act, consent or instruction of the Stockholders' Representative shall constitute a decision of all and shall be final, binding and conclusive upon every Stockholder and the Escrow Agent and Lucent may rely upon any decision, act, consent or instruction of each and every Stockholder. The Escrow Agent and Lucent are hereby relieved from any liability to any person for acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Representative.

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     9.   Brokers' and Finders' Fees.

          9.1 Company. The Company represents and warrants to Acquisition and Lucent that, except as set forth in Schedule 9.1, no broker, investment banker or financial advisor is entitled to receive a brokerage fee, financing commission or other commission from the Company in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. The Company agrees that if the transactions contemplated by this Agreement are not consummated (other than as a result of a breach or default by Lucent or Acquisition), it shall indemnify and hold Acquisition and Lucent harmless against any and all claims, losses, liabilities, costs or expenses which may be asserted against them as a result of the Company's or any of its Affiliates' dealings, arrangements or agreements with any such Person.

          9.2 Acquisition and Lucent Acquisition and Lucent represent and warrant to the Company that no broker, investment banker or financial advisor is entitled to receive any brokerage fee, financing commission or other commission from Lucent in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. Acquisition and Lucent agree that if the transactions contemplated hereby are not consummated (other than as a result of a breach or default by the Company), they shall jointly and severally indemnify and hold the Company harmless against any and all claims, losses, liabilities, costs or expenses which may be asserted against them, as a result of Acquisition's or Lucent's or any of their respective Affiliates' dealings, arrangements or agreements with any such Person.

     10. Expenses. Lucent and the Company shall each pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger is consummated.

     11. Press Releases. Except as required by law or Lucent's listing agreement with the New York Stock Exchange, Lucent, Acquisition and the Company shall not issue any press release or otherwise make public any information with respect to this Agreement nor the transactions contemplated hereby, prior to the Closing, without the prior written consent of the other parties to this Agreement.

     12. Contents of Agreement; Parties in Interest; etc. This Agreement and the agreements, schedules and exhibits referred to or contemplated herein and the letter agreement dated January 21, 1999 concerning confidentiality (the "Confidentiality Agreement") set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and, except as set forth in this Agreement, such other agreements and the Exhibits hereto and the Confidentiality Agreement, there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement and the Confidentiality Agreement. Except for the matters set forth in the Confidentiality Agreement, any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein. All statements contained in schedules, exhibits, certificates and other instruments attached hereto shall be deemed representations and warranties (or exceptions thereto) by the Company, Acquisition or Lucent, as the case may be.

     13. Assignment and Binding Effect. This Agreement may not be assigned by either party hereto without the prior written consent of the other parties; provided, that Acquisition may assign its rights and obligations under this Agreement to any directly or indirectly wholly-owned Subsidiary of Lucent, upon written notice to the Company if the assignee shall assume the obligations of Acquisition hereunder and Lucent shall remain liable for its obligations hereunder. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     14. Termination. This Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time whether before or after the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company or the stockholders of Acquisition:

          (a) by the mutual agreement of the Boards of Directors of Acquisition and the Company and the appropriate corporate authority of Lucent;

          (b) by Lucent, Acquisition or the Company if (i) the Effective Time shall not have occurred by December 31, 1999; provided that the right to terminate this Agreement under this Section 14(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or (ii) any court of competent jurisdiction in the United States or other United States governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          (c) by the Company, in the event Lucent or Acquisition materially breaches its obligations under this Agreement, unless such breach is cured within 15 days after notice to Lucent by the Company; or

          (d) by Lucent or Acquisition, in the event the Company materially breaches its obligations under this Agreement unless such breach is cured within 15 days after notice by Lucent or Acquisition.

     15. Definitions. As used in this Agreement the terms set forth below shall have the following meanings:

          (a) "Affiliate" of a Person shall mean any other Person who (i) directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person or (ii) owns more than 7.5% of the capital stock or equity interest in such Person. "Control" means the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

                        (b) "Benefit Plan" shall mean any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding (whether or not legally binding) providing material benefits to any current or former employee, officer or director of the Company or any Subsidiary.

          (c) "Best Knowledge" in respect of (i) any representation and warranty of the Company set forth in this Agreement (other than Section 3.14) shall mean the actual and constructive knowledge of Ashley Stephenson, Robert A. Steinkrauss, Martin Meyer and Jeremy Greene to the extent such knowledge would have been obtained by due inquiry of the officers and directors of the Company and employees charged with responsibility for the particular matter which is the subject of such representation or warranty and (ii) the representations and warranties of the Company set forth in Section 3.14 shall mean the actual and constructive knowledge (to the extent such knowledge would have been obtained by the reasonable exercise of due diligence in the ordinary course of business) of the Designated Group; provided, that with respect to Patents, such term shall only mean the actual knowledge of the Designated Group.

          (d)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (e) "Designated Group" shall mean Ashley Stephenson, Robert A. Steinkrauss, Martin Meyer, Jeremy Greene, Scott Barvick and Bill Lippitt.

          (f) "Environmental Laws" shall mean all applicable federal, state, local or foreign laws, rules and regulations, orders, decrees, judgments, permits, filings and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of Hazardous Substances and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortious conduct.

          (g) "Exchange Agent" shall mean a bank or trust company designated as the exchange agent by Lucent (which designation shall be reasonably acceptable to the Company).

          (h) "Final Determination" shall mean (i) a decision of the United States Tax Court, or a decision, judgment, decree or other order by another court of competent jurisdiction, which has become final and is either no longer subject to appeal or for which a determination not to appeal has been made; (ii) a closing agreement made under Section 7121 of the Code or any comparable foreign, state, local or municipal Tax statute; (iii) any disallowance of a claim for refund or credit in respect of an overpayment of Tax unless a suit related thereto is filed on a timely basis; (iv) any final disposition by reason of the expiration of the applicable statute of limitations; or (v) the actual payment by the Company of Taxes.

          (i) "GAAP" shall mean United States generally accepted accounting principles.

          (j) "Hazardous Substances" shall mean any and all hazardous and toxic substances, wastes or materials, any pollutants, contaminants, or dangerous materials (including, but not limited to, polychlorinated biphenyls, PCBs, friable asbestos, volatile and semi-volatile organic compounds, oil, petroleum products and fractions, and any materials which include hazardous constituents or become hazardous, toxic or dangerous when their composition or state is changed), or any other similar substances or materials which are included under or regulated by any Environmental Laws.

          (k) "Indebtedness" shall mean as at any date of determination, the sum of the following items of the Company and its Subsidiaries, without duplication: (i) obligations created, issued or incurred for borrowed money, including all fees and obligations thereunder (including, without limitation, any prepayment or termination fees arising or which will arise out of the prepayment of such Indebtedness prior to its maturity and termination), (ii) obligations to pay the deferred purchase price or acquisition price of property or services, other than trade or accounts payable arising, and accrued expenses incurred, in the ordinary course of business consistent with past practice,
(iii) the face amount of all letters of credit issued for the account of the Company or its Subsidiaries and all drafts thereunder, (iv) capital lease obligations, if any, and (v) any obligation guaranteeing any Indebtedness or other obligations of any other Person (including any obligations under any keep well or support agreements).

          (l) "Liens" shall mean any mortgage, pledge, lien, security interest, conditional or installment sale agreement, encumbrance, charge or other claims of third parties of any kind.

          (m) "Material Adverse Effect" on a Person shall mean (unless otherwise specified) any condition or event that may: (a) have a material adverse effect on the assets, business, financial condition or operations of such Person and its Subsidiaries, taken as a whole; (b) materially impair the ability of the such Person to perform its obligations under this Agreement; or
(c) prevent or delay the consummation of the transactions contemplated under this Agreement.

          (n) "Permitted Liens" shall mean (a) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; (b) pledges or deposits made in the ordinary course of business; (c) Liens of mechanics, materialmen, warehousemen or other like Liens securing obligations incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; and (d) similar Liens and encumbrances which are incurred in the ordinary course of business and which do not in the aggregate materially detract from the value of such assets or properties or materially impair the use thereof in the operation of such business.

          (o) "Person" shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, association or entity or government agency or authority.

          (p) "reasonable best efforts" shall mean prompt, substantial and persistent efforts as a prudent Person desirous of achieving a result would use in similar circumstances; provided that the Company, Lucent or Acquisition, as applicable, shall be required to expend only such resources as are commercially reasonable in the applicable circumstances.

          (q) "Subsidiary" of a Person shall mean any corporation, partnership, joint venture or other entity in which such Person (a) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (b) is a general partner.

          (r) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean any federal, state, local, municipal or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, tariff levy, import, governmental fee or other like assessment or charge, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority.

          (s) "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     16. Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 16) or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

          If to Acquisition or Lucent:

          Lucent Technologies Inc.
          c/o Data Networking Systems
          211 Mount Airy Road
          Basking Ridge, New Jersey 07920-2332
          Att:  President - Data Networking

          with copies to:

          Lucent Technologies Inc.
          c/o Data Networking Systems
          211 Mount Airy Road
          Basking Ridge, New Jersey 07920-2332
          Att:  General Counsel - Data Networking

          If to the Company:

          Xedia Corporation
          50 Nagog Park
          Acton, MA  01720
          Attn:  President

          with a copy to:

          Hale and Dorr LLP
          60 State Street
          Boston, Massachusetts  02109
          Attn:  Paul P. Brountas, Esq.

or to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

     17. Amendment. This Agreement may be amended, modified or supplemented at any time prior to the Effective Time by the respective Boards of Directors of the parties hereto notwithstanding the approval hereof by the stockholders of the Company or the stockholders of Acquisition, as applicable, except as provided in Section 251(d) of the DGCL. Any amendment, modification or revision of this Agreement and any waiver of compliance or consent with respect hereto shall be effective only if in a written instrument executed by the parties hereto.

     18. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York as applied to contracts made and fully performed in such state, except insofar as the DGCL shall be mandatorily applicable to the Merger and the rights of the stockholders of the Company in connection therewith.

     19. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person.

     20. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Agreement shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

     21. Section Headings. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

     22. Schedules and Exhibits. All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

     23. Extensions. At any time prior to the Effective Time, any party may by corporate action, extend the time for compliance by or waive performance of any representation, warranty, condition or obligation of any other party.

     24. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and the Company, Acquisition and Lucent may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.


                  [Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.

                              LUCENT TECHNOLOGIES INC.



                              By: /s/ HARRY J. CARR
                                 ---------------------------------
                                 Name: Harry J. Carr
                                 Title: Vice President




                              XYLOPHONE ACQUISITION INC.



                              By: /s/ HARRY J. CARR
                                 ---------------------------------
                                 Name: Harry J. Carr
                                 Title: Vice President




                              XEDIA CORPORATION



                              By: /s/ R. ASHLEY STEPHENSON
                                 ---------------------------------
                                 Name: R. Ashley Stephenson
                                 Title: Chairman

                            GLOSSARY OF DEFINED TERMS

Defined Term                                                        Location of Definition
------------                                                        ----------------------

Acquisition.................................................................... Preamble
Acquisition Common Stock ...................................................... Recitals
Acquisition Proposal........................................................... Section 5.4
Adjusted Option................................................................ Section 5.6
Affiliate...................................................................... Section 15(a)
Agreement...................................................................... Preamble
Authorizations................................................................. Section 3.13(b)
Balance Sheet.................................................................. Section 3.5(a)
Benefit Plan................................................................... Section 15(b)
Best Knowledge................................................................. Section 15(c)
Certificate of Merger.......................................................... Section 1.1(b)
Certificates................................................................... Section 1.9(b)
Closing........................................................................ Section 1.1(b)
Closing Date................................................................... Section 1.1(b)
Code........................................................................... Section 15(d)
Common Shares.................................................................. Section 3.2(a)
Common Stock Exchange Ratio.................................................... Section 1.5(c)
Common Stock Warrant Exchange Ratio............................................ Section 5.6(f)
Commonly Controlled Entity..................................................... Section 3.16(a)
Company........................................................................ Preamble
Company Capital Stock.......................................................... Recitals
Company Common Stock........................................................... Recitals
Company Preferred Stock........................................................ Recitals
Company Stock Options.......................................................... Section 5.6(a)
Company Stock Plan............................................................. Section 5.6(a)
Confidentiality Agreement...................................................... Section 12
DGCL........................................................................... Recitals
Designated Group............................................................... Section 15(c)
Effective Time................................................................. Section 1.1(b)
Environmental Laws............................................................. Section 15(f)
ERISA.......................................................................... Section 3.16(a)
Exchange Act................................................................... Section 4.3(c)
Exchange Agent................................................................. Section 15(g)
Exchange Fund.................................................................. Section 1.9
Exchange Ratio................................................................. Section 1.5(c)
Executive Employees............................................................ Section 3.17(a)
Final Determination............................................................ Section 15(h)
Financial Statements........................................................... Section 3.5(a)
GAAP........................................................................... Section 15(i)
Hazardous Substances........................................................... Section 15(j)
Immaterial Authorizations...................................................... Section 3.13(b)
Indebtedness................................................................... Section 15(k)

Intellectual Property Rights................................................... Section 3.14(a)
IRS............................................................................ Section 3.15(c)
Laws........................................................................... Section 3.13(a)
Liens.......................................................................... Section 15(l)
Lucent......................................................................... Preamble
Lucent Common Stock............................................................ Section 4.2
Lucent Authorized Preferred Stock.............................................. Section 4.2
Lucent SEC Documents........................................................... Section 4.5(a)
Material Adverse Effect........................................................ Section 15(m)
Merger......................................................................... Recitals
NYSE........................................................................... Section 1.8
Outstanding Common Shares...................................................... Section 3.2(a)
Pension Plans.................................................................. Section 3.16(a)
Permitted Liens................................................................ Section 15(n)
Person......................................................................... Section 15(o)
Plans.......................................................................... Section 3.16(a)
Preferred Shares............................................................... Section 3.2(a)
Reasonable Best Efforts........................................................ Section 15(p)
Registration Statement......................................................... Section 3.33
Reserved Common Shares......................................................... Section 3.2(a)
Right.......................................................................... Section 1.5(c)
SEC............................................................................ Section 3.32
Securities Act................................................................. Section 3.33
Series A Exchange Ratio........................................................ Section 1.5(c)
Series A Preferred Stock....................................................... Recitals
Series B Exchange Ratio........................................................ Section 1.5(c)
Series B Preferred Stock....................................................... Recitals
Series C Exchange Ratio........................................................ Section 1.5(c)
Series C Preferred Stock....................................................... Recitals
Series D Exchange Ratio........................................................ Section 1.5(c)
Series D Preferred Stock....................................................... Recitals
Series E Exchange Ratio........................................................ Section 1.5(c)
Series E Preferred Stock....................................................... Recitals
Series E Warrant Exchange Ratio................................................ Section 5.6(f)
Shares......................................................................... Section 3.2(a)
Stockholder.................................................................... Section 8.1
Stockholders' Representative................................................... Section 8.8
Stockholders' Representative Notice............................................ Section 8.5
Subsidiary..................................................................... Section 15(q)
Supplemental Financial Information............................................. Section 5.3(c)
Surviving Corporation.......................................................... Section 1.1(a)
Tax............................................................................ Section 15(r)
Tax Return..................................................................... Section 15(s)
Warrant........................................................................ Section 5.6(f)
Warrant Exchange Ratios........................................................ Section 5.6(f)
Welfare Plans.................................................................. Section 3.16(a)

                                                                         ANNEX B


                           PROPOSED AMENDMENT TO THE
                     CERTIFICATE OF INCORPORATION OF XEDIA


The following is the text of Section 2(c) of Part B of Article FOURTH of the certificate of incorporation, as proposed to be amended:

     "(c) For purposes of this Section 2, a consolidation or merger of the Corporation with or into another corporation or entity in a transaction involving the disposition of more than 50% of the voting power of the Corporation, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation."

                                                                         ANNEX C



               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW


Section 262. Appraisal rights

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

          b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

          c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

          d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX D



                  OPINION OF MORGAN STANLEY & CO. INCORPORATED



                                                                 August 12, 1999




Board of Directors
Xedia Corporation
50 Nagog Park
Acton, MA 01720

Members of the Board:

We understand that Xedia Corporation ("Xedia" or the "Company"), Lucent Technologies Inc. ("Lucent") and Xylophone Acquisition Inc., a wholly-owned subsidiary of Lucent ("Acquisition Sub"), have entered into an Agreement and Plan of Merger, dated August 12, 1999 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into Xedia. Pursuant to the Merger, Xedia will become a wholly owned subsidiary of Lucent and each outstanding share of common stock, par value $0.005 per share, of Xedia (the "Common Stock"), and each outstanding share of Series A, Series B, Series C, Series D and Series E Convertible Preferred Stock, par value $0.01 per share, of Xedia (collectively, "Preferred Stock" and together with the Common Stock, the "Equity"), other than shares held in treasury or held by Lucent or any affiliate of Lucent or as to which dissenters' rights have been perfected, shall be converted into the right to receive a certain number of shares of common stock, par value $0.01 per share, of Lucent (the "Lucent Common Stock"), and the corresponding percentage right to purchase shares of junior preferred stock, par value $1.00 per share, of Lucent, each as determined pursuant to certain formulas set forth in the Merger Agreement (collectively, the "Consideration"). The terms and conditions of the Merger, including any escrow required for indemnification obligations, are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received in the aggregate by the holders of shares of the Equity pursuant to the Agreement is fair from a financial point of view to such holders.

For purposes of the opinion set forth herein, we have:

      (i) reviewed certain internal financial statements and other financial and operating data concerning Xedia prepared by the management of the Company;

      (ii) reviewed certain financial projections prepared by the management of the Company;

      (iii) discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Company;

      (iv) compared the financial performance of the Company with that of certain comparable publicly-traded companies and their securities;

      (v) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

      (vi) reviewed certain publicly-available financial statements and other information of Lucent;

      (vii) discussed the past and current operations and financial condition and the prospects of Lucent with representatives of Lucent;

      (viii) analyzed the pro forma impact of the Merger on Lucent's earnings per share and other financial ratios;

      (ix) reviewed the reported prices and trading activity for Lucent Common Stock;

      (x) discussed with representatives of Lucent certain publicly available research analyst projections for Lucent;

      (xi) compared the financial performance and prices and trading activity of Lucent Common Stock with that of certain other comparable publicly-traded companies and their securities;

      (xii) participated in discussions and negotiations among representatives of Xedia and Lucent and their financial and legal advisors;

      (xiii) reviewed the Agreement and certain related documents; and

      (xiv) performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have relied upon the assessment by the management of Xedia and Lucent of their ability to retain key employees of Xedia. We have also relied upon, without independent verification, the assessment by the management of Xedia of the Company's technologies and products, the timing and risks associated with the integration of Xedia with Lucent and the validity of, and risks associated with, the Company's existing and future products and technologies. As you are aware, Lucent did not make available its forecasts of future financial performance. Instead, for purposes of our analysis, we have relied with your consent on the estimates of certain research analysts for Lucent. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Agreement, including, among other things, that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles and the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. We note that the capital structure of the Company is comprised of the Common Stock and the Series A, Series B, Series C, Series D and Series E Convertible Preferred Stock, and we express no opinion as to the fairness of the Consideration to be received among the various classes or series of stock. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financing services for Lucent and have received fees for the rendering of these services.

It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that our opinion may be referenced or described in any document required to be filed in connection with the Merger with the Securities and Exchange Commission or to be sent to shareholders pursuant to the Delaware General Corporation Law. In addition, this opinion does not in any manner address the prices at which Lucent Common Stock will trade following the consummation of the Merger and we express no opinion and make no recommendation as to how the holders of Xedia Equity should vote at the stockholders' meeting held in connection with the Merger.

Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received in the aggregate by the holders of the shares of the Equity pursuant to the Agreement is fair from a financial point of view to such holders.


     Very truly yours,


     MORGAN STANLEY & CO. INCORPORATED



     By:  /s/ James M. Head
          --------------------------
          James M. Head
          Vice President

                                                                         ANNEX E


                                VOTING AGREEMENT

     This Voting Agreement ("Agreement"), dated as of August 12, 1999, is made by and among Lucent Technologies Inc. ("Lucent"), a Delaware corporation, Xylophone Acquisition Inc., a Delaware corporation ("Acquisition"), and each of the undersigned holders of shares of capital stock (each, a "Stockholder" and collectively, the "Stockholders") of Xedia Corporation, a Delaware corporation (the "Company").

                             PRELIMINARY STATEMENTS

     Lucent has made an offer to purchase all the outstanding shares of capital stock of the Company pursuant to which each such share shall be converted into the right to receive the number of shares of common stock, par value $.01 per share, of Lucent (including the corresponding percentage right to purchase shares of junior preferred stock, par value $1.00 per share, pursuant to the Rights Agreement dated as of April 4, 1996 between Lucent and First Chicago Trust Company of New York, as Rights Agent) set forth in Schedule A attached hereto (the "Lucent Offer").

     A competing proposal to purchase all the outstanding shares of capital stock of the Company has been made by a third party, a copy of which has previously been provided to each Stockholder.

     The Board of Directors of the Company has approved the terms of the Lucent Offer and the Agreement and Plan of Merger dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement") among the Company, Lucent and Acquisition, providing for the merger of Acquisition with and into the Company, with the Company being the surviving corporation (the "Merger"), which Merger is subject to the approval of the holders of shares of capital stock of the Company as provided in the Merger Agreement, Delaware General Corporation Law, as amended, and the Company's Certificate of Incorporation, as amended.

     The Stockholders own (a) the shares of the Company common stock, par value $.005 per share (the "Company Common Stock"), set forth opposite their respective names on Exhibit A hereto; (b) the shares of the Company Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), set forth opposite their respective names on Exhibit B hereto; (c) the shares of the Company Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), set forth opposite their respective names on Exhibit C hereto; (d) the shares of the Company Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), set forth opposite their respective names on Exhibit D hereto; (e) the shares of the Company Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Preferred Stock"), set forth opposite their respective names on Exhibit E hereto; and/or (f) the shares of the Company Series E Convertible Preferred Stock, par value $.01 per share (the "Series E Preferred Stock"), set forth opposite their respective names on Exhibit F hereto (the Company Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series

C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are collectively referred to herein as the "Company Capital Stock"). As used herein, the term "Shares" includes all shares of such Company Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock as to which each Stockholder (at any time prior to the termination of this Agreement) is the beneficial owner or is otherwise able to direct the voting thereof and all securities issued or exchanges with respect to any such Shares upon any reclassification, recapitalization, reorganization, merger, consolidation, spin-off, stock split, combination, stock or other dividend or any other change in the Company's capital structure.

     To induce Lucent and Acquisition to enter into the Merger Agreement, each Stockholder has agreed, upon the terms and subject to the conditions set forth herein, in his capacity as a stockholder of the Company, to vote his or her Shares in favor of the Merger Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

     1. Stockholders' Representations and Warranties. Each Stockholder, as to itself only, represents and warrants to Lucent and Acquisition that:

          (a) such Stockholder owns the Shares set forth on Exhibits A, B, C, D, E and/or F hereto, as the case may be, free and clear of any mortgage, pledge, lien, security interest, claim, restriction on voting or otherwise or other encumbrance.

          (b) such Stockholder has the right to vote such Shares free of any mortgage, pledge, lien, security interest, claim, restriction on voting or otherwise or other encumbrance (other than any general fiduciary obligation imposed by law).

     2. No Voting Trusts. Each Stockholder hereby revokes any and all proxies and voting instructions with respect to the Shares previously given by such Stockholder and such Stockholder agrees that it will not grant or give any other proxies or voting instructions with respect to the voting of the Shares, enter into any voting trust or other arrangement or agreement with respect to the voting of the Shares (and if given or executed, such proxies, voting instructions, voting trust or other arrangement or agreement shall not be effective) in matters which directly relate to the Merger.

     3.   Agreements with Respect to the Shares.

          (a)  Each Stockholder agrees during the term of this Agreement:

               (i) to vote the Shares, to the extent entitled to vote, (x) in favor of the approval of the Merger Agreement and the Merger, at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof and (y) with respect to all other proposals submitted to the stockholders of the Company which directly relate to the Merger, in such manner as Acquisition or Lucent may direct; provided, that this clause (y) shall not be construed to require any action which would contravene paragraph 47c of APB 16 and its relevant interpretations; and

               (ii) not to solicit, encourage or recommend to other stockholders of the Company that (w) they vote their shares of Company Capital Stock or any such other securities in any contrary manner, (x) they not vote their shares of Company Capital Stock at all, (y) they tender, exchange or otherwise dispose of their shares of Company Capital Stock pursuant to a Competing Transaction, as hereinafter defined, or (z) they attempt to exercise any statutory appraisal or other similar rights they may have; provided, that this clause (ii) shall not be construed to require any action which would contravene paragraph 47c of APB 16 and its relevant interpretations.

          (b) Except with the prior written consent of Lucent or Acquisition, during the term of this Agreement, each Stockholder agrees that such Stockholder will not, and shall use its reasonable best efforts not to permit any employee, attorney, accountant, investment banker or other agent or representative of such Stockholder to initiate, solicit, negotiate or encourage any Competing Transaction.

          (c) For purposes of this Agreement, a "Competing Transaction" shall mean a transaction of any kind (including, without limitation, a merger, consolidation, share exchange, reclassification, reorganization, recapitalization, sale or encumbrance of substantially all the assets of the Company outside the ordinary course of business, or sale or exchange by stockholders of the Company of all or substantially all the shares of Company Capital Stock) proposed by any person(s) in lieu of or in opposition to the Merger Agreement and the Merger.

     4. Proxies. In furtherance of the foregoing, each Stockholder is granting to Richard Godfrey, a Vice President of Acquisition, Jean Rankin, Secretary of Acquisition and/or Janet O'Rourke, an Assistant Secretary of Acquisition, or to his or her designee(s), irrevocable proxies and powers of attorney (which may be in the form annexed hereto or such other form consistent with the terms hereof and thereof as Lucent or Acquisition may specify) to vote the Shares, to the extent such Shares are entitled to vote, and hereby specifically agrees not to revoke such proxies granted under any circumstances:

               (a) at any and all meetings of stockholders of the Company, notice of which meetings are given prior to the due and proper termination of this Agreement, with respect to matters presented to the Company's stockholders for vote which directly relate to the Merger or the Merger Agreement or the approval of either thereof; or

               (b) with respect to actions to be taken by written consent of the stockholders of the Company which directly relate to or affect any of the foregoing, and which consent is solicited prior to the due and proper termination of this Agreement.

     5. Limitation on Sales. During the term of this Agreement, except pursuant to the Merger, each Stockholder agrees not to sell, assign, transfer, loan, tender, pledge, hypothecate, exchange, encumber or otherwise dispose of, or issue an option or call with respect to, any of the Shares, or impair such Stockholder's Shares; provided, that any Stockholder may sell or otherwise dispose of any of his or her Shares provided that the transferee of such Shares agrees to be bound by and subject to the terms and conditions of this Agreement.


     6. Specific Performance. Each Stockholder acknowledges that it will be impossible to measure in money the damage to Lucent or Acquisition if the Stockholder fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, neither Lucent nor Acquisition will have an adequate remedy at law or in damages. Accordingly, each Stockholder agrees that injunctive relief or any other equitable remedy, in addition to any remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of any such remedy on the basis that Lucent or Acquisition has an adequate remedy at law. Each Stockholder agrees not to seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Lucent or Acquisition seeking or obtaining such equitable relief.

     7. Reasonable Efforts. Each Stockholder will use all reasonable efforts to cause to be satisfied the conditions to the obligations of the Company to effect the Closing under the Merger Agreement.

     8. Publicity. Each Stockholder agrees that, from the date hereof through the Closing Date, such Stockholder shall not issue any public release or announcement concerning the transactions contemplated by this Agreement and the Merger Agreement without the prior consent of Lucent, except as such release or announcement may, in the opinion of such Stockholder's counsel, be required by applicable law, in which case such Stockholder shall allow Lucent reasonable time to comment on such release or announcement in advance of such issuance.

     9.   Term of Agreement, Termination.

               (a) The term of this Agreement shall commence on the date hereof and shall terminate upon the earlier to occur of (i) the Effective Time of the Merger (as defined in the Merger Agreement) and (ii) the due and proper termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder.

               (b) The obligations of the Stockholders set forth in this Agreement shall not be effective or binding upon any Stockholder until after such time as the Merger Agreement is executed and delivered by Lucent, Acquisition and the Company.

     10.  Miscellaneous.

               (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter of this Agreement.

               (b) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next business day after the same is sent, if delivered personally or sent by telecopy or overnight delivery, or five calendar days after the same is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, as set forth below, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

                   If to Acquisition or Lucent:

                   Lucent Technologies Inc.
                   c/o Data Networking Systems
                   211 Mount Airy Road
                   Basking Ridge, New Jersey 07920-2332
                   Att: President - Data Networking

                   with a copy to:

                   Lucent Technologies Inc.
                   c/o Data Networking Systems
                   211 Mount Airy Road
                   Basking Ridge, New Jersey 07920-2332
                   Attn:  General Counsel - Data Networking

                   If to a Stockholder, to the
                   address set forth below such
                   Stockholder's name on Exhibits
                   A, B, C, D, E and/or F hereto,
                   with copies to:

                   Hale and Dorr LLP
                   60 State Street
                   Boston, Massachusetts 02109
                   Attention: Paul P. Brountas, Esq.

               (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts made and fully performed in such state without giving effect to the principles of conflict of laws thereof and except insofar as the Delaware General Corporation Law, as amended, shall be mandatorily applicable to the Merger and the rights of the Stockholders of the Company in connection therewith.

               (d) Rules of Construction. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine or feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive.

               (e) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties to this Agreement and their legal successors-in-interest, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

               (f) Counterparts. This Agreement may be executed in one or more counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts together shall constitute but one instrument.

               (g) Assignment. No party hereto shall assign its rights and obligations under this Agreement or any part thereof, nor shall any party assign or delegate any of its rights or duties hereunder without the prior written consent of the other party, and any assignment made without such consent shall be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               (h) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

               (i) Extension; Waiver. Any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any of the other parties to this Agreement or waive compliance by any other party with any of the agreements or conditions contained herein or any breach thereof. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

               (j) Severability. The provisions of this Agreement are severable and, if any thereof are invalid or unenforceable in any jurisdiction, the same and the other provisions hereof shall not be rendered otherwise invalid or unenforceable.

               (k) Fiduciary Duty as Director. The parties hereto acknowledge and agree that each Stockholder's obligations hereunder are solely in his capacity as a stockholder of the Company, and that none of the provisions herein set forth shall be deemed to restrict or limit any fiduciary duty any of the undersigned or any of their respective affiliates may have as a member of the Board of Directors of the Company, as an executive officer of the Company, or otherwise as a fiduciary to any person (other than any of the stockholders of the Company) resulting from any circumstances other than as a stockholder of the Company; provided that, no such duty shall excuse the Stockholder from his obligations as a stockholder of the Company to vote the Shares, to the extent that they may be so voted, or otherwise perform any obligation as herein provided and to otherwise comply with the terms and conditions of this Agreement.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Voting Agreement on the date first above written.

                                  STOCKHOLDERS:

                                  ----------------------------------

                                  LUCENT TECHNOLOGIES INC.

                                  By: /s/ HARRY J. CARR
                                      ------------------------------
                                      Name: Harry J. Carr
                                      Title: Vice President


                                  XYLOPHONE ACQUISITION INC.


                                  By: /s/ HARRY J. CARR
                                      ------------------------------
                                      Name: Harry J. Carr
                                      Title: Vice President


Acknowledged and Agreed to by:

XEDIA CORPORATION


By: /s/ R. ASHLEY STEPHENSON
    ----------------------------
    Name: R. Ashley Stephenson
    Title: Chairman

                                   SCHEDULE A

Subject to the provisions of Sections 1.6 and 1.8 of the Merger Agreement, each share of Company Capital Stock issued and outstanding immediately prior to the effective time of the Merger (other than (i) shares canceled in accordance with Section 1.5(b) of the Merger Agreement and (ii) dissenting shares) shall be converted into (A) in the case of each share of Common Stock, 0.216997 (such number as adjusted in accordance with Section 1.6 of the Merger Agreement ), (B) in the case of each share of Series A Preferred Stock, 0.433994 (such number as adjusted in accordance with Section 1.6 of the Merger Agreement), (C) in the case of each share of Series B Preferred Stock, 0.433994 (such number as adjusted in accordance with Section 1.6 of the Merger Agreement), (D) in the case of each share of Series C Preferred Stock, 0.647694 (such number as adjusted in accordance with Section 1.6 of the Merger Agreement), (E) in the case of each share of Series D Preferred Stock, 0.433994 (such number as adjusted in accordance with Section 1.6 of the Merger Agreement) and (F) in the case of each share of Series E Preferred Stock, 0.216997 (such number as adjusted in accordance with Section 1.6 of the Merger Agreement) of a validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of Lucent, including the corresponding percentage right to purchase shares of junior preferred stock, par value $1.00 per share, pursuant to the Rights Agreement dated as of April 4, 1996 between Lucent and First Chicago Trust Company of New York, as Rights Agent.

                                     FORM OF
                     IRREVOCABLE PROXY AND POWER OF ATTORNEY


          The undersigned hereby appoints Richard Godfrey, a Vice President of Xylophone Acquisition Inc., a Delaware corporation ("Acquisition"), Jean Rankin, Secretary of Acquisition and/or Janet O'Rourke, an Assistant Secretary of Acquisition, as the undersigned's attorney-in-fact and proxy, with full power of substitution, for and in the undersigned's name, to vote, express consent or disapproval, or otherwise act in such manner (including pursuant to written consent, but excluding the right to assert, perfect and prosecute dissenters' rights of appraisal) and upon such matters as Richard Godfrey, Jean Rankin and/or Janet O'Rourke or their respective proxies or substitutes shall, in their sole discretion, deem proper with respect to all of the shares of Company Common Stock, par value $.005 per share, Series A Convertible Preferred Stock, par value $.01 per share, Series B Convertible Preferred Stock, par value $.01 per share, Series C Convertible Preferred Stock, par value $.01 per share, Series D Convertible Preferred Stock, par value $.01 per share, and/or Series E Convertible Preferred Stock, par value $.01 per share, of Xedia Corporation, a Delaware corporation (the "Company"), owned of record by the undersigned.

     The proxy granted hereby shall be irrevocable and may be exercised at any meeting of stockholders notice of which is given or in respect of any written consent which is solicited prior to the due and proper termination of, and subject to and in accordance with the terms and conditions of, the Voting Agreement, dated of even date herewith, among the undersigned, Lucent Technologies Inc., Acquisition and the stockholders of the Company signatory thereto. This proxy is coupled with an interest sufficient in law to support such proxy.



Dated:  August 12, 1999




          ------------------------------
          Name:

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The registrant's Certificate of Incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law, for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision shall eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

     While the registrant's Certificate of Incorporation provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the registrant's Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     The registrant's Certificate of Incorporation provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the registrant to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than said law permitted the registrant to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the registrant pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Delaware General Corporation Law. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the registrant's Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the registrant thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

     The registrant's Certificate of Incorporation also specifically authorizes the registrant to maintain insurance and to grant similar indemnification rights to employees or agents of the registrant. The directors and officers of the registrant are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  See Exhibit Index.

     (b)  Not applicable.

     (c) Opinion of Morgan Stanley & Co. Incorporated, attached as Annex D to the proxy statement/prospectus which is part of this registration statement on Form S-4.

ITEM 22. UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  The undersigned registrant hereby undertakes as follows:

          (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Murray Hill, New Jersey, on September 24, 1999.

                                  LUCENT TECHNOLOGIES INC.
                                  (Registrant)


                                  By: /s/ Donald K. Peterson
                                      ---------------------------------------
                                      Name:  Donald K. Peterson
                                      Title:  Executive Vice President and
                                                  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:                                          #
                                                                      #
Richard A. McGinn                 Chairman of the Board and           #
                                  Chief Executive Officer             #
                                                                      #
PRINCIPAL FINANCIAL OFFICER:                                          #
                                                                      #
Donald K. Peterson                Executive Vice President and        #
                                  Chief Financial Officer             #
                                                                      ######      By:  /s/ Donald K. Peterson
PRINCIPAL ACCOUNTING                                                  #                ----------------------
OFFICER:                                                              #                (Donald K. Peterson,
                                                                      #                attorney-in-fact)*
James S. Lusk                     Vice President and Controller       #
                                                                      #
DIRECTORS:                                                            #           * by power of attorney
                                                                      #
Paul A. Allaire                                                       #
Carla A. Hills                                                        #           Date:    September 24, 1999
Drew Lewis                                                            #
Richard A. McGinn                                                     #
Paul H. O'Neill                                                       #
Donald S. Perkins                                                     #
Henry B. Schacht                                                      #
Franklin A. Thomas                                                    #
John A. Young                                                         #
                                                                      #
                                                                      #

EXHIBIT INDEX

EXHIBIT
NUMBER                                DESCRIPTION

2.1** Agreement and Plan of Merger dated as of August 12, 1999 by and among the registrant, Xylophone Acquisition Inc. and Xedia Corporation (included as Annex A to the proxy statement/prospectus which is part of this registration statement on Form S-4).

4.1* Provisions of the Certificate of Incorporation of the registrant, as amended effective February 17, 1999, that define the rights of security holders of the registrant (incorporated by reference to Exhibit (3)(i) to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

4.2* Provisions of the By-Laws of the registrant, as amended effective February 17, 1999, that define the rights of security holders of the registrant (incorporated by reference to Exhibit (3)(ii) to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

4.3* Rights Agreement between the registrant and The Bank of New York (successor to First Chicago Trust Company of New York), as rights agent, dated as of April 4, 1996 (incorporated by reference to Exhibit 4.2 to Registration Statement (No. 333-00703) on Form S-1).

4.4* Amendment to Rights Agreement between the registrant and The Bank of New York (successor to First Chicago Trust Company of New
               York), dated as of February 18, 1998 (incorporated by reference to Exhibit (10)(i)5 to the registrant's Annual Report on Form 10-K for the period ended September 30, 1998).

4.5* Indenture dated as of April 1, 1996 between the registrant and The Bank of New York, as trustee (incorporated by reference to Exhibit 4A to Registration Statement (No. 333-01223) on Form S-3).

4.6 Other instruments in addition to Exhibit 4.5 which define the rights of holders of long term debt of the registrant and all of its consolidated subsidiaries are not filed herewith pursuant to Regulation S-K, Item 601(b)(4)(iii)(A). Pursuant to this regulation, the registrant hereby agrees to furnish a copy of any such instrument to the Commission upon request.

5.1 Opinion of Pamela F. Craven, Vice President -- Law and Secretary of the registrant, as to the legality of the securities to be issued.

8.1 Opinion of Hale and Dorr LLP as to certain United States federal income tax consequences of the merger.

10.1 Voting Agreement dated as of August 12, 1999 by and between the registrant, Xylophone Acquisition Inc. and certain stockholders of Xedia Corporation (included as Annex E to the proxy statement/prospectus which is a part of this registration statement on Form S-4).

23.1 Consent of Pamela F. Craven, Vice President -- Law and Secretary of the registrant (included as part of Exhibit 5.1 to this registration statement).
23.2           Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.3           Consent of Arthur Andersen LLP, Independent Accountants.
23.4 Consent of Hale and Dorr LLP (included as part of Exhibit 8.1 to this registration statement).
23.5           Consent of Morgan Stanley & Co. Incorporated.
24.1           Powers of Attorney.
99.1           Form of Proxy to be mailed to holders of Xedia stock.
99.2 Opinion of Morgan Stanley & Co. Incorporated (included as Annex D to the proxy statement/prospectus which is a part of this registration statement on Form S-4).

---------------
* Incorporated herein by reference.

**The registrant hereby agrees to furnish supplementally a copy of any omitted schedules to this agreement to the Securities and Exchange Commission upon its request.